UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549 SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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SCIENTIFIC GAMES CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April     , 2011

Dear Stockholder:

        You are cordially invited to attend the annual meeting of stockholders of Scientific Games Corporation to be held at 10:30 a.m. on Tuesday, June 7, 2011, at our executive offices located at 750 Lexington Avenue, 19th Floor, New York, New York.

        The agenda of this year's annual meeting includes the following items:

Agenda Item	Board Recommendation
Election of directors	FOR
Ratification of our independent auditor, Deloitte & Touche LLP	FOR
Approval of a value-for-value stock option exchange program	FOR
Approval of an amendment and restatement of our 2003 Incentive Compensation Plan	FOR
Advisory approval of the compensation of our named executive officers	FOR
Advisory approval of the frequency of future advisory votes on the compensation of our named executive officers	THREE YEARS

        These matters are described in detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

        Whether you plan to attend in person or not, we encourage you to vote your shares so that they are represented at the annual meeting.

        We look forward to seeing you at the annual meeting.

Sincerely,

A. Lorne Weil Chairman and Chief Executive Officer

SCIENTIFIC GAMES CORPORATION
750 Lexington Avenue, 25th Floor
New York, New York 10022

 NOTICE OF ANNUAL MEETING
OF STOCKHOLDERS

        Notice is hereby given that the annual meeting of stockholders of Scientific Games Corporation (the "Company") will be held at 10:30 a.m. on Tuesday, June 7, 2011, at the executive offices of the Company, 750 Lexington Avenue, 19th Floor, New York, New York, for the following purposes:

  1.
  To elect 11 members of the Board of Directors to serve for the ensuing year and until their respective successors are duly elected and qualified.

  2.
  To ratify the appointment of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2011.

  3.
  To approve an offer to exchange on a value-for-value basis certain stock options held by the Company's employees and directors for a lesser number of restricted stock units (and requisite amendments to the Company's 2003 Incentive Compensation Plan).

  4.
  To approve an amendment and restatement of the Company's 2003 Incentive Compensation Plan.

  5.
  To approve, on an advisory basis, the compensation of the Company's named executive officers.

  6.
  To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers.

  7.
  To consider and act upon any other matter that may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on April 15, 2011 are entitled to receive notice of and to vote at the meeting and any adjournment thereof. A list of the holders will be open to the examination of stockholders for ten days prior to the date of the meeting, between the hours of 9:00 a.m. and 5:00 p.m., at the office of the Secretary of the Company at 750 Lexington Avenue, 25th Floor, New York, New York, and will be available for inspection at the meeting itself.

        To obtain directions to attend the meeting and vote in person, please telephone the Company at (212) 754-2233.

        Whether you plan to be personally present at the meeting or not, we encourage you to submit your vote by proxy as soon as possible.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Stockholders to be Held on June 7, 2011:

The Proxy Statement and 2010 Annual Report will be available
on or about April       , 2011 through the Investor Information link on our website at
www.scientificgames.com or through www.proxyvote.com

                      By Order of the Board of Directors

                      Ira H. Raphaelson
                       Vice President, General Counsel and Secretary

Dated: April       , 2011

i

SCIENTIFIC GAMES CORPORATION
750 Lexington Avenue, 25th Floor
New York, New York 10022

PRELIMINARY PROXY STATEMENT

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board") of Scientific Games Corporation ("Scientific Games," the "Company," "we" or "us") of proxies to be voted at the annual meeting of stockholders to be held at 10:30 a.m. on Tuesday, June 7, 2011, at our executive offices, 750 Lexington Avenue, 19th Floor, New York, New York, and any adjournment or postponement of the meeting, for the purposes set forth in the Notice of Annual Meeting of Stockholders.

Notice and Access to Proxy Materials

        We expect our proxy materials, including this Proxy Statement and our 2010 Annual Report, to be made available to stockholders on or about April     , 2011 through the Investor Information link on our website at www.scientificgames.com or through www.proxyvote.com. In accordance with the rules of the Securities and Exchange Commission ("SEC"), most stockholders will not receive printed copies of these proxy materials unless they request them. Instead, most stockholders will receive by mail a "Notice Regarding the Availability of Proxy Materials" that contains instructions as to how they can view our materials online, request copies be sent to them by mail or electronically by email and as to how they can vote online (the "Notice").

Stockholders Entitled to Vote

        All stockholders of record at the close of business on April 15, 2011 are entitled to vote at the meeting. At the close of business on April 15, 2011, a total of                        shares of common stock were outstanding. Each share is entitled to one vote on all matters that properly come before the meeting.

Voting Procedures

        You can vote your shares by proxy without attending the meeting. You may vote your shares by proxy over the Internet by following the instructions provided in the Notice, or, if you receive printed proxy materials, you can also vote by mail or telephone pursuant to instructions provided on the proxy card. If you are voting over the Internet or by telephone, you will need to provide the control number that is printed on the Notice or proxy card that you receive.

        If you are the record holder of your shares, you may also vote your shares in person at the meeting. If you are not the record holder of your shares (i.e., they are held in "street" name by a broker, bank or other nominee), you must first obtain a proxy issued in your name from the record holder giving you the right to vote the shares at the meeting.

Voting of Proxies

        All valid proxies received prior to the meeting will be voted in accordance with the instructions specified by the stockholder. If a proxy card is returned without instructions, the persons named as proxy holders on your proxy card will vote in accordance with the recommendations of the Board, which are as follows:

  •
  FOR election of the nominated directors (Proposal 1);

  •
  FOR ratification of the appointment of the independent auditor (Proposal 2);

  •
  FOR approval of an offer to exchange on a value-for-value basis certain stock options held by the Company's employees and directors for a lesser number of restricted stock units (and requisite amendments to the Company's 2003 Incentive Compensation Plan) (Proposal 3);

  •
  FOR approval of an amendment and restatement of the Company's 2003 Incentive Compensation Plan (Proposal 4);

  •
  FOR advisory approval of the compensation of the Company's named executive officers (Proposal 5); and

  •
  THREE YEARS on the frequency of future advisory votes on the compensation of the Company's named executive officers (Proposal 6).

        With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

Changing Your Vote

        A proxy may be revoked at any time prior to its being voted by delivering written notice to the Secretary of the Company, by delivering a properly executed later-dated proxy (including over the Internet or by telephone), or by voting in person at the meeting.

Quorum

        The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting constitutes a quorum for the transaction of business.

Vote Required

        Assuming a quorum is present, directors will be elected by a plurality of the votes cast in person or by proxy at the meeting.

        Each of the other proposals will be deemed approved by the stockholders if it receives the affirmative vote of a majority of the shares entitled to vote represented at the meeting.

Effect of Withheld Votes or Abstentions

        If you vote "WITHHOLD" in the election of directors or vote "ABSTAIN" (rather than vote "FOR" or "AGAINST") with respect to any other proposal, your shares will count as present for purposes of determining whether a quorum is present. A "WITHHOLD" vote will have no effect on the outcome of the election of directors (Proposal 1) and an "ABSTAIN" vote will have the effect of a negative vote on the other matters.

Effect of Broker Non-Votes

        If any broker "non-votes" occur at the meeting with respect to your shares, the broker "non-votes" will count for purposes of determining whether a quorum is present but will not have an effect on any proposals presented for your vote. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power on that item and has not received instructions from the owner. We believe that brokers and other nominees will have discretionary voting power to vote without instructions from the beneficial owner on the ratification of the appointment of the independent auditor (Proposal 2) and, accordingly, your shares may be voted by your broker or nominee on Proposal 2 without your instructions. We believe that a broker or other nominee holding shares for a beneficial owner may not vote these shares with respect to Proposals 1, 3, 4, 5 or 6 without specific instructions from the beneficial owner as to how to vote with respect to such Proposals.

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election

        The Board has nominated for election to the Board the 11 persons named below to serve for a one-year term and until their successors have been duly elected and qualified or until their earlier death, resignation or removal. Four of the nominees, Messrs. Perelman, Schwartz and Kerrey and Ms. Townsend, were designated for election to the Board by MacAndrews & Forbes Holdings Inc., our largest stockholder, pursuant to its rights under a stockholders' agreement with us (discussed more fully below). Additionally, David L. Kennedy is an officer of MacAndrews & Forbes Holdings Inc. All of the nominees are presently directors of the Company.

        The Board recommends that you vote in favor of the election of each of the nominees named below as directors of the Company for the ensuing year, and the persons named as proxies in the enclosed proxy will vote the proxies received by them for the election of each of the nominees unless otherwise specified on those proxies. All of the nominees have indicated a willingness to serve as directors; however, if any nominee becomes unavailable to serve before the election, proxies may be voted for a substitute nominee selected by the Board.

        The name, age, business experience and certain other information regarding each of the nominees for director are set forth below.

Name	Age	Position with the Company	Director Since
A. Lorne Weil	65	Director (Chairman and Chief Executive Officer)	1989
David L. Kennedy	64	Director (Vice Chairman and Chief Administrative Officer)	2009
Michael R. Chambrello	53	Director (Chief Executive Officer—Asia-Pacific Region)	2009
Peter A. Cohen	64	Director (Vice Chairman)	2000
Gerald J. Ford	66	Director	2005
J. Robert Kerrey	67	Director	2008
Ronald O. Perelman	68	Director	2003
Michael J. Regan	69	Director	2006
Barry F. Schwartz	62	Director	2003
Frances F. Townsend	49	Director	2010
Eric M. Turner	55	Director	2002

        A. Lorne Weil has been Chairman of the Board since October 1991. Mr. Weil became Chief Executive Officer in November 2010, a position he previously held from 1992 to 2008. Mr. Weil also served as the President of the Company from August 1997 to June 2005. Mr. Weil was President of Lorne Weil, Inc., a firm providing strategic planning and corporate development services to high technology industries, from 1979 to November 1992. Previously, Mr. Weil was Vice President of Corporate Development at General Instrument Corporation, working with wagering and cable systems. Mr. Weil is a director of Avantair, Inc. and Sportech Plc.

        David L. Kennedy was appointed to the position of executive Vice Chairman in November 2010 and Chief Administrative Officer in April 2011. Mr. Kennedy joined the Board in October 2009 as non-executive Vice Chairman. Mr. Kennedy also serves as Senior Executive Vice President of MacAndrews & Forbes Holdings Inc. and Vice Chairman of Revlon, Inc. Mr. Kennedy served as the President and Chief Executive Officer of Revlon from September 2006 through May 2009 and has held various senior management and senior financial positions with Revlon, the Coca-Cola Company and affiliates during his 39-year business career. Mr. Kennedy is a director of Revlon, Inc. and Revlon Consumer Products Corporation.

        Michael R. Chambrello became Chief Executive Officer—Asia-Pacific Region in November 2010 after serving as Chief Executive Officer since January 2010. From July 2005 to December 2009, Mr. Chambrello served as our President and Chief Operating Officer. From November 2000 to June 2005, Mr. Chambrello was President and Chief Executive Officer of Environmental Systems Products Holdings Inc. ("ESP"), which provides vehicle emissions testing systems and services to government agencies. Prior to ESP, he was Chief Executive Officer of Transmedia Asia Pacific, Inc. and Transmedia Europe Inc., which provide membership-based consumer and business services. Mr. Chambrello has over 20 years of lottery industry experience, having served as President of GTECH Corporation and Executive Vice President of GTECH Holdings Corporation.

        Peter A. Cohen has served as Vice Chairman since September 2004. Mr. Cohen serves as Chief Executive Officer and Chairman of the Board of Directors of Cowen Group, Inc., a diversified financial services company. Mr. Cohen was a founding partner and principal of Ramius LLC, a private investment management firm formed in 1994 that was combined with Cowen in late 2009. From November 1992 to May 1994, Mr. Cohen was Vice Chairman and a director of Republic New York Corporation, as well as a member of its executive management committee. Mr. Cohen was also Chairman of Republic's subsidiary, Republic New York Securities Corporation. Mr. Cohen was Chairman of the Board and Chief Executive Officer of Shearson Lehman Brothers from 1983 to 1990. During the past five years, Mr. Cohen has served as a director of Titan Corporation and L-3 Communications Holdings, Inc.

        Gerald J. Ford is the principal shareholder and Chairman of the Board of Hilltop Holdings, Inc. and First Acceptance Corporation. Mr. Ford serves as a director of McMoRan Exploration Company and Freeport-McMoRan Copper & Gold Inc. Mr. Ford is also a general partner and investor in a private equity fund whose principal holding is Pacific Capital Bancorp of which he is Chairman of the Board. Mr. Ford also served as Chairman of the Board and Chief Executive Officer of Golden State Bancorp Inc. from September 1998 until its merger with Citigroup Inc. in November 2002. During the past five years, Mr. Ford also served as a director of Affordable Residential Communities, Inc.

        J. Robert Kerrey is President Emeritus of The New School in New York City and served as its President from January 2001 until January 2011. From 1988 to 2000, he served as United States Senator from Nebraska. During that period, he was a member of numerous congressionally-chartered commissions and Senate committees, including the Senate Finance and Appropriations Committees and the Senate Select Committee on Intelligence. Prior to that time, he served as Governor of Nebraska from 1982 to 1987. Mr. Kerrey is a director of Jones Apparel Group, Inc., Tenet Healthcare Corporation and Genworth Financial, Inc.

        Ronald O. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews & Forbes Holdings Inc., a diversified holding company, and various affiliates since 1980. Mr. Perelman is also Chairman of the Board of M & F Worldwide Corp., Revlon Consumer Products Corporation and Revlon, Inc. During the past five years, Mr. Perelman also served as Co-Chairman of the Board of Panavision, Inc. and a member of the board of managers of Allied Security Holdings LLC and REV Holdings LLC.

        Michael J. Regan is a former Vice Chairman and Chief Administrative Officer of KPMG LLP and was the lead audit partner for many Fortune 500 companies during his 40-year tenure with KPMG. During the past five years, Mr. Regan also served as a member of the board of managers of Allied Security Holdings LLC and a director of Citadel Broadcasting Corporation.

        Barry F. Schwartz has been Executive Vice Chairman and Chief Administrative Officer of MacAndrews & Forbes Holdings Inc. and various affiliates since October 2007. Prior to that, he was Executive Vice President and General Counsel of MacAndrews & Forbes and various affiliates since 1993 and was Senior Vice President of MacAndrews & Forbes and various affiliates from 1989 to 1993. Mr. Schwartz has also served as President and Chief Executive Officer of M & F Worldwide Corp. since September 2007. Mr. Schwartz is also a director of Harland Clarke Holdings Corp., M & F Worldwide

Corp., Revlon Consumer Products Corporation and Revlon, Inc. During the past five years, Mr. Schwartz also served as a member of the board of managers of REV Holdings LLC.

        Frances F. Townsend has served as the Senior Vice President of Worldwide Government, Legal and Business Affairs of MacAndrews & Forbes Holdings Inc. since October 2010. Ms. Townsend was a corporate partner at the law firm of Baker Botts L.L.P. from April 2009 to October 2010. From January 2008 until April 2009, Ms. Townsend provided consulting services and advice to corporate clients on business development, crisis and contingency planning and compliance and international relations. Prior to that, she served as Assistant to President George W. Bush for Homeland Security and Counterterrorism and chaired the Homeland Security Council from May 2004 until January 2008. She previously served as Deputy Assistant to the President and Deputy National Security Advisor for Combating Terrorism from May 2003 to May 2004. Prior to that, Ms. Townsend served as the first Assistant Commandant for Intelligence for the U.S. Coast Guard and spent 13 years at the U.S. Department of Justice in various senior positions. Ms. Townsend is also a director of Siga Technologies, Inc.

        Eric M. Turner has been an independent management consultant and private investor since 2003. Mr. Turner served as Senior Vice President of State Street Corporation, a financial services company, from 1996 to 2003. Mr. Turner was the Executive Director of the Massachusetts State Lottery Commission from 1992 to 1995. During his time at the Lottery Commission, Mr. Turner was elected to positions of Treasurer and Secretary of the North American Association of State and Provincial Lotteries, a professional association of North American lotteries. In 1991, Mr. Turner served as Deputy Treasurer of the Commonwealth of Massachusetts. Prior to that time, he was employed with Drexel Burnham Lambert for approximately six years, last serving as a Vice President in Municipal Finance from 1989 to 1990.

Designees of MacAndrews & Forbes Holdings Inc.

        Messrs. Perelman, Schwartz and Kerrey and Ms. Townsend were designated for election to the Board by MacAndrews & Forbes Holdings Inc. pursuant to its rights under a stockholders' agreement with us dated September 6, 2000, as supplemented by an agreement dated June 26, 2002, a letter agreement dated October 10, 2003 and a letter agreement dated February 15, 2007. The stockholders' agreement was originally entered into with holders of our Series A Convertible Preferred Stock in connection with the initial issuance of such Preferred Stock and provides for, among other things, the right of the holders to designate up to four members of our Board based on their ownership of Preferred Stock or the common stock issued upon conversion thereof. All of the Preferred Stock was converted into common stock in August 2004. MacAndrews & Forbes, which owned approximately 92% of the Preferred Stock prior to conversion and currently owns approximately 33% of our outstanding common stock, has the right to designate up to four directors based on its level of share ownership. The percentages that must be maintained in order to designate directors are as follows: (a) 20% to designate four directors; (b) 16% to designate three directors; (c) 9% to designate two directors; and (d) 4.6% to designate one director. Such percentages, in each case, are to be determined based on our fully diluted common stock subject to certain exclusions of common stock or other securities that may be issued in the future.

Qualifications of Directors

        The Nominating and Corporate Governance Committee is responsible for evaluating and making recommendations to the Board concerning the appropriate size and needs of the Board with the objective of maintaining the necessary experience, skills and independence on the Board. The Nominating and Corporate Governance Committee and the Board believe that experience as a leader of a business or institution, sound judgment, effective interpersonal and communication skills, strong character and integrity, and expertise in areas relevant to the Company's business are important attributes in maintaining the effectiveness of the Board. As a matter of practice, the Nominating and Corporate Governance Committee and the Board consider the diversity of the backgrounds and experience of prospective directors as well as their personal characteristics (e.g., gender, ethnicity, age) in evaluating, and making decisions regarding, Board composition, in order to facilitate Board deliberations that reflect a broad range of perspectives. The Nominating and Corporate Governance Committee and the Board believe that the Board is comprised of a diverse group of individuals.

        The Nominating and Corporate Governance Committee and the Board believe that each nominee has valuable individual skills and experiences that, taken together, provide the variety and depth of knowledge, judgment and vision necessary for the effective oversight of the Company. As indicated in the foregoing biographies, the nominees have extensive experience in a variety of fields, including lottery and gaming (Messrs. Weil, Chambrello and Turner), technology (Messrs. Weil and Chambrello), consumer products and marketing (Messrs. Kennedy, Perelman and Schwartz), government (Ms. Townsend and Messrs. Kerrey and Turner), investment and financial services (Messrs. Cohen, Ford, Kennedy, Perelman and Schwartz), law (Ms. Townsend and Mr. Schwartz) and public accounting (Mr. Regan), each of which the Board believes provides valuable knowledge about important elements of our business. Most of our nominees have leadership experience at major companies or firms with operations inside and outside the United States and/or experience on other companies' boards, which provides an understanding of ways other companies address various business matters, strategies, corporate governance and other issues. As indicated in the foregoing biographies, the nominees have each demonstrated significant leadership skills, including as a chief executive officer (Messrs. Weil, Chambrello, Cohen, Ford, Kennedy, Perelman and Schwartz), as an executive director of a leading lottery (Mr. Turner), as a chief administrative officer of a major accounting firm (Mr. Regan), as a president of an academic institution (Mr. Kerrey) and as chair of the Homeland Security Council and an officer in the U.S. Coast Guard (Ms. Townsend). A number of the nominees have extensive public policy, government or regulatory experience, including Executive Office, Congressional and Cabinet service (Ms. Townsend and Messrs. Kerrey and Turner), which can provide valuable insight into issues faced by companies in regulated industries such as the Company. Two of the nominees (Messrs. Weil and Chambrello) have either served or are currently serving as the Chief Executive Officer of the Company, which service has given them a deep knowledge of the Company and its businesses and directly relevant management experience. The Nominating and Corporate Governance Committee and the Board believe that these skills and experiences qualify each nominee to serve as a director of the Company.

THE BOARD RECOMMENDS A VOTE "FOR" EACH OF THE 11 NOMINEES

Information about the Board of Directors and Committees

        Director Independence.    The Board has adopted Director Independence Guidelines as a basis for determining that individual directors are independent under the standards of the Nasdaq Stock Market. This determination, which is made annually, helps assure the quality of the Board's oversight of management and reduces the possibility of damaging conflicts of interest. Under these standards, a director will not qualify as independent if:

  (1)
  the director has been employed by the Company (or any subsidiary) at any time within the past three years;

  (2)
  the director has an immediate family member who has been employed as an executive officer of the Company (or any subsidiary) at any time within the past three years;

  (3)
  the director or an immediate family member of the director has accepted any compensation from the Company (or any subsidiary) in excess of $120,000 during any period of 12 consecutive months within the past three years other than (a) for Board or Board committee service, (b) in the case of the family member, as compensation for employment other than as an executive officer or (c) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

  (4)
  the director or an immediate family member of the director is a partner, controlling shareholder or executive officer of an organization that made payments to, or received payments from, the

    Company for property or services in the current or in any of the past three years that exceed the greater of 5% of the recipient's consolidated gross revenues or $200,000, other than (a) payments arising solely from investments in the Company's securities or (b) payments under non-discretionary charitable contribution matching programs;

  (5)
  the director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

  (6)
  the director or an immediate family member of the director is a current partner of the Company's outside auditor, or was a partner or employee of the Company's outside auditor who worked on the Company's audit at any time during any of the past three years.

        In applying these standards, the Board determined that each of Messrs. Cohen, Ford, Kerrey, Perelman, Regan, Schwartz, Townsend and Turner qualify as independent directors and none has a business or other relationship that would interfere with the director's exercise of independent judgment. In making the determination of Mr. Cohen's independence, the Board considered the Company's relationship with Ramius Securities, LLC, an affiliate of the private investment management firm of which Mr. Cohen is a founding partner and principal, which has provided certain brokerage services to the Company since December 2008 for which the Company has paid approximately $96,000 ($20,000 of which was paid in 2010). The Board determined that Mr. Cohen does not have a direct or indirect material interest in these arrangements and that the arrangements do not interfere with the exercise of independent judgment by Mr. Cohen.

        Joseph R. Wright, who resigned from the Board at the end of 2010, did not qualify as an independent director in light of his prior service as an executive officer of the Company from May 2008 to December 2009.

        The full text of the Board's Director Independence Guidelines can be accessed through the Corporate Governance link on our website at www.scientificgames.com.

        Corporate Governance Guidelines.    The Board has adopted Corporate Governance Guidelines that outline the structure, role and functioning of the Board and address various governance matters including director independence, the Board selection process, length of Board service, Board meetings and executive sessions of independent directors, Board and committee performance evaluations and management succession planning. The full text of the Guidelines can be accessed through the Corporate Governance link on our website at www.scientificgames.com.

        Board Leadership Structure.    The Board is comprised of a substantial majority of independent directors and the Audit, Compensation, Compliance and Nominating and Corporate Governance Committees are comprised entirely of independent directors. The Board has designated Mr. Cohen, who serves as Vice Chairman of the Board and as Chairman of the Executive and Finance Committee of the Board, as the lead director to preside over regularly held executive sessions of independent directors. The responsibilities of the lead director include facilitating communication between the independent directors and the Chairman and Chief Executive Officer and coordinating the activities of the independent directors. Mr. Cohen also provides assistance to the Board and the committees of the Board in their evaluations of management's performance and he carries out other duties that the Board assigns to him from time to time in areas of governance and oversight. Mr. Weil currently serves both as Chairman of the Board and Chief Executive Officer. The Executive and Finance Committee, which includes two independent directors (including the lead director as the Chairman of such Committee) as well as the Chairman and Chief Executive Officer and the Vice Chairman and Chief Administrative Officer, regularly confer to support the Board in the performance of its duties and responsibilities between regularly scheduled Board meetings, to implement the policy decisions of the Board and to provide strategic guidance and oversight to the Company. During 2009, the Company created an Office of the Chairman that reported to the Board and was comprised of Messrs. Weil and Chambrello, Jeffrey S. Lipkin, the Company's Senior Vice President and Chief Financial Officer, and Mr. Kennedy, formerly an independent director. In light of senior management changes in late 2010, including Mr. Weil becoming Chief Executive Officer, Mr. Kennedy becoming an executive officer of the Company and Mr. Chambrello assuming the role of Chief Executive Officer—Asia-Pacific Region, it was determined that the Office of the Chairman was no longer necessary.

        The Board has the flexibility to select the leadership structure that is most appropriate for the Company and its stockholders and has determined that the Company and its stockholders are best served by not having a formal policy regarding whether the same individual should serve as both Chairman of the Board and Chief Executive Officer. This approach allows the Board to elect the most qualified director as Chairman of the Board, while maintaining the ability to separate the Chairman of the Board and Chief Executive Officer roles when deemed appropriate (as was the case during most of 2010 prior to Mr. Weil becoming Chief Executive Officer in November 2010).

        The Board believes that Mr. Weil continuing to serve as Chairman (as he has since 1991) is optimal because it provides the Board with strong and consistent leadership, while the lead director position and the Executive and Finance Committee allow for multiple additional perspectives, including the perspectives of independent directors, in the provision of overall strategic guidance and oversight to the Company. Taken together, the Board believes that this leadership structure provides an appropriate balance of experienced leadership, independent oversight and management input.

        Board's Role in Risk Oversight.    The Board is responsible for overseeing management in the execution of its responsibilities and for assessing the Company's approach to risk management. The Board exercises these responsibilities on an ongoing basis as part of its meetings and through the Board's committees, each of which examines various components of enterprise risk as part of its responsibilities. An overall review of risk is inherent in the Board's consideration of the Company's strategies and other matters presented to the Board, including financial matters, capital expenditures and acquisitions and divestitures. The Board's role in risk oversight is consistent with the Company's leadership structure, with the Chief Executive Officer and other members of senior management having responsibility for managing the Company's risk exposure, and the Board and its committees providing oversight of those efforts.

        The Company has implemented internal processes and controls to identify and manage risks and to communicate with the Board regarding risk management. These include an enterprise risk management program, regular internal management meetings that identify risks and discuss risk management, our Code of Business Conduct, a strong ethics and compliance function that includes suitability reviews of customers and other persons/entities with which the Company does business, an internal and external audit process, internal approval processes and Legal Department review of contracts. In connection with these processes and controls, management regularly communicates with the Board, Board committees and individual directors regarding risks that are identified and how they are being managed. Individual directors often communicate directly with senior management on matters relating to risk management. In particular, the chairmen of the Board committees regularly communicate with members of senior management to discuss potential risks in connection with accounting and audit matters, compensation matters, compliance matters and finance-related matters.

        The Board committees, which meet regularly and report to the full Board, play significant roles in carrying out the Board's risk oversight function. In particular, the Audit Committee oversees risks related to the Company's financial statements, the financial reporting process, accounting and certain legal matters. The Audit Committee also oversees the internal audit function and regularly meets separately with the Vice President of Internal Audit (who reports functionally to the Chief Financial Officer and has a direct reporting line to the Audit Committee) and representatives of the Company's independent auditing firm. The Compensation Committee evaluates the risks associated with the Company's compensation programs and discusses with management procedures to identify and mitigate such risks. See "Executive

Compensation—Compensation Discussion and Analysis—Compensation Program as it Relates to Risk" below. The Compliance Committee is active in overseeing the Company's program with respect to compliance with the laws applicable to the Company's business, including gaming laws, as well as compliance with our Code of Business Conduct and related policies by employees, officers, directors and other representatives of the Company. In addition, the Compliance Committee oversees a compliance review process designed to ensure that the vendors, consultants, customers and business partners of the Company are "suitable" or "qualified" as those terms are used by applicable gaming authorities. Finally, the Executive and Finance Committee oversees the management of risks relating to financing transactions, acquisitions and divestitures and capital projects.

        Board Meetings.    The Board held a total of ten meetings during 2010 including five executive sessions at which no members of management were present. During 2010, all directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served during the period in which they served.

        Board Committees.    The Board has five committees: the Audit Committee; the Compensation Committee; the Compliance Committee; the Executive and Finance Committee; and the Nominating and Corporate Governance Committee. All committees are comprised solely of independent directors with the exception of the Executive and Finance Committee, which is comprised of two independent directors as well as the Chairman and Chief Executive Officer and the Vice Chairman and Chief Administrative Officer. The Board has approved charters for every Board committee, which can be accessed through the Corporate Governance link on our website at www.scientificgames.com. The current membership for each committee is as follows:

Audit Committee(1)	Compensation Committee(1)	Compliance Committee(2)	Executive and Finance Committee(3)	Nominating and Corporate Governance Committee(2)
Michael J. Regan (Chair)	Peter A. Cohen (Chair)	Barry F. Schwartz (Chair)	Peter A. Cohen (Chair)	Gerald J. Ford (Chair)
Barry F. Schwartz	J. Robert Kerrey	Gerald J. Ford	David L. Kennedy	J. Robert Kerrey
Eric M. Turner	Barry F. Schwartz	Eric M. Turner	Ronald O. Perelman	Michael J. Regan
		Frances F. Townsend	A. Lorne Weil	Frances F. Townsend

(1)
Mr. Kennedy served on the Audit and Compensation Committees from February 2010 to November 2010.

(2)
Ms. Townsend joined the Compliance and Nominating and Corporate Governance Committees in May 2010.

(3)
Mr. Chambrello served on the Executive and Finance Committee from February 2010 to November 2010.

        Audit Committee.    The Audit Committee is responsible for hiring the Company's independent auditor and for overseeing the accounting, auditing and financial reporting processes of the Company. In the course of performing its functions, the Audit Committee reviews, with management and the independent auditor, the Company's internal accounting controls, the annual financial statements, the report and recommendations of the independent auditor, the scope of the audit, and the qualifications and independence of the auditor. The Board has determined that each member of the Audit Committee is independent under the listing standards of the Nasdaq Stock Market and that Mr. Regan qualifies as an "audit committee financial expert" under the rules of the SEC. The Audit Committee held eight meetings during 2010.

        Compensation Committee.    The Compensation Committee sets the compensation of the Chief Executive Officer and other senior executives of the Company, administers the equity incentive plans and executive compensation programs of the Company, determines eligibility for, and awards under, such plans and programs, and makes recommendations to the Board with regard to the adoption of new employee benefit plans and equity incentive plans and with respect to the compensation program for non-employee directors. The Board has determined that each member of the Compensation Committee is independent under the listing standards of the Nasdaq Stock Market. The Compensation Committee held eight meetings during 2010.

        Compliance Committee.    The Compliance Committee is responsible for providing oversight and guidance to the Company's program with respect to compliance with laws and regulations applicable to the business of the Company, including gaming laws, and with respect to compliance with the Code of Business Conduct by employees, officers, directors and other representatives of the Company. The Board has determined that each member of the Compliance Committee is independent under the listing standards of the Nasdaq Stock Market. The Compliance Committee held six meetings during 2010.

        Executive and Finance Committee.    The Executive and Finance Committee has broad authority to act on behalf of the Board in the management of the business and affairs of the Company between regular meetings of the Board and assists the Board in implementing Board policy decisions. The Executive and Finance Committee held 21 meetings during 2010.

        Nominating and Corporate Governance Committee.    The Nominating and Corporate Governance Committee is responsible for identifying individuals who are qualified to become directors, recommending nominees for membership on the Board and on committees of the Board, reviewing and recommending corporate governance principles, procedures and practices and overseeing the annual self-assessment of the Board and its committees. The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under the listing standards of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee held six meetings during 2010.

        The Nominating and Corporate Governance Committee does not have a set of minimum, specific qualifications that must be met by a candidate for director and will consider individuals suggested as candidates by stockholders. A stockholder wishing to propose a nominee for director should submit a recommendation in writing to the Company's Secretary at least 120 days before the mailing date for proxy material applicable to the annual meeting for which such nomination is proposed for submission, indicating the nominee's qualifications and other relevant biographical information and providing confirmation of the nominee's consent to serve as a director. The Nominating and Corporate Governance Committee will review the candidate's background, experience and abilities, and the contributions the candidate can be expected to make to the collective functioning of the Board and the needs of the Board at the time. Ms. Townsend, who joined the Board in April 2010, was recommended by one of our non-management directors. In prior years, candidates have been identified through recommendations made by directors, the Chief Executive Officer and other third parties. The Nominating and Corporate Governance Committee anticipates that it would use these sources as well as stockholder recommendations to identify candidates in the future.

        Stockholder Communications with Directors.    Stockholders may communicate with the Board or an individual director by sending a letter to the Board or to a director's attention care of the Secretary of the Company at Scientific Games Corporation, 750 Lexington Avenue, 25th Floor, New York, New York, 10022. The Secretary will open, log and deliver all such correspondence (other than advertisements, solicitations or communications that contain offensive or abusive content) to directors on a periodic basis, generally in advance of each Board meeting.

        Attendance at Stockholders' Meetings.    The Company encourages directors to attend the annual stockholders' meeting. Last year, eight of the twelve directors then serving attended the annual meeting.

        Code of Ethics.    The Board has adopted a Code of Business Conduct that applies to all of our officers, directors and employees. The Code sets forth fundamental principles of integrity and business ethics and is intended to ensure ethical decision making in the conduct of professional responsibilities. Among the areas addressed by the Code are standards concerning conflicts of interest, confidential information and compliance with laws, regulations and policies. The full text of the Code can be accessed through the Corporate Governance link on our website at www.scientificgames.com.

Director Compensation

        The compensation program for non-employee directors consists of cash retainers, meeting fees and stock awards. Directors receive an annual retainer of $50,000 and meeting fees of $2,000 for each Board and committee meeting attended (except that the Executive and Finance Committee does not carry meeting fees). In addition, directors who chair a committee receive additional annual retainers in the amount of $10,000 except that the Audit Committee Chair receives $20,000 and Mr. Cohen receives $250,000 for his service as Vice Chairman of the Board (he does not receive an additional retainer for his service as Chairman of the Executive and Finance Committee or Chairman of the Compensation Committee).

        Each non-employee director is eligible to receive an award of restricted stock units ("RSUs") each year having a grant date value of $110,000, provided such director satisfied the Board's attendance requirements discussed below. New directors receive stock options for 10,000 shares upon joining the Board. RSUs and stock options awarded to directors in January 2010 and in prior years have a five-year vesting schedule. Following the regular award of RSUs in January 2010, the vesting schedule of future RSU and option awards granted to non-employee directors was changed from five years to four years, consistent with the decision to move from a five-year vesting schedule to a four-year vesting schedule for equity awards to employees, as discussed below. Awards of stock options and RSUs are subject to forfeiture if a director leaves the Board prior to the scheduled vesting date except that such awards would accelerate in full upon a director's death or disability. Directors who are employed by the Company do not receive any additional compensation for their services as a director.

        The Board imposes a minimum meeting attendance requirement in connection with the annual awards of RSUs such that only directors who have attended at least 75% of the total number of meetings held by the Board and committees on which they served in the prior year are eligible to receive an award, except that a new director with less than six months of service in the prior year is not subject to such threshold with respect to the first grant made after becoming a director. All directors then serving satisfied the attendance requirements applicable for the 2010 awards.

        Directors can elect to defer their cash compensation into a non-qualified deferred compensation plan throughout their tenure on the Board or for certain specified deferral periods. The amounts deferred under the plan are measured by investment options that the participants may select from a variety of mutual funds of various investment categories offered under the plan. The plan for director deferrals is operated in conjunction with the deferred compensation plan for executives discussed below. The Company does not guarantee any minimum return on investments and participants receive their deferrals and related earnings following the end of the specified deferral period or earlier if they leave the Board.

        The table below shows the compensation paid to non-employee directors for 2010.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)	Total ($)
Peter A. Cohen	334,000	110,004	—	—	444,004
Gerald J. Ford	100,000	110,004	—	—	210,004
David L. Kennedy(4)	87,833	110,004	—	96,154	293,991
J. Robert Kerrey	92,000	110,004	—	—	202,004
Ronald O. Perelman	66,000	110,004	—	—	176,004
Michael J. Regan	112,000	110,004	—	—	222,004
Barry F. Schwartz	120,000	110,004	—	—	230,004
Eric M. Turner	94,000	110,004	—	—	204,004
Frances F. Townsend(5)	61,333	—	50,400	—	111,733
Joseph R. Wright(5)	70,000	110,004	—	—	180,004

(1)
Reflects cash retainers and meeting fees earned by directors for services provided during 2010.

(2)
Reflects the aggregate grant date fair value of RSUs awarded during 2010, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("FASB ASC Topic 718"). The fair value of the RSUs was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For a discussion of valuation assumptions, see Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010.

(3)
Reflects the aggregate grant date fair value of stock options awarded during 2010, computed in accordance with FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010.

(4)
Mr. Kennedy ceased being an independent director in November 2010 when he was appointed to the position of executive Vice Chairman. The amount included in the table above under "All Other Compensation" reflects Mr. Kennedy's base salary for December 2010 received in his capacity as executive Vice Chairman. For more details on Mr. Kennedy's compensation in connection with his appointment as executive Vice Chairman, see the Current Report on Form 8-K filed by the Company with the SEC on December 3, 2010.

(5)
Ms. Townsend joined the Board in April 2010. Mr. Wright ceased serving on the Board as of December 31, 2010.

        The table below shows the aggregate number of stock options (and the exercise price thereof) and RSUs held by non-employee directors as of December 31, 2010.

Name	Stock Options (in shares)	Exercise Price of Stock Options	RSUs
Peter A. Cohen	50,000	$29.80	30,121
Gerald J. Ford	50,000	$31.16	16,721
David L. Kennedy(1)	10,000	$18.02	7,468
J. Robert Kerrey	50,000	$33.43	14,475
Ronald O. Perelman	50,000	$14.76	16,721
Michael J. Regan	50,000	$31.99	15,920
Barry F. Schwartz	50,000	$14.76	16,721
Eric M. Turner	—	—	16,721
Frances F. Townsend	10,000	$14.37	—
Joseph R. Wright(2)	175,000	(2)	—

(1)
Mr. Kennedy ceased being an independent director in November 2010 when he was appointed to the position of executive Vice Chairman.

(2)
Mr. Wright ceased serving on the Board as of December 31, 2010. Mr. Wright's stock option total includes (a) 50,000 options (with an exercise price of $17.23) awarded to him upon joining the Board in 2004, which options expired on March 31, 2011, and (b) 125,000 stock options (with an exercise price of $25.69) awarded to him upon becoming an executive officer of the Company in 2008 that were exercisable at the time of his resignation as Chief Executive Officer in October 2009, which options expire on December 31, 2012. Mr. Wright also forfeited 11,689 RSUs upon his resignation from the Board.

        All stock options shown above were awarded with a ten-year term and an exercise price equal to the fair market value of our common stock on the date of grant (determined by calculating the average of the high and low sales prices of our common stock on the trading date immediately prior to the grant date). The RSU awards shown above have a five-year vesting schedule, with one-fifth vesting on each of the first five anniversaries of the date of grant, and the compensation cost will be expensed over the vesting period. The grants made during 2010 consisted of (1) stock options for 10,000 shares with an exercise price of $14.37 awarded to Ms. Townsend upon her joining the Board having a fair value at grant of $50,400 and (2) 7,468 RSUs awarded to each non-employee director then serving on January 4, 2010 having a fair value at grant of $110,004.

        The regular RSU awards to eligible directors for 2011 were deferred in light of the limited availability of shares under the Company's equity compensation plans. It is expected that such awards would be made upon additional shares becoming available under such plans.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in their ownership with the SEC. Based on a review of the copies of the reports that our directors, officers and ten percent holders filed with the SEC and on the representations made by such persons, we believe all applicable filing requirements were met during 2010, except that a Form 4 was filed late to report the sale of 4,120 shares by Mr. Turner in March 2010.

SECURITY OWNERSHIP

        The following table sets forth certain information as to the security ownership of each person known to us to be the beneficial owner of more than five percent of the outstanding shares of our common stock, each of our directors, each of our named executive officers, and all of our directors and executive officers as a group. The number of shares beneficially owned is as of April 5, 2011 unless otherwise indicated; in all cases the percentage of beneficial ownership of the outstanding shares of our common stock is calculated as of April 5, 2011. Except as otherwise indicated, the stockholders listed in the table below have sole voting and investment power with respect to the shares indicated.

	Shares of Common Stock
	Number(1)		Percent(1)
MacAndrews & Forbes Holdings Inc. 35 East 62nd Street New York, NY 10065	30,700,737	(2)	33.35%
Wells Fargo and Company 420 Montgomery Street San Francisco, CA 94104	13,403,498	(3)	14.56%
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	9,383,011	(4)	10.19%
Schroder Investment Management North America Inc. 875 Third Avenue, 21st Floor New York, NY 10022	5,092,470	(5)	5.53%
A. Lorne Weil	2,334,715	(6)	2.51%
Michael R. Chambrello	819,278		*
Peter A. Cohen	1,090,345	(7)	1.18%
Gerald J. Ford	362,874		*
David L. Kennedy	78,493		*
J. Robert Kerrey	35,982		*
Ronald O. Perelman	30,766,643	(8)	33.40%
Michael J. Regan	61,871		*
Barry F. Schwartz	95,906		*
Frances F. Townsend	4,140		*
Eric M. Turner	—		*
Jeffrey S. Lipkin	43,602		*
Ira H. Raphaelson	352,392		*
Larry A. Potts	157,556		*
Steven W. Beason	233,605		*
All directors and executive officers as a group (consisting of 21 persons)	36,863,982	(9)	38.80%

*
Represents less than 1% of the outstanding shares of common stock.

(1)
In accordance with SEC rules, this column includes shares that a person has a right to acquire within 60 days of April 5, 2011 through the exercise or conversion of stock options, RSUs or other securities. Such securities are deemed to be outstanding for the purpose of calculating the percentage of outstanding securities owned by such person but are not deemed to be outstanding for the purpose of calculating the percentage owned by any other person. The securities reported for the directors and named executive officers listed in the table above include shares subject to the following awards as to which the equivalent number of underlying shares may be acquired through exercise or conversion within 60 days of April 5, 2011:

  Mr. Weil, 1,043,196 stock options; Mr. Chambrello, 673,627 stock options; Mr. Cohen, 50,000 stock options; Mr. Ford, 50,000 stock options; Mr. Kennedy, 2,000 stock options; Mr. Kerrey, 30,000 stock options; Mr. Perelman, 50,000 stock options; Mr. Regan, 50,000 stock options; Mr. Schwartz, 50,000 stock options; Ms. Townsend, 2,500 stock options; Mr. Lipkin, 18,697 stock options; Mr. Raphaelson, 262,900 stock options; Mr. Potts, 128,659 stock options and 2,000 RSUs; and Mr. Beason, 201,734 stock options.

(2)
Consists of 70,647 shares held by MacAndrews & Forbes Holdings Inc., 26,315,090 shares held by SGMS Acquisition Corporation and 4,315,000 shares held by SGMS Acquisition Two Corporation, holding companies owned by MacAndrews & Forbes Holdings Inc., whose chairman, chief executive officer and sole stockholder is Mr. Perelman. The shares so owned are, or may from time to time be, pledged to secure obligations of MacAndrews & Forbes Holdings Inc. or its affiliates. An amendment to a Schedule 13D was jointly filed with the SEC by MacAndrews & Forbes Holdings Inc., SGMS Acquisition Corporation, and SGMS Acquisition Two Corporation on December 9, 2010.

(3)
Based on an amendment to a Schedule 13G filed with the SEC on January 20, 2011 by Wells Fargo and Company, a parent holding company, on its own behalf and on behalf of Wells Capital Management Incorporated and Wells Fargo Funds Management, LLC, registered investment advisers, and certain other subsidiaries, reporting beneficial ownership as of December 31, 2010. The Schedule 13G states that Wells Fargo and Company has sole voting power with respect to 9,906,263 shares, sole investment power with respect to 13,355,078 shares and shared investment power with respect to 38,300 shares. The Schedule 13G states that Wells Capital Management Incorporated has sole voting power with respect to 2,791,715 shares and sole investment power with respect to 13,332,501 shares. The Schedule 13G states that Wells Fargo Funds Management, LLC has sole voting power with respect to 7,000,137 shares and sole investment power with respect to 13,937 shares.

(4)
Based on an amendment to a Schedule 13G filed with the SEC on January 10, 2011 by BlackRock, Inc., a parent holding company for certain subsidiaries that hold shares, reporting beneficial ownership as of December 31, 2010.

(5)
Based on an amendment to a Schedule 13G filed with the SEC on February 16, 2011 by Schroder Investment Management North America Inc., a registered investment adviser, reporting beneficial ownership as of December 31, 2010. The Schedule 13G states that Schroder Investment Management North America Inc. has sole voting power with respect to 4,984,870 shares, shared voting power with respect to 107,600 shares and sole investment power with respect to 5,092,470 shares.

(6)
Includes 1,269,102 shares subject to a pledge agreement. Mr. Weil's reported holdings do not include (a) 557,299 shares held in family trusts for which Mr. Weil does not serve as trustee and disclaims beneficial ownership and (b) 459,719 vested RSUs subject to a deferral agreement such that the vested units are not expected to be issued or delivered to Mr. Weil until the first business day of 2012.

(7)
Includes 5,900 shares held by members of Mr. Cohen's immediate family, 15,000 shares held by trusts for members of his immediate family for which Mr. Cohen serves as co-trustee, 750,000 shares held by an entity of which Ramius LLC (or an affiliate) acts as an investment advisor and 39,500 shares held by third party accounts managed by Ramius Securities, LLC. Mr. Cohen is one of four managing members of C4S & Co., LLC, which is the managing member of RCG Holdings LLC. RCG Holdings LLC is a significant shareholder of Cowen Group, Inc., which is the sole member of Ramius LLC. Mr. Cohen disclaims beneficial ownership of the securities held by affiliates of Ramius LLC and the third party accounts except to the extent of his pecuniary interest therein. On September 15, 2008, 750,000 of the shares held by the entity of which Ramius LLC (or an affiliate) acts as an investment advisor (the "Frozen Shares") were frozen in such entity's prime brokerage account as a result of Lehman Brothers International (Europe) ("LBIE") being placed in administration. LBIE, through certain of its affiliates, was a prime broker for such Ramius entity. The current status of the Frozen Shares under LBIE's administration proceedings has not been determined. The Ramius entity claims beneficial ownership over the Frozen Shares until such time a final determination concerning the Frozen Shares is made.

(8)
Includes the 30,700,737 shares reported in footnote 2 above which may be deemed to be beneficially owned by Mr. Perelman, the chairman, chief executive officer and sole stockholder of MacAndrews & Forbes Holdings Inc. Mr. Perelman's address is 35 East 62nd Street, New York, NY 10065.

(9)
Includes 2,934,862 shares issuable upon exercise of stock options and 11,000 shares issuable upon vesting of RSUs.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Oversight of Executive Compensation Program

        The Company's executive compensation program is administered by the Compensation Committee of the Board, which is referred to in this section as the "Committee." The Committee is responsible for determining the compensation of the Company's Chief Executive Officer and other executive officers of the Company and for overseeing the Company's executive compensation and benefits programs. The six individuals identified in the Summary Compensation Table below, including the persons who served as Chief Executive Officer and Chief Financial Officer during 2010, are collectively referred to in this Proxy Statement as the "named executive officers."

Executive Summary

        During 2010, our Board made major organizational changes to position the Company to execute key growth initiatives and create shareholder value. On November 29, 2010, the Company announced that A. Lorne Weil, the Chairman of the Board, succeeded Michael R. Chambrello as the Chief Executive Officer of the Company and that Mr. Chambrello assumed the newly created role of Chief Executive Officer—Asia-Pacific Region. The Board determined that Mr. Weil was best suited to lead the Company as it seeks to identify and capitalize on growth opportunities in the context of an evolving lottery and gaming industry.

        In his new role as Chief Executive Officer—Asia-Pacific Region, Mr. Chambrello is responsible for the day-to-day operations of, and business development for, the Company's business in China and potentially other parts of the Asia-Pacific region (the "Asia-Pacific Business"). Mr. Chambrello's new role will allow him to exclusively focus on realizing what the Board considers to be the significant additional growth potential of the Asia-Pacific Business. Mr. Chambrello was the original architect of our China expansion initiatives.

        In connection with these organizational changes, the Committee approved amendments to the employment agreements of Mr. Weil and Mr. Chambrello. The key provisions of these amendments are described below, with the full text of the amendments (and the Asia-Pacific Business incentive compensation program described below) available as exhibits to the Current Report on Form 8-K filed by the Company with the SEC on December 3, 2010.

        Highlights of the new compensation arrangements in effect with Mr. Weil and Mr. Chambrello, as well as the compensation program of other named executive officers, include:

  •
  The majority of the compensation opportunity currently provided to Mr. Weil is in the form of premium-priced stock options subject to time vesting, performance-conditioned stock options, performance-conditioned RSUs and RSUs subject to time vesting, which were awarded in connection with Mr. Weil becoming Chief Executive Officer. The premium-priced stock options and the RSUs subject to time vesting are scheduled to vest in installments over four years. The performance-conditioned stock options and performance-conditioned RSUs are scheduled to vest at the rate of 20% per year, but only to the extent that the Company achieves challenging multi-year growth targets described below.

 Current Structure of Mr. Weil's Compensation Program

  •
  The majority of the compensation opportunity currently provided to Mr. Chambrello consists of his participation in a new Asia-Pacific Business incentive compensation program, which provides him with a long-term cash incentive opportunity tied to the appreciation in value of the Asia-Pacific Business over the next four years. This long-term incentive opportunity is provided in lieu of 50% of Mr. Chambrello's annual incentive opportunity and annual grants of stock options and RSUs.

Current Structure of Mr. Chambrello's Compensation Program

  •
  On average, 62% of the target compensation of the remaining four named executive officers is composed of variable incentive compensation, including a performance-based annual cash incentive, stock options and performance-conditioned RSUs.

Current Structure of Compensation Program of Remaining Named Executive Officers

Compensation Objectives

        The objectives of the executive compensation program are to attract and retain executive talent, foster excellent performance by executives whose contributions drive the success of the Company and create value for our stockholders. The program is structured to provide a compensation package that is competitive with the marketplace and is designed to offer rewards to executives based on Company and individual performance, encourage long-term service and align the interests of management and stockholders through incentives that encourage annual and long-term results.

Executive Management Changes

Amendment to Mr. Weil's Employment Agreement

        In connection with Mr. Weil becoming Chief Executive Officer, the Company entered into an amendment to his employment agreement effective December 2, 2010. This amendment extended the term of Mr. Weil's employment agreement for an additional two (2) years to December 31, 2015, subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof. In addition to serving as Chief Executive Officer, Mr. Weil will continue to serve as Chairman of the Board at the Board's discretion.

        Under the amended agreement, Mr. Weil's base salary was increased to $1.5 million per annum, subject to an annual inflation adjustment. Mr. Weil also has the opportunity to earn up to 100% of his base salary as an annual cash incentive ("target bonus") under the Company's management incentive compensation program ("MICP") upon achievement of target level performance goals for a given year and the opportunity to earn up to 200% of his base salary upon achievement of maximum performance goals for a given year.

        Beginning in 2013, Mr. Weil will be entitled to receive annual equity awards with a value up to 200% of his base salary in the sole discretion of the Committee and in accordance with the applicable plans and programs for senior executives of the Company. Each annual equity award may include any combination of stock options or RSUs as Mr. Weil may specify.

        In connection with the amendment, Mr. Weil was awarded sign-on equity awards consisting of:

  •
  one (1) million premium-priced stock options with an exercise price of $9.00 per share (representing an approximately 12% premium to the market value of the Company's stock on the date of grant) and a ten-year term;

  •
  one (1) million RSUs subject to time vesting over four years, with 25% vesting on December 31, 2011 and on each of the next three anniversaries of such date;

  •
  one (1) million performance-conditioned stock options with an exercise price of $8.06 per share (representing the market value of the Company's stock on the date of grant) and a ten-year term; and

  •
  one (1) million performance-conditioned RSUs.

        The performance-conditioned stock options and performance-conditioned RSUs are scheduled to vest at the rate of 20% per year but only if the Company's "adjusted EBITDA" (as defined in the amended employment agreement) for a particular year equals or exceeds the adjusted EBITDA targets shown below, with the actual vesting date to be March 15 of the following year, assuming the target is met:

Year	Adjusted EBITDA Target
2011	$315 million
2012	$354 million
2013	$399 million
2014	$448 million
2015	$504 million

        During the negotiation of these performance targets, adjusted EBITDA was estimated to be $280 million for 2010. The targets reflect a compound annual growth rate of approximately 12.5% over the five-year performance period and represent a challenging performance target. Adjusted EBITDA was determined to be an appropriate performance metric as it is a commonly used measure for measuring operating performance of companies in the Company's industry and is defined to reflect similar adjustments to those reflected in the MICP financial performance metrics (note, however, that adjusted EBITDA is not the same as the EBITDA metric for purposes of the Company's credit agreement or the MICP, or the EBITDA metric reported in the Company's earnings releases). In addition, the metric was designed such that increases in adjusted EBITDA resulting from certain acquisitions are taken into account only to the extent that such acquisitions increase free cash flow (insofar as the cost of capital and capital expenditures associated with such acquisitions is deducted). The adjusted EBITDA targets are neither a projection made by the Company nor indicative of the Company's future financial performance.

        Vesting of the performance-conditioned stock options and performance-conditioned RSUs are also subject to "carryover" provisions intended to provide Mr. Weil with continued incentives if these challenging performance targets are achieved in later years than those specified above, as more fully described in the amended employment agreement. The performance-conditioned stock options will expire, and the performance-conditioned RSUs will be forfeited, on March 15, 2016 to the extent that such awards remain unvested on such date. Any performance-conditioned stock options that have vested by March 15, 2016 will expire ten (10) years from the date of grant.

        When Mr. Weil's employment agreement was negotiated, the Company's equity compensation plans did not contain sufficient shares to satisfy both the equity awards contemplated for Mr. Weil and the 2011 annual equity awards to other employees. As a result, any vested performance-conditioned RSUs will be forfeited to the extent that sufficient shares are not available under the applicable equity compensation plan on March 15, 2016. In addition, the performance-conditioned stock options will not be exercisable to the extent that sufficient shares are not available under the plan for the delivery of the shares issuable upon such exercise.

        In addition, a total of 700,000 of the RSUs and stock options subject to time vesting are also conditional on future share availability. To the extent that sufficient shares are not available under the applicable equity compensation plan for the delivery of the shares subject to 500,000 time-vesting RSUs that are scheduled to vest on December 31, 2013 and December 31, 2014, the Company will settle such delivery in cash. To the extent that sufficient shares are not available under the plan for the delivery of the shares issuable upon the exercise of 200,000 of the time-vesting stock options that are scheduled to become exercisable on December 31, 2014, the Company will elect to settle such exercise in cash. By agreeing to these provisions, the Committee was able to reserve shares for the 2011 annual equity awards to other employees. Assuming stockholders approve the exchange program for certain outstanding stock options (Proposal 3) and the amendment and restatement of the 2003 Incentive Compensation Plan (Proposal 4), and assuming that the exchange program is successfully implemented, the Committee expects that the Company would have sufficient shares available to deliver shares upon vesting or exercise of the RSUs and stock options awarded pursuant to Mr. Weil's amended agreement.

        Vesting of the time-vesting equity awards will accelerate upon a "change in control" (as such term is defined in the amendment). Any unvested portion of the performance-conditioned equity awards will be forfeited upon termination of Mr. Weil's employment with the Company.

        For a description and quantification of the compensation and benefits that would be payable to Mr. Weil under the various termination events contemplated in his amended agreement, see "Potential Payments Upon Termination or Change in Control" below.

        Mr. Weil's employment agreement contains covenants with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 24 months after termination. Incentive-based compensation and benefits provided under the agreement will be subject to recovery under any "clawback" policy that may be adopted by the Company.

        The terms of the amendment to Mr. Weil's employment agreement were the result of extensive arm's length negotiations and were approved by the Committee and the full Board, which were advised by the Committee's independent compensation consultant, Compensation Advisory Partners LLC ("CAP"). The terms of the sign-on equity awards were negotiated in the context of the Company's twin objectives of inducing Mr. Weil to resume the role of Chief Executive Officer and providing incentives structured to reward EBITDA growth and create shareholder value. The extension to the term of Mr. Weil's employment to December 31, 2015 allows the Company to benefit from Mr. Weil's extensive experience and strategic guidance for the next five years.

        In approving the amendment to Mr. Weil's employment agreement and the terms of the sign-on equity awards, the Committee and the full Board considered that:

  •
  Mr. Weil's cash compensation (salary and annual bonus opportunity) were set at the same level as applied in 2006, during Mr. Weil's prior tenure as Chief Executive Officer;

  •
  the sign-on equity awards are largely performance-based in nature, with 50% of the awards vesting only upon achievement of adjusted EBITDA targets and 25% of the awards comprised of stock options with an exercise price set above the market price of the Company's stock at the time of grant;

  •
  the EBITDA targets to which the performance-conditioned equity awards are subject are viewed as challenging, and include deductions to adjusted EBITDA for the cost of capital and capital expenditures associated with certain acquisitions;

  •
  Mr. Weil will not be eligible for annual equity awards in 2011 and 2012 under the terms of the amendment to his agreement;

  •
  the termination-related benefits contemplated under Mr. Weil's amended employment agreement provisions are generally consistent with those of other senior executives of the Company and are generally less favorable to Mr. Weil than those in effect during his previous tenure as Chief Executive Officer;

  •
  any unvested portion of the performance-conditioned sign-on equity awards will be forfeited upon termination of Mr. Weil's employment with the Company; and

  •
  cash incentives and equity compensation under Mr. Weil's amended agreement will be subject to recovery under any "clawback" policy that may be adopted by the Company.

        In approving the sign-on equity awards, the Committee and the Board also considered the limited availability of shares under the Company's 2003 Incentive Compensation Plan, as indicated above, and noted in this context that a significant portion of the sign-on equity awards were conditional in nature insofar as the Company will not be required to deliver shares underlying 2.7 million of the equity awards to the extent that sufficient shares are not then available under the plan. In accordance with the share counting provisions of the 2003 Incentive Compensation Plan, the shares underlying such "conditional" awards do not currently reduce the shares available for grant under the plan. This allowed the Company to reserve sufficient shares to make the annual equity awards in 2011 to other employees.

        In connection with its approval of the terms of Mr. Weil's amended employment agreement, CAP provided the Committee with information comparing Mr. Weil's salary, total target cash compensation (base salary and target bonus), and total direct compensation (base salary, target bonus and target equity-based compensation) with that of chief executive officers of companies in a peer group (see "Role of the Compensation Consultant" below for additional information regarding this peer group). This information indicated that Mr. Weil's salary and total target cash compensation are above the 75th percentile of the peer group chief executive officers and his total direct compensation (taking into account the sign-on equity awards) is higher than the compensation of the peer group chief executive officers. CAP also provided certain precedent information regarding relatively large sign-on equity awards made to chief executive officers of other companies with revenue between $200 million and $3 billion. The Committee reviewed this information in connection with its decision to approve the terms of Mr. Weil's compensation, but did not use this information to set specific benchmark targets for individual components of Mr. Weil's compensation or Mr. Weil's total compensation.

Amendment to Mr. Chambrello's Employment Agreement

        In connection with Mr. Chambrello assuming the newly created role of Chief Executive Officer—Asia-Pacific Region, the Company entered into an amendment to Mr. Chambrello's employment agreement effective November 29, 2010. This amendment extended the term of Mr. Chambrello's employment agreement for an additional three (3) years until December 31, 2013, subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof.

        Under the amended agreement, Mr. Chambrello's base salary was increased to $1 million per annum, but Mr. Chambrello's salary will no longer be subject to an annual inflation adjustment. Beginning with the 2011 fiscal year, Mr. Chambrello's annual target bonus opportunity will be reduced from 100% of his base salary to 50% of his base salary (with no "maximum" bonus opportunity), and such bonus will be tied to the financial performance of the Asia-Pacific Business. In connection with entering into the amendment, Mr. Chambrello received a cash sign-on award of $1.7 million.

        In lieu of any annual equity award, Mr. Chambrello will participate in a new long-term incentive compensation program under which compensation is linked to the appreciation in the value of the

Asia-Pacific Business over a four-year period (the "Program"). Under the terms of the Program, each participant will be eligible to receive a pre-determined share of an Asia-Pacific Business incentive compensation pool. The aggregate incentive compensation pool equals up to 7.5% of the growth in the value of the Asia-Pacific Business over four years, as described below. Mr. Chambrello was awarded a participation of 36.7% of the potential incentive compensation pool.

        The incentive compensation pool is subject to a cap of (1) $35 million, in the event an Asia-Pacific Business liquidity event does not occur by December 31, 2014 or (2) $50 million, in the event an Asia-Pacific Business liquidity event occurs by December 31, 2014. An "Asia-Pacific Business liquidity event" means an initial public offering ("IPO") of at least 20% of the Asia-Pacific Business or a strategic investment by a third party to acquire at least 20% of the Asia-Pacific Business, in each case, that is approved by the Company.

        In the event an Asia-Pacific Business liquidity event does not occur by December 31, 2014, the incentive compensation pool will equal 7.5% of the growth in the value of the Asia-Pacific Business from the end of 2010 to the end of 2014. The value of the Asia-Pacific Business at the end of 2014 will be determined by multiplying the "attributable" EBITDA of the Asia-Pacific Business in 2014 by a multiple that varies based on the amount of EBITDA earned in that year, and subtracting the net debt of the Asia-Pacific Business as of December 31, 2014 from this product. The value of the Asia-Pacific Business at the end of 2010 will be determined by multiplying the "attributable" EBITDA of the Asia-Pacific Business in 2010 by the Company's EBITDA multiple based on its 2010 financial results, and subtracting the net debt of the Asia-Pacific Business as of December 31, 2010 from this product.

        In the event an Asia-Pacific Business liquidity event occurs by December 31, 2014, the incentive compensation pool will equal 7.5% of the growth in the value of the Asia-Pacific Business from the end of 2010 to the end of 2014. This growth will be calculated by multiplying the growth in "attributable" EBITDA of the Asia-Pacific Business over the four-year period by the multiple implied by the publicly traded stock price (in the event an IPO has occurred) or the multiple implied by the applicable strategic investment, and adding to this product the "attributable" EBITDA of the Asia-Pacific Business in 2010 multiplied by an applicable discounted multiple. For more details on the formula used to calculate the incentive compensation pool, see the full text of the Program available as an exhibit to the Current Report on Form 8-K filed by the Company with the SEC on December 3, 2010.

        In either case, the growth in value of the Asia-Pacific Business will be adjusted downward to take into account capital expenditures and investments made by the Company for the benefit of the Asia-Pacific Business over the four-year period and upward to take into account any dividends made to the Company from the Asia-Pacific Business over the four-year period. In addition, the "attributable" EBITDA of the Asia-Pacific Business includes all costs of the Asia-Pacific Business on a fully-loaded basis, including compensation of the Program participants.

        The multiples and caps set forth in the Program are not meant to be indicative of the Asia-Pacific Business' future results and do not reflect projections by the Company of the earnings or valuation of the Asia-Pacific Business. The terms of the Program do not reflect any present intention of the Company to effectuate a liquidity event relating to the Asia-Pacific Business.

        Payment under the Program (if any) will occur within 70 days of December 31, 2014. In the event the employment (or consultancy) of a participant (including Mr. Chambrello) is terminated prior to December 31, 2014, such participant will forfeit any payment under the Program. However, if such termination was due to death or "total disability" of the participant, or if the Company terminated the participant without "cause" (as such terms are defined in the Program) or failed to renew the applicable employment (or consulting) agreement (under circumstances where the participant was ready, willing and able to renew such agreement), such participant will receive the payment otherwise payable at the end of the four-year period, pro-rated based on the duration of such employment (or consultancy) during such period. In addition, payments to a participant under the Program will be subject to recovery under any "clawback" policy that may be adopted by the Company or in the event it is determined that such participant engaged in any conduct covered under the definition of "cause" as set forth in the Program.

        Under the terms of his amended employment agreement, Mr. Chambrello will be entitled to $1.5 million upon the earliest to occur of (1) his death, (2) termination of his employment by the Company without "cause" or due to his "total disability," or termination by Mr. Chambrello for "good reason" (as such terms are defined in the amended agreement), and (3) December 31, 2012 (provided Mr. Chambrello's employment has not been terminated by the Company for cause on or prior to such date). For a full description and quantification of the compensation and benefits that would be payable to Mr. Chambrello under the various termination events contemplated in his amended agreement, see "Potential Payments Upon Termination or Change in Control" below.

        Mr. Chambrello's employment agreement contains, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 12 months after termination.

        The terms of the amendment to Mr. Chambrello's employment agreement, including his participation in the Program, were the result of arm's length negotiations and were approved by the Committee and the full Board, which were advised by CAP. In particular, the extension to the term of Mr. Chambrello's employment to December 31, 2013 allows the Company to benefit from Mr. Chambrello's expected contributions to the growth of the Asia-Pacific Business for the next three years. In approving Mr. Chambrello's cash compensation (salary and annual bonus opportunity), the Committee and the full Board noted that Mr. Chambrello's salary would be slightly higher than his salary during 2010 but that his annual bonus opportunity would be substantially reduced. Mr. Chambrello's cash sign-on award and revised termination-related provisions were approved in the context of Mr. Chambrello's acceptance of his new role and responsibilities and his agreement that his new role did not trigger payment of termination benefits under his employment agreement.

        In approving the terms of the Program, and Mr. Chambrello's participation therein, the Committee and the full Board considered:

  •
  the importance of the Asia-Pacific Business to the Company's growth prospects;

  •
  the importance of incentivizing Mr. Chambrello and other Program participants who are directly involved in managing and/or developing the Asia-Pacific Business;

  •
  the performance-based nature of the Program under which payments would be paid only to the extent of the long-term appreciation of the value of the Asia-Pacific Business, of which the Company would be the primary beneficiary;

  •
  that payments under the Program are capped; and

  •
  potential payments to Mr. Chambrello under the Program would be in lieu of any annual equity awards.

        In connection with its approval of the terms of Mr. Chambrello's amended employment agreement, CAP provided the Committee with certain information comparing Mr. Chambrello's compensation pursuant to the terms of the amendment under various performance scenarios with respect to the Asia-Pacific Business with Mr. Chambrello's compensation before giving effect to the amendment under various prices of the Company's stock.

Compensation Program as it Relates to Risk

        The Company's management and the Committee, with the assistance of the Committee's independent compensation consultant, periodically review the Company's compensation policies and practices, with a focus on incentive programs, to ensure that they do not encourage excessive risk taking by the Company's employees. Specifically, this review includes the cash and equity components of the Company's MICP (in which executives generally participate) and the Company's local cash bonus and commission plans (in which other employees participate). As discussed below, the cash bonus programs are generally designed to reward achievement of annual results when measured against performance metrics, whereas the equity incentive program is designed to link a portion of compensation to long-term Company performance. Management and the Committee do not believe that the Company's compensation programs create risks that are reasonably likely to have a material adverse impact to the Company for the following reasons:

  •
  our incentive programs generally balance short- and long-term incentives, with a significant percentage of total compensation for the senior executive team provided in the form of equity-based compensation and focused on long-term performance;

  •
  the MICP and many of our local bonus plans (which often "mirror" the MICP) use multiple financial performance metrics that encourage executives and other employees to focus on the overall health of the business rather than a single financial measure;

  •
  a qualitative assessment of individual performance is a key component of individual compensation payments;

  •
  cash bonuses under the MICP, local bonus plans and the Asia-Pacific Business incentive compensation program are generally capped;

  •
  incentive compensation paid to Messrs. Weil, Chambrello and certain other senior executives (including compensation paid under the Asia-Pacific Business incentive compensation program) is subject to recovery under any "clawback" policy that may be adopted by the Company;

  •
  executive officers and certain other key employees must obtain permission from the Company's General Counsel to sell any shares, even during an open trading period;

  •
  Board and management processes are in place to oversee risk associated with the MICP and local bonus plans, including periodic business performance reviews by management and regular bonus accrual updates to the Committee; and

  •
  the Company's risk management processes—including the Company's enterprise risk management program, our Code of Business Conduct, a strong ethics and compliance function that includes suitability reviews of customers and other persons/entities with which the Company does business, internal approval processes and Legal Department review of contracts—mitigate undue risk-taking.

Components of Compensation Program

        The principal components of the Company's compensation program consist of base salaries, annual performance-based incentive compensation, long-term incentive compensation and employment agreements that include severance and change of control arrangements. During the first 11 months of 2010, prior to assuming their new roles, Mr. Weil's participation in our program reflected his previous position of Chairman of the Board and Mr. Chambrello's participation reflected his previous positions of President and Chief Executive Officer. During the final month of 2010, Mr. Weil's and Mr. Chambrello's participation in our program reflected their new responsibilities.

        The following is a description of the Company's compensation elements and the objectives they are designed to support:

Element of Compensation	Rationale	Linkage to Compensation Objectives
Base Salary	Provide fixed level of compensation	Attract and retain executive talent
Annual Incentive Compensation (cash bonuses)
Combined with salary, the target level of annual incentive compensation provides a market-competitive total cash opportunity

	Actual annual incentive compensation payout depends on Company and individual performance	Foster excellent business performance Align executive and stockholder interests by linking a portion of compensation to the annual performance of the Company Attract and retain executive talent
Long-Term Incentive Compensation (stock options, performance-conditioned RSUs and cash incentive)
Target level of long-term incentive compensation provides a market-competitive equity opportunity

Vesting of performance-conditioned RSUs (and performance-conditioned stock options granted to the Chief Executive Officer) subject to the Company meeting financial performance criteria

Long-term cash incentive tied to the appreciation in value of the Asia-Pacific Business over a four-year period granted to the Chief Executive Officer—Asia-Pacific Region
Align executive and stockholder interests by linking a portion of compensation to long-term Company performance

Foster excellent business performance that creates value for shareholders

Attract and retain executive talent

Encourage long-term service
Employment Agreements with Severance and Change in Control Provisions
Severance provisions under employment agreements provide benefits to ease an employee's transition due to an unexpected employment termination by the Company due to changes in the Company's employment needs

	Change in control provisions under employment agreements and equity compensation plans encourage employees to remain focused on the best interests of the Company in the event of rumored or actual fundamental corporate changes	Attract and retain executive talent Encourage long-term service

        The Committee reviews the compensation of the Company's executives on a periodic basis, taking into account such factors as competitive compensation levels, the Company's performance and the executive's responsibilities, experience and contributions. The Committee believes that a substantial portion of executive officer compensation should vary from year to year based on Company and individual performance.

        The Company's compensation policies are generally consistent with respect to the named executive officers, although there are differences in the executive officers' base salary levels, bonus opportunities and equity award opportunities based on the relative responsibilities of the positions, the executive officers' relative importance to the success of the Company and, to some extent, the terms of the executive officers' employment agreements resulting from arm's length negotiations. For example, the Chief Executive Officer has the highest base salary and bonus and equity award opportunities among the executive officers because the Committee views his position and performance as the most critical to the success of the Company. The annual and long-term incentive compensation opportunity of the Chief Executive Officer—

Asia-Pacific Region is based on the financial results of our Asia-Pacific Business, which is consistent with the position's focus on growing that business.

Base Salary

        The salary levels of the Company's executive officers are reviewed on an annual basis in light of the competitive marketplace, the executive officer's responsibilities, experience and contributions and internal equity considerations. Internal equity in this context means ensuring that executives in comparable positions are rewarded comparably.

        In January 2010, Mr. Weil's salary was decreased from $1,631,748 to $1,023,239 under the terms of his employment agreement entered into in connection with his relinquishment of the role of Chief Executive Officer in 2009.

        Messrs. Weil, Chambrello, and Lipkin received salary increases in 2010 as shown below:

Executive	Salary Increases	Effective Date	New Salary Rate
Mr. Weil	$476,761	12/01/2010	$1,500,000
Mr. Chambrello	$84,370	11/29/2010	$1,000,000
Mr. Lipkin	$50,000	02/01/2010	$450,000

        The 2010 salary increases for Messrs. Weil and Chambrello were provided pursuant to the terms of their amended employment agreements in connection with their new roles, as described above. In early 2010, the Committee approved an increase to Mr. Chambrello's salary to $1,000,000 in recognition of his promotion to Chief Executive Officer at the beginning of 2010. At the time, however, Mr. Chambrello determined to forgo such increase (as well as the inflation-based increase to his salary to which he was entitled to under the terms of his employment agreement).

        The 2010 salary increase for Mr. Lipkin was provided upon the recommendation of the Chief Executive Officer (Mr. Chambrello) in connection with Mr. Lipkin's promotion to Senior Vice President, for internal equity considerations and in light of the qualitative assessment of Mr. Lipkin's performance during 2009. In particular, Mr. Chambrello and the Committee took into account Mr. Lipkin's role in the improvement in the Company's cash flow and liquidity position during 2009, including the effective management of liquidity concerns related to the Company's 0.75% convertible senior subordinated debentures due 2024 and the earn-out payable in connection with the Company's 2006 acquisition of The Global Draw Limited ("Global Draw"), as well as the completion of a number of financing transactions that extended the weighted average maturity of the Company's debt from approximately 3.1 years to approximately 5.2 years.

Annual Incentive Compensation

        The Company's executive officers are eligible to receive annual cash bonuses under the Company's MICP, which provides bonus opportunities based on the Company's overall performance relative to financial targets approved for a given fiscal year, the financial performance of individual business units of the Company for executives directly involved with the operation of those units, and an assessment of the executive's performance and contribution relative to individual goals and objectives, including factors not quantitatively measurable by financial results.

        If the financial performance targets are met or exceeded, participants are eligible to receive cash bonuses based on a pre-established target percentage of their base salaries which, for senior executives, ranges from a target percentage of 50% of base salary to 100% of base salary.

        With respect to 2010 bonuses, upon the recommendation of the Chief Executive Officer (Mr. Chambrello), the Committee determined to revise the payout percentages and target levels from those in effect for 2009 bonuses. As was the case for 2009, no portion of the 2010 bonus attributable to a particular financial measure would be payable unless at least 85% of the budgeted amount is achieved, and the payout percentage at this threshold level would be 35% of an executive's target bonus opportunity. Payout of 100% of the portion of the bonus attributable to a particular financial measure would require achievement of 100% of the budgeted amount of such financial measure (compared to 110% of the budgeted amount in 2009). Payouts would be capped at 200% of the portion of the bonus attributable to a particular financial measure, and this maximum payout would require attainment of 114% of the budgeted amount (compared to 130% of the budgeted amount in 2009). Pro-rated payouts would continue to be awarded for achievement between the various target levels.

        The Chief Executive Officer (Mr. Chambrello) and the Committee assessed that there was a reasonable chance that the revised payout structure would result in a payout percentage with respect to the financial performance component of an executive's 2010 bonus (i.e., before giving effect to any discretion exercised by the Committee) that was higher than in 2009 but less than prior years. The Chief Executive Officer (Mr. Chambrello) and the Committee determined that this revised payout structure struck an appropriate balance between further incentivizing participants to achieve relatively difficult financial performance targets while maintaining the focus on managing incentive compensation costs in a difficult economic environment. The revised payout structure also mitigated potential risks associated with the bonus program through the institution of the cap on bonus payouts. The total payout percentage with respect to the financial performance component(s) of an executive's bonus in 2010 was 42%, as indicated below, compared to 23%, 42%, 105% and 67% in 2009, 2008, 2007 and 2006, respectively.

        Based on the revised payout structure, the named executive officers had the following bonus opportunities under the MICP for 2010:

Executive	Threshold Bonus Opportunity (as a % of Base Salary)	Target Bonus Opportunity (as a % of Base Salary)	Maximum Bonus Opportunity (as a % of Base Salary)
Mr. Weil	35.0%	100.0%	200.0%
Mr. Lipkin	23.5%	67.0%	134.0%
Mr. Chambrello	35.0%	100.0%	200.0%
Mr. Raphaelson	23.3%	66.7%	133.4%
Mr. Potts	23.3%	66.7%	133.4%
Mr. Beason	23.3%	66.7%	133.4%

        Mr. Weil's threshold, target and maximum bonus opportunities of 35%, 100% and 200%, respectively, indicated in the table above reflect his bonus opportunities as a percentage of his salary for December 2010 under the MICP program. Under the terms of Mr. Weil's employment agreement in effect prior to the December 2010 amendment, Mr. Weil was entitled to a fixed bonus for 2010 equal to his salary.

        The bonus amounts for the named executive officers are determined based on attainment of financial performance targets set for the year, subject to the Committee adjusting an award based on individual performance or other factors. For 2010 bonuses, as was the case for 2009 bonuses, the Committee used adjusted EBIT and free cash flow as the financial performance measures under the MICP (with the financial performance component of an executive's bonus opportunity being weighted one-half for adjusted EBIT and one-half for free cash flow). "Adjusted EBIT" was defined as net income plus income tax expense, interest expense, other expense (income), loss (gain) on early extinguishment of debt and stock compensation expense, subject to substantially the same adjustments contemplated by the EBITDA metric in the Company's credit agreement and the EBITDA metric reported in the Company's earnings releases, as well as certain additional adjustments in the discretion of the Committee (e.g., to take into account sign-on or guaranteed bonuses approved by the Committee, earn-out payments in connection with acquisitions and accounting changes during the year). "Free cash flow" was defined as adjusted EBIT plus depreciation and amortization less capital expenditures (which includes wagering systems expenditures and other intangible assets and software expenditures), subject to certain additional adjustments in the discretion of the Committee (e.g., to take into account repurchases of the Company's stock authorized by the Board and capital and other projects pre-approved by the Committee).

        The adjusted EBIT and free cash flow targets set at the beginning of 2010 for corporate financial performance, the actual results achieved, and the applicable payout percentages are shown below:

Payout Percentages	Threshold		Target		Maximum
Percentage of Performance Measure Achieved	85%	93%	100%	107%	114%
Payout (as % of Target Bonus Opportunity Attributable to Performance Measure)	35%	50%	100%	150%	200%

Performance Target ($ in millions):						2010 Actual	Actual Payout %
Adjusted EBIT (50% weighting)	$162.0	$177.3	$190.6	$203.9	$217.3	$162.4	35%
Free Cash Flow (50% weighting)	$159.9	$174.9	$188.1	$201.3	$214.4	$172.9	48%
Total Payout Percentage							42%

        The actual adjusted EBIT approved by the Committee ($162.4 million) excluded, among other items, the impact of amortization expense and taxes on the Company's share of the net earnings of its Italian joint venture, which is now reported on an after-tax basis and reflects amortization of the upfront fee for the new Italian instant ticket concession, the impact of an adjustment associated with the "held for sale" accounting treatment of the racing and venue management businesses (the "Racing Business") prior to their disposition, the write-off of Global Draw's legacy technology platform and certain severance costs associated with Global Draw's migration to a new back-end technology platform, the write-off of certain legacy terminals acquired in the Global Draw acquisition, an earn-out payment in connection with a prior acquisition and a sign-on bonus approved by the Committee.

        Based on the foregoing and after considering the recommendations of the Chief Executive Officer (Mr. Weil) (other than with respect to Mr. Weil's own bonus) and the Committee's own evaluation of each executive's performance and his relative contribution to the Company's overall performance, the Committee approved MICP bonuses for 2010 as shown below:

Executive	Bonus Award	Award as a % of Target Bonus	Award as a % of Salary
Mr. Weil	$51,875	42%	42%
Mr. Lipkin	$123,964	42%	28%
Mr. Chambrello	$382,904	42%	41%
Mr. Raphaelson	$171,481	42%	28%
Mr. Potts	$129,960	42%	28%
Mr. Beason	$159,950	55%	37%

        The amount shown above for Mr. Weil reflects a pro-rated bonus for December 2010 based on the foregoing results under the terms of the MICP, as contemplated by the terms of the December 2010 amendment to his employment agreement. The MICP bonus for Mr. Beason reflects the corporate financial performance results (50% weighting) and the lottery business unit results (50% weighting and reflecting 43% achievement of the business unit adjusted EBIT target and 93% of the business unit free cash flow target).

        As indicated above, in accordance with the terms of his employment agreement prior to the December 2010 amendment, Mr. Weil also received a bonus equal to his salary during the first 11 months of 2010. In addition, the Committee, upon the recommendation of the Chief Executive Officer (Mr. Weil), determined to award special (i.e., non-MICP) bonuses (not reflected in the table above) for 2010 as follows:

  •
  $26,260 for Mr. Chambrello, which reflects the bonus he otherwise would have received under the terms of the MICP had he accepted his salary increase effective March 1, 2010;

  •
  $100,000 for Mr. Lipkin in light of (1) his role in the completion of a number of financing transactions that extended the weighted average maturity of the Company's debt and funded the Company's portion of the upfront fee for the new Italian instant ticket concession, (2) his contributions in connection with a number of strategic investments and joint ventures, including the Company's joint venture to act as the private manager for the Illinois lottery, and merger and acquisition transactions, including the sale of the Racing Business and the acquisition of substantially all of the assets of GameLogic Inc., (3) his expanded role in overseeing the Company's investor relations and procurement departments and (4) internal equity considerations;

  •
  $50,000 for Mr. Raphaelson in recognition of (1) his contributions in connection with the Company's joint ventures and strategic arrangements with Playtech Limited, (2) his contributions to the completion of the sale of the Racing Business and (3) his role in a successful protest of a lottery contract award to another vendor;

  •
  $25,000 for Mr. Potts in recognition of (1) his efforts in respect of compliance and security matters associated with several new business opportunities and our China operations, (2) his coordination of a successful security symposium that was attended by several domestic and international customers and potential customers and (3) his assistance in securing the regulatory approvals necessary to consummate the sale of the Racing Business; and

  •
  $25,000 for Mr. Beason in light of (1) his contributions to our China systems development, (2) the results of operations of our Lottery Systems Group (which Mr. Beason led during 2010) relative to the MICP targets for that business unit before impairment charges, (3) his role in the successful launch of the Indiana online lottery contract and (4) his role in the development of a new lower cost terminal for our lottery business.

        Upon the recommendation of the Chief Executive Officer (Mr. Weil), the Committee determined to make certain changes to the 2011 cash bonus program under the MICP, including using an "attributable EBITDA" metric in lieu of the "adjusted EBIT" metric and adding a revenue performance metric. The financial performance component of an executive's bonus opportunity for 2011 will be weighted one-third for attributable EBITDA, one-third for free cash flow and one-third for revenue. "Attributable EBITDA," which is substantially based on the definition of "attributable EBITDA" that we recently began reporting in our earnings releases, is defined as our consolidated EBITDA plus our share of the EBITDA of our joint ventures, subject to the same adjustments that are contemplated by the definition of "consolidated EBITDA" in our credit agreement and certain additional adjustments in the discretion of the Committee (e.g., to take into account sign-on or guaranteed bonuses approved by the Committee, accounting changes during the year, stock repurchases under the Board-authorized repurchase program and unbudgeted capital expenditures approved by the Committee). The Committee determined to use "attributable EBITDA" for the 2011 bonus program in order to promote consistency with the EBITDA-based metric that we publicly report and the EBITDA-based metric that determines our compliance with the financial covenants contained in our credit agreement. The Committee noted that the benefit of using adjusted EBIT in order to hold management accountable for charges taken in connection with the write-off of investments could still be preserved through case-by-case downward adjustments to attributable EBITDA. The Committee determined to add revenue as a metric in order to incentivize "top line" growth and in light of the Company's interest in not achieving growth solely through cost cutting.

        In addition, the Committee, upon the recommendation of the Chief Executive Officer (Mr. Weil), determined to revise the payout percentages for 2011 bonuses. Baseline levels of financial performance have been established on a consolidated and business unit basis. Achievement of the baseline financial performance will potentially result in a payout of 55% of an executive's target bonus opportunity (rather than 100% as in prior years). Higher bonus payouts relative to an executive's bonus opportunity will potentially be "funded" by incremental achievement of the financial performance targets over the baseline targets. The revised payout structure was approved in light of the Company's focus on managing incentive compensation costs and achieving budget objectives.

Long-Term Incentive Compensation

        The Company's executive officers receive long-term incentive awards, such as stock options and RSUs, under the stockholder-approved 2003 Incentive Compensation Plan that link their compensation with the long-term performance of the Company, align their interests with stockholders and encourage long-term service. Each year, executives have the opportunity to receive equity awards based on a formula approved by the Committee. Under the current equity award opportunity guidelines, participants in the MICP are eligible to receive a number of shares having an aggregate value equal to a designated percentage of base salary (with the actual award determined in the discretion of the Committee). As in prior years, the equity award opportunity for 2010 was based on the participant's bonus award opportunity as shown below for the named executive officers:

Executive	Target Bonus Opportunity (Value as a % of Salary)	Equity Award Opportunity (Value as a % of Salary)
Mr. Weil	100.0%	155%
Mr. Lipkin	67.0%	95%
Mr. Chambrello	100.0%	150%
Mr. Raphaelson	66.7%	95%
Mr. Potts	66.7%	95%
Mr. Beason	66.7%	95%

        Mr. Weil's annual equity award for 2010 was entirely in the form of RSUs, as contemplated by his employment agreement. With respect to the annual equity awards for 2010, as in prior years, the Committee determined that, for the named executive officers (other than Mr. Weil) and certain other senior officers, one-half of the value would be granted in stock options and one-half in RSUs based on the fair value of the awards at the time of grant. The awards are scheduled to vest over a period of four years subject to the satisfaction of financial performance criteria in the case of the RSUs granted to the named executive officers and certain other senior officers.

        For the named executive officers (other than Mr. Weil) and certain other senior officers, the Committee determined to award half of the value of the annual equity opportunity in the form of stock options because it believes it is important for a portion of the equity opportunity of the executive officers to be linked to creating value for the Company's stockholders. Because the stock options are granted with an exercise price that is equal to the market price of our common stock on the date of grant, the executive officer will realize value on the stock options only if our stockholders realize value on their shares. The Committee determined to award the other half of the value of the annual equity opportunity in the form of RSUs because the Committee believes that RSUs encourage long-term service since, upon vesting of these units, the executive will receive value regardless of stock price volatility. The Committee believes RSUs also help to align the interests of our executive officers with those of our stockholders since the value of the shares underlying the RSUs appreciates as the Company's stock price increases. The Committee also considered that awards of RSUs utilize fewer shares under the Company's equity compensation plan than option awards with an equivalent value. This evenly split allocation of value among stock options and RSUs is based on the Committee's assessment of an appropriate balance of the foregoing objectives and in light of the recommendation of the Committee's independent compensation consultant, which was based in part on its assessment of market practice for allocating between different forms of equity incentive compensation.

        In 2010, each of the named executive officers received annual equity awards based on such officer's equity award opportunity. The number of stock options and RSUs comprising the annual equity awards for 2010 is set forth below:

Executive	Date of Grant	Equity Awards	Vesting Schedule
Mr. Weil	02/22/2010	101,343 RSUs	4 years
Mr. Weil	03/23/2010	60,268 RSUs	4 years
Mr. Lipkin	02/22/2010	26,791 stock options and 13,658 RSUs	4 years
Mr. Chambrello	02/22/2010	86,071 stock options and 43,880 RSUs	4 years
Mr. Raphaelson	02/22/2010	36,882 stock options and 18,803 RSUs	4 years
Mr. Potts	02/22/2010	27,951 stock options and 14,250 RSUs	4 years
Mr. Beason	02/22/2010	26,076 stock options and 13,294 RSUs	4 years

        The Committee considered and approved an additional RSU award to Mr. Weil in March 2010, as indicated above, in order to effectuate the intent of the terms of his employment agreement that his 2010 equity award opportunity would be based on his 2009 salary.

        The annual RSUs approved for the named executive officers were subject to achievement of 2010 financial performance criteria (revenue of at least $835.7 million, free cash flow of at least $149.4 million or adjusted EBIT of at least $140.6 million). In February 2011, the Committee determined that the performance condition had been met, resulting in the vesting of the first installment of these awards. The balance of these awards are scheduled to vest in 25% increments on each of the second through fourth anniversaries of the grant date, subject to service requirements.

        In addition, special or non-recurring awards were awarded during 2010 as set forth below:

Executive	Date of Grant	Equity Awards	Vesting Schedule
Mr. Lipkin	02/22/2010	20,000 RSUs	4 years
Mr. Weil	12/02/2010	1,000,000 each of performance-conditioned stock options and RSUs	5 years
Mr. Weil	12/02/2010	1,000,000 each of time-vesting stock options and RSUs	4 years

        The special award of 20,000 RSUs to Mr. Lipkin in February 2010 was made in connection with his promotion to Senior Vice President and in light of the qualitative assessment of Mr. Lipkin's performance during 2009, as described above. The sign-on awards to Mr. Weil of one (1) million performance-conditioned stock options, one (1) million performance-conditioned RSUs, one (1) million time-vesting stock options and one (1) million time-vesting RSUs were made in connection with the December 2010 amendment to his employment agreement, as described above.

        The value of the awards granted to the named executive officers in 2010 (other than the sign-on performance-conditioned equity awards granted to Mr. Weil) is shown in the "Grants of Plan-Based Awards for Fiscal Year 2010" table below. The table excludes Mr. Weil's sign-on performance-conditioned equity awards, as the grant date fair value of such awards has yet to be established under applicable accounting rules.

        Beginning with the 2010 annual awards described above, the Committee determined to reduce the vesting period of equity awards from five years to four years, based on the recommendation of management and the analysis of the Committee's independent compensation consultant that indicated that equity awards granted by companies comprising the Company's peer group are generally subject to four-year or three-year graded vesting for both stock options and RSUs.

        For the 2011 annual equity awards, based on the recommendation of management and in light of the limited share availability under our equity compensation plans, the Committee determined to use the then average stock price over the previous two years ($13.15), rather than the then current stock price ($8.90), to determine the number of equity awards granted to executives and others who participate in the program (i.e., the number of equity awards granted to an executive was calculated by dividing the executive's equity award opportunity by such two-year average stock price). By doing so, the 2011 annual equity awards represented approximately 30% fewer shares than they otherwise would have had the then current stock price been used.

        As noted above, Mr. Weil is not eligible for annual equity awards in 2011 and 2012 under the terms of the December 2010 amendment to his employment agreement. Beginning in 2011, in lieu of any annual equity award, Mr. Chambrello will participate in a new compensation program under which his long-term incentive compensation opportunity will be based on the appreciation in the value of the Asia-Pacific Business over a four-year period. See "—Executive Management Changes" above.

Supplemental Executive Retirement Plan

        As part of the Committee's continuing review of executive compensation and benefits, the Committee discontinued the Company's Supplemental Executive Retirement Plan ("SERP") as of the end of 2005. Benefit accruals for the SERP's four participants were frozen at amounts calculated at the end of 2005. The amounts are fully vested and credited for interest at a rate of 4% per annum, compounded annually, from the period from December 31, 2005 through distribution. Mr. Weil is the only employee with a balance remaining in the plan. Additional information regarding the SERP and the amounts credited during 2010 is shown in the section below titled "Supplemental Executive Retirement Plan."

Retirement Plans

        Executive officers are eligible to participate in our 401(k) retirement plan under the same rules that apply to other employees. Under the plan, eligible employees of the Company and our U.S. subsidiaries may elect to defer a percentage of their compensation each year subject to plan limits and caps imposed by the Internal Revenue Service ("IRS") (maximum contributions of $16,500 for 2010). Prior to early 2009, the Company made matching contributions of 50 cents on the dollar for the first 6% of participant contributions (for a match of up to 3% of eligible compensation). In early 2009, the Committee approved an amendment to the 401(k) plan to reduce the Company's matching contributions to 25 cents on each dollar for the first 6% of participant contributions for a match of up to 1.5% of eligible compensation. Effective January 1, 2010, a portion of the 2009 reduced matching contribution was restored such that the Company's matching contributions are currently 37.5 cents on each dollar for the first 6% of participant contributions for a match up to 2.25% of eligible compensation.

        We also have a non-qualified deferred compensation plan that enables executive officers and other eligible employees to defer receipt of up to 50% of their base salary and up to 100% of their cash bonus under the MICP during their employment or for certain specified minimum deferral periods. Non-employee directors may also defer their director fees and other cash compensation payable for director services under this plan. The Company does not make any matching or profit sharing contributions under this plan. Accounts are maintained for participants, who elect to have their deferrals mirror the performance of investment options that we may offer from time to time. Although we have established a rabbi trust to assist us in meeting our obligations under the plan, account balances under the plan are unsecured under rules of the IRS and remain part of the Company's general assets until distributed to the participants. The value of participant deferrals is based solely on the performance of the investment options that they select. The Company does not guarantee any minimum return on those investments.

        Additional information regarding the non-qualified deferred compensation plan and the amounts contributed by the named executive officers is shown in the section below titled "Non-Qualified Deferred Compensation."

Role of Management

        The Committee works directly with our Chief Human Resources Officer on the compensation program and receives recommendations from the Chief Executive Officer regarding the compensation of other executive officers.

Role of Compensation Consultant

        The Committee has the sole authority to select and retain outside compensation consultants or any other consultants, legal counsel or experts to provide independent advice and assistance in connection with the execution of its responsibilities. The Committee engaged CAP to provide independent advice regarding executive and director compensation and other matters in the execution of the Committee's duties.

        At the Committee's request, CAP assisted the Committee during 2010 by:

  •
  attending all scheduled meetings of the Committee and providing advice and context on matters discussed in the meetings;

  •
  providing advice regarding the reduction of the vesting period of the Company's equity awards from five years to four years;

  •
  assisting in the review of the Company's compensation policies and practices, with a focus on incentive programs, from a risk management perspective;

  •
  reviewing and providing advice on the employment agreement amendments for Messrs. Weil and Chambrello as described above under "—Executive Management Changes"; and

  •
  reviewing and providing recommendations with respect to the level and structure of director compensation.

        The Committee's compensation consultant generally attends meetings of the Committee, is available to participate in executive sessions and also communicates directly with the Committee chairman or its members outside of meetings. The compensation consultant reports directly to the Committee, which determines the scope of requested services and approves fee arrangements for its work.

        During 2009, at the request of the Committee, the Committee's compensation consultant at that time, Mercer LLC ("Mercer"), conducted a periodic review of the companies comprising the Company's peer group for purposes of comparing executive compensation. Based on this review, Mercer recommended revising the peer group to include companies based on the following criteria: (1) direct competitors (gaming companies); (2) technology companies; and (3) 50 general industry companies with revenues generally ranging from $500 million to $2 billion, or approximately 50% to 200% of the Company's consolidated revenues. Based on these criteria, Mercer recommended, and the Committee approved, a peer group comprised of six gaming companies (Bally Technologies, Inc., Boyd Gaming Corporation, International Game Technology, Penn National Gaming, Inc., Pinnacle Entertainment, Inc. and WMS Industries Inc.) and five technology companies (Affiliated Computer Services, Inc., Fiserv, Inc., Mentor Graphics Corporation, Quest Software, Inc. and Verisign, Inc.), along with 50 general industry companies with revenues generally ranging from $500 million to $2 billion.

Equity Grant Practices

        The Committee generally grants equity awards, including stock options and RSUs, at regularly scheduled meetings which are normally scheduled in the prior year. The exercise price for option grants is determined by calculating the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. An award that is approved for a new hire would generally not be deemed granted until the date the employee begins employment. As an administrative convenience, the Committee has delegated to the Chief Executive Officer the authority to grant awards to new hires and other employees who are not executive officers in between Committee meetings, within designated award levels, subject to reporting to the Committee at the Committee's next scheduled meeting.

Employment Agreements; Severance and Change in Control Arrangements

        We have entered into employment agreements with our executive officers. The agreements specify duties and minimum compensation commitments. The agreements also provide for severance benefits in certain circumstances and impose restrictive covenants that relate to, among other things, confidentiality and competition. The Committee believes that employment agreements with our executive officers are desirable as a means to attract executive talent, to encourage long-term service, to obtain a measure of assurance as to the executive's continued employment in light of prevailing market competition, to impose the restrictive covenants described above and, where practicable, to provide comparable severance and other terms and conditions to similarly situated executives.

        The severance protection provided under employment agreements assists the Company in attracting and retaining executives and is designed to ease an executive's transition in the event of an unexpected termination by the Company due to changes in the Company's employment needs. Severance provisions that are included in the agreements do not generally enhance an employee's current income, and therefore are generally independent of the direct compensation decisions made by the Committee from year to year.

        The employment agreements with our named executive officers provide for enhanced severance payments if their employment were terminated in connection with a change in control (as defined in the agreements). The Committee views these enhanced severance provisions as appropriate because they encourage executives to remain focused on the Company's business in the event of rumored or actual fundamental corporate changes, allow executives to assess potential change in control transactions objectively without regard to the potential impact on their own job security and are generally not triggered in connection with a change in control unless an executive's employment is terminated without "cause" or the executive terminates for "good reason" within certain timeframes.

        The Company has change in control provisions in its equity compensation plans such that unvested stock options and other equity awards would generally accelerate upon a change in control (as defined in the plans). These provisions apply to all plan participants. The Committee believes that these provisions are appropriate since an employee's position could be adversely affected by a change in control even if he or she is not terminated.

        For further details about the agreements with the named executive officers, see the section titled "Potential Payments Upon Termination or Change in Control" below.

Factors Affecting Compensation

Tax Deductibility of Executive Compensation

        In implementing the Company's compensation programs, the Committee's general policy is to consider any significant effects of Section 162(m) of the Internal Revenue Code, which limits a public company's tax deduction for certain compensation in excess of $1 million paid to the chief executive officer and certain of the other highest paid executive officers. The Committee has taken steps so that annual bonuses under the MICP as well as stock options and RSUs granted to senior executive officers will generally qualify as "performance-based" compensation, which is excluded from the $1 million deductibility cap imposed under Section 162(m). Some forms of compensation, however, such as salary, guaranteed minimum bonuses and RSUs awarded without performance-based vesting conditions (including time-vesting RSUs awarded in 2010) do not qualify for tax deductibility in amounts in excess of $1 million per year. While the Committee generally seeks to take advantage of favorable tax treatment in implementing the Company's executive compensation programs, the Committee has authorized and may in the future authorize compensation that does not qualify for tax deductibility in circumstances in which the Committee believes it is necessary or appropriate to give priority to other objectives of the Company.

Accounting Considerations

        The Committee considers the accounting implications with respect to the executive compensation program including the estimated cost for financial reporting purposes of equity compensation as well as the aggregate grant date fair value of equity compensation computed in accordance with FASB ASC Topic 718.

COMPENSATION COMMITTEE REPORT

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based on that review and discussion, the Compensation Committee has recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
Peter A. Cohen, Chairman J. Robert Kerrey Barry F. Schwartz

Summary Compensation Table

        The table below shows the compensation of the Chairman and Chief Executive Officer, the Chief Financial Officer, the former President and Chief Executive Officer who served in that role until November 29, 2010 and now serves as Chief Executive Officer—Asia-Pacific Region, and the other three highest paid executive officers who were executive officers holding the positions beneath their names as of December 31, 2010. These six individuals are the named executive officers for 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(1)	All Other Compensation ($)(4)	Total ($)
A. Lorne Weil(5)	2010	1,069,439	937,696	10,523,520	3,849,124	51,875	15,513	16,447,167
Chairman and	2009	1,631,748	—	1,011,684	1,012,209	1,631,748	24,302	5,311,691
Chief Executive Officer	2008	1,606,367	—	1,244,933	1,244,916	566,667	157,073	4,819,956
Jeffrey S. Lipkin(6)	2010	447,692	100,000	526,748	213,753	123,964	5,513	1,417,670
Senior Vice President and	2009	303,077	385,000	496,400	180,028	325,000	1,433	1,690,938
Chief Financial Officer
Michael R. Chambrello(7)	2010	927,264	1,726,260	686,722	686,722	382,904	5,513	4,415,385
Chief Executive Officer—	2009	915,630	—	549,377	549,661	206,017	6,238	2,226,923
Asia-Pacific Region	2008	915,630	100,000	2,568,983	549,366	386,396	6,900	4,527,275
Ira H. Raphaelson	2010	619,500	50,000	294,267	294,265	171,481	5,513	1,435,026
Vice President and General	2009	619,386	—	235,409	235,534	92,602	5,861	1,188,792
Counsel	2008	590,000	50,000	734,754	280,249	166,070	6,900	1,827,973
Larry A. Potts	2010	469,500	25,000	223,013	223,009	129,960	5,513	1,075,995
Vice President and Chief	2009	469,500	14,540	178,413	178,502	70,460	5,469	916,884
Compliance Officer
Steven W. Beason(8)	2010	438,000	25,000	208,051	208,049	159,950	5,513	1,044,563
Vice President and Enterprise
Chief Technology Officer

(1)
The amounts in the "bonus" column for 2010 reflect a fixed bonus to Mr. Weil for 11 months of service as Chairman in 2010 prior to his assuming the role of Chief Executive Officer, a one-time sign-on bonus to Mr. Chambrello in 2010 under the terms of his employment agreement in connection with his new role as Chief Executive Officer—Asia-Pacific Region and special bonuses awarded in 2010 to Messrs. Lipkin, Chambrello, Raphaelson, Potts and Beason. The amounts in the "non-equity incentive plan compensation" column reflect the performance bonuses awarded under our MICP.

(2)
The amounts in the "stock awards" column reflect the aggregate grant date fair value of RSUs awarded during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of the RSUs was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. For a discussion of valuation assumptions, see Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010. The requirement under SEC rules to report the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 replaces the prior requirement to report the dollar amount recognized for financial statement reporting purposes for the fiscal year with respect to all awards granted to the individual. Amounts for 2008 were restated to reflect the new requirement.

(3)
The amounts in the "option awards" column reflect the aggregate grant date fair value of the stock options awarded during the applicable year to the named executive officers, computed in accordance with FASB ASC Topic 718. The fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010. The requirement under SEC rules to report the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 replaces the prior requirement to report the dollar amount recognized for financial statement reporting purposes for the fiscal year with respect to all awards granted to the individual. Amounts for 2008 were restated to reflect the new requirement.

(4)
The amounts indicated in the "all other compensation" column for 2010 include the following:

(a)
Employer contributions to 401(k) retirement plan of $5,513 for each of Messrs. Weil, Lipkin, Chambrello, Raphaelson, Potts and Beason.

  (b)
  Reimbursement for legal services provided to Mr. Weil in connection with the December 2010 amendment to his employment agreement, $10,000.

(5)
Mr. Weil, the Company's Chairman of the Board, became Chief Executive Officer effective November 29, 2010, a position he previously held from 1992 through 2008. Upon becoming Chief Executive Officer, Mr. Weil was awarded sign-on equity awards comprised of 1,000,000 time-vesting RSUs, 1,000,000 time-vesting stock options (with an exercise price of $9.00 per share), 1,000,000 performance-conditioned RSUs and 1,000,000 performance-conditioned stock options (with an exercise price of $8.06 per share). The delivery of the shares underlying any vested performance-conditioned RSUs and the exercisability of any vested performance-conditioned stock options is subject to sufficient shares being available under the applicable equity compensation plan. The amounts in the "stock awards" and "option awards" columns do not reflect these performance-conditioned equity awards as the grant date fair value of such awards has yet to be established under applicable accounting rules.

(6)
Mr. Lipkin became Chief Financial Officer on April 1, 2009. The compensation for Mr. Lipkin in 2009 reflects amounts paid to him for a partial year of employment as well as sign-on cash and equity awards under the terms of his employment agreement.

(7)
Mr. Chambrello served as President and Chief Executive Officer from January 1, 2010 to November 29, 2010. He became Chief Executive Officer—Asia-Pacific Region effective November 29, 2010.

(8)
During 2010, Mr. Beason served as Vice President, Chief Technology Officer and President of the Lottery Systems Group.

Grants of Plan-Based Awards for Fiscal Year 2010

        The table below provides information regarding the performance bonuses, stock options and RSUs granted to the named executive officers during 2010.

						Estimated Future Payouts Under Equity Incentive Plan Awards ($)(2)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)				All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)		Grant Date Fair Value of Stock and Option Awards ($)(6)
									Exercise or Base Price of Option Awards ($/Sh)(5)
		Compensation Committee (or Board) Meeting Date
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Target (#)
A. Lorne Weil(9)	—	—	43,750	125,000	250,000	—	—	—	—	—
	02/22/2010	02/22/2010	—	—	—	101,343	—	—	—	1,586,018
	03/23/2010	03/23/2010	—	—	—	60,268	—	—	—	877,502
	12/02/2010	11/29/2010	—	—	—	—	1,000,000	—	—	8,060,000
	12/02/2010	11/29/2010	—	—	—	—	—	1,000,000	9.00	3,849,124
Jeffrey S. Lipkin	—	—	104,548	298,708	597,416	—	—	—	—	—
	02/22/2010	02/22/2010	—	—	—	—	20,000	—	—	313,000
	02/22/2010	02/22/2010	—	—	—	13,658	—	—	—	213,748
	02/22/2010	02/22/2010	—	—	—	—	—	26,791	15.65	213,753
Michael R. Chambrello	—	—	322,931	922,661	1,845,322	—	—	—	—	—
	02/22/2010	02/22/2010	—	—	—	43,880	—	—	—	686,722
	02/22/2010	02/22/2010	—	—	—	—	—	86,071	15.65	686,722
Ira H. Raphaelson	—	—	144,622	413,207	826,414	—	—	—	—	—
	02/22/2010	02/22/2010	—	—	—	18,803	—	—	—	294,267
	02/22/2010	02/22/2010	—	—	—	—	—	36,882	15.65	294,265
Larry A. Potts	—	—	109,605	313,157	626,314	—	—	—	—	—
	02/22/2010	02/22/2010	—	—	—	14,250	—	—	—	223,013
	02/22/2010	02/22/2010	—	—	—	—	—	27,951	15.65	223,009
Steven W. Beason	—	—	102,251	292,146	584,292	—	—	—	—	—
	02/22/2010	02/22/2010	—	—	—	13,294	—	—	—	208,051
	02/22/2010	02/22/2010	—	—	—	—	—	26,076	15.65	208,049

(1)
The amounts shown under the "estimated future payouts under non-equity incentive plan awards" column represent the performance bonus opportunity approved for 2010 for each of the named executive officers under the MICP. The actual amounts awarded under the program for 2010 are shown in the "Summary Compensation Table" above under the "non-equity incentive plan compensation" column. See discussion under "Compensation Discussion and Analysis—Annual Incentive Compensation." The amounts shown for Mr. Weil represent participation in the MICP for December 2010 under his amended employment agreement. Under the terms of Mr. Weil's employment agreement in effect prior to the December 2010 amendment, Mr. Weil received a fixed bonus equal to his salary for 11 months of service as Chairman in 2010, which is shown in the "Summary Compensation Table" above under the "Bonus" column.

(2)
The amounts shown under the "estimated future payouts under equity incentive plan awards" column represent the annual award of RSUs granted under the MICP based upon each named executive officer's equity award opportunity for 2010. These awards vest over a period of four years subject to the satisfaction of minimum performance criteria for 2010 and are subject to accelerated vesting in certain circumstances under the officers' employment agreements. In the event of below-target performance, none of the RSUs would have vested, and the awards do not provide an opportunity to earn additional shares in the event of above-target performance.

(3)
The amount shown under the "all other stock awards" column for Mr. Weil represents a sign-on award of 1,000,000 time-vesting RSUs under the terms of Mr. Weil's amended employment agreement, which RSUs are scheduled to vest over a period of four years subject to accelerated vesting in certain circumstances under the terms of Mr. Weil's amended employment agreement. To the extent that sufficient shares are not available under the applicable equity compensation plan for the delivery of the shares subject to 500,000 of such RSUs that are scheduled to vest on December 31, 2013 and December 31, 2014, the Company will settle such delivery in cash. On December 2, 2010, Mr. Weil received a sign-on award of an additional 1,000,000 RSUs that are scheduled to vest over a period of five years subject to the satisfaction of multi-year performance criteria. The delivery of the shares underlying any such performance-conditioned RSUs that vest is subject to sufficient shares being available under the applicable equity compensation plan. The amount shown under the "all other stock awards" column for Mr. Weil does not include these performance-conditioned RSUs as the grant date fair value of such awards has yet to be established under applicable accounting rules.

The amount shown under the "all other stock awards" column for Mr. Lipkin represents a special award of RSUs upon Mr. Lipkin's promotion to Senior Vice President in February 2010, which RSUs are scheduled to vest over a period of four years subject to accelerated vesting in certain circumstances under the terms of Mr. Lipkin's employment agreement.

(4)
The amount shown under the "all other option awards" column for Mr. Weil represents a sign-on award of 1,000,000 time-vesting stock options under the terms of Mr. Weil's amended employment agreement, which stock options are scheduled to vest over a period of four years subject to accelerated vesting in certain circumstances under the terms of Mr. Weil's amended employment agreement. To the extent that sufficient shares are not available under the applicable equity compensation plan for the delivery of the shares issuable upon the exercise of 200,000 of such stock options that are scheduled to become exercisable on December 31, 2014, the Company will elect to settle such exercise in cash. On December 2, 2010, Mr. Weil received a sign-on award of an additional 1,000,000 stock options that are scheduled to vest over a period of five years subject to the satisfaction of multi-year performance criteria. The exercisability of any such performance-conditioned stock options that vest is subject to sufficient shares being available under the applicable equity compensation plan. The amount shown for Mr. Weil under the "all other option awards" column does not include these performance-conditioned stock options as the grant date fair value of such awards has yet to be established under applicable accounting rules.

  The amounts shown under the "all other option awards" column for Messrs. Lipkin, Chambrello, Raphaelson, Potts and Beason represent the annual award of stock options granted under the MICP based upon each participant's equity award opportunity for 2010. The awards are scheduled to vest over a period of four years and are subject to accelerated vesting in certain circumstances under the terms of their employment agreements.

(5)
The $9.00 exercise price for the stock options awarded to Mr. Weil represented a premium to the market value of our common stock on the date of grant of $8.06 (which was calculated by determining the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date). The $15.65 exercise price for the stock options awarded to Messrs. Lipkin, Chambrello, Raphaelson, Potts and Beason represented the market value of our common stock on the date of grant (which was calculated by determining the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date).

(6)
The amounts indicated as the "grant date fair value" of the awards were computed in accordance with FASB ASC Topic 718. In the case of RSUs, the fair value was determined by multiplying the number of shares subject to the award by the average of the high and low sales prices of our common stock on the trading day immediately prior to the grant date. In the case of stock options, the fair value of the stock options is estimated on the date of grant using the Black-Scholes option pricing model. For a discussion of valuation assumptions, see Note 12 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2010.

Outstanding Equity Awards at Fiscal Year-End

        The table below provides information with respect to the stock options and RSUs held by the named executive officers as of December 31, 2010.

		Option Awards							Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $
A. Lorne Weil	12/14/2001	134,000	—		—		7.10	12/13/2011	—		—	—		—
	12/12/2002	119,000	—		—		6.16	12/11/2012	—		—	—		—
	12/08/2003	150,000	—		—		15.96	12/07/2013	—		—	—		—
	12/09/2004	150,000	—		—		23.15	12/08/2014	—		—	—		—
	12/15/2005	75,000	—		—		27.68	12/14/2015	—		—	—		—
	02/27/2007	97,167	—		—		33.94	02/26/2017	—		—	—		—
	02/26/2008	141,470	—		—		21.27	02/25/2018	—		—	—		—
	02/23/2009	176,559	—		—		12.21	02/22/2019	—		—	—		—
	02/22/2010	—	—		—		—	—	—		—	101,343	(2)	1,009,376
	03/23/2010	—	—		—		—	—	—		—	60,268	(2)	600,269
	12/02/2010	—	1,000,000	(3)	—		9.00	12/01/2020	1,000,000	(3)	9,960,000	—		—
	12/02/2010	—	—		1,000,000	(3)	8.06	12/01/2020	—		—	1,000,000	(3)	9,960,000
Jeffrey S. Lipkin	04/01/2009	6,000	24,000	(4)	—		12.41	03/31/2019	32,000	(5)	318,720	—		—
	02/22/2010	—	26,791	(6)	—		15.65	02/21/2020	—		—	13,658	(2)	136,034
	02/22/2010	—	—		—		—	—	20,000	(7)	199,200	—		—
Michael R. Chambrello	07/01/2005	500,000	—		—		27.01	06/30/2015	—		—	—		—
	12/15/2005	42,000	—		—		27.68	12/14/2015	—		—	—		—
	02/27/2007	25,727	17,152	(4)	—		33.94	02/26/2017	6,246	(8)	62,210	—		—
	02/26/2008	24,971	37,458	(4)	—		21.27	02/25/2018	15,498	(9)	154,360	—		—
	06/10/2008	—	—		—		—	—	28,800	(10)	286,848	—		—
	02/23/2009	19,175	76,702	(4)	—		12.21	02/22/2019	35,996	(11)	358,520	—		—
	02/22/2010	—	86,071	(6)	—		15.65	02/21/2020	—		—	43,880	(2)	437,045
Ira H. Raphaelson	02/01/2006	160,000	40,000	(4)	—		31.79	01/31/2016	19,159	(12)	190,824	—		—
	02/27/2007	13,604	9,070	(4)	—		33.94	02/26/2017	9,303	(8)	92,658	—		—
	02/26/2008	12,738	19,109	(4)	—		21.27	02/25/2018	7,906	(9)	78,744	—		—
	10/07/2008	—	—		—		—	—	15,000	(13)	149,400	—		—
	02/23/2009	8,216	32,868	(4)	—		12.21	02/22/2019	15,424	(11)	153,623	—		—
	02/22/2010	—	36,882	(6)	—		15.65	02/21/2020	—		—	18,803	(2)	187,278
Larry A. Potts	09/07/2004	50,000	—		—		16.94	09/06/2014	—		—	—		—
	12/09/2004	21,000	—		—		23.15	12/08/2014	—		—	—		—
	12/15/2005	10,000	—		—		27.68	12/14/2015	—		—	—		—
	05/03/2006	—	—		—		—	—	2,000	(14)	19,920	—		—
	02/27/2007	10,306	6,872	(4)	—		33.94	02/26/2017	5,503	(8)	54,810	—		—
	02/26/2008	9,651	14,477	(4)	—		21.27	02/25/2018	5,990	(9)	59,660	—		—
	10/07/2008	—	—		—		—	—	6,000	(13)	59,760	—		—
	02/23/2009	6,227	24,909	(4)	—		12.21	02/22/2019	11,690	(11)	116,432	—		—
	02/22/2010	—	27,951	(6)	—		15.65	02/21/2020	—		—	14,250	(2)	141,930

		Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested $
Steven W. Beason	08/08/2005	137,500	—		—	29.18	08/07/2015	—		—	—		—
	12/15/2005	19,000	—		—	27.68	12/14/2015	—		—	—		—
	02/27/2007	9,684	6,457	(4)	—	33.94	02/26/2017	2,352	(8)	23,426	—		—
	02/26/2008	9,456	14,186	(4)	—	21.27	02/25/2018	5,869	(9)	58,455	—		—
	07/31/2008	—	—		—	—	—	6,000	(13)	59,760	—		—
	02/23/2009	5,809	23,238	(4)	—	12.21	02/22/2019	10,905	(11)	108,614	—		—
	02/22/2010	—	26,076	(6)	—	15.65	02/21/2020	—		—	13,294	(2)	132,408

(1)
The value shown was calculated by multiplying the number of RSUs by the closing price of our common stock on December 31, 2010 ($9.96).

(2)
These RSUs were awarded with a four-year vesting schedule, with one-fourth vesting on each of the first four anniversaries of the date of grant subject to the satisfaction of minimum performance criteria for 2010. The first installment vested in February 2011 based on attainment of the 2010 performance goal (but is shown as unvested in the table above, which provides information as of December 31, 2010) and the balance is scheduled to vest in three installments, one-third on each of the second through fourth anniversaries of the date of grant.

(3)
On December 2, 1010, Mr. Weil received sign-on equity awards under the terms of his amended employment agreement comprised of (a) 1,000,000 RSUs with a four-year vesting schedule, with one-fourth scheduled to vest on each of the first four anniversaries of the date of grant, (b) 1,000,000 stock options with a four-year vesting schedule, with one-fourth scheduled to vest on each of the first four anniversaries of the date of grant, (c) 1,000,000 RSUs with a five-year vesting schedule, with one-fifth scheduled to vest in five equal annual installments beginning on March 15, 2012 subject to the satisfaction of multi-year performance criteria, and (d) 1,000,000 stock options with a five-year vesting schedule, with one-fifth scheduled to vest in five equal annual installments beginning on March 15, 2012 subject to the satisfaction of multi-year performance criteria. The delivery of the shares underlying any vested performance-conditioned RSUs and the exercisability of any vested performance-conditioned stock options is subject to sufficient shares being available under the Company's equity plan. See "—Compensation Discussion and Analysis—Executive Management Changes—Amendment to Mr. Weil's Employment Agreement" above for additional information regarding these sign-on equity awards.

(4)
These stock options were awarded with a five-year vesting schedule, with one-fifth vesting on each of the first five anniversaries of the date of grant.

(5)
These RSUs were awarded with a five-year vesting schedule, with one-fifth vesting on each of the first five anniversaries of the date of grant.

(6)
These stock options were awarded with a four-year vesting schedule, with one-fourth vesting on each of the first four anniversaries of the date of grant.

(7)
These RSUs were awarded with a four-year vesting schedule, with one-fourth vesting on each of the first four anniversaries of the date of grant.

(8)
These RSUs were awarded with a five-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2007. The first installment vested in February 2008 based on attainment of the 2007 performance goal, the second installment vested on the second anniversary of the date of grant, the third installment vested on the third anniversary of the date of grant, the fourth installment vested on the fourth anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2010) and the balance is scheduled to vest on the fifth anniversary of the date of grant.

(9)
These RSUs were awarded with a five-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2008. The first installment vested in February 2009 based on attainment of the 2008 performance goal, the second installment vested on the second anniversary of the date of grant, the third installment vested on the third anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2010) and the balance is scheduled to vest in two installments, one-half on each of the fourth and fifth anniversaries of the date of grant.

(10)
These RSUs were part of an award of 60,000 RSUs to Mr. Chambrello under an amendment to his employment agreement, 12,000 of which vested immediately, with another 9,600 having vested on each of the first and second anniversaries of the date of grant. The balance of the award (28,800 RSUs) is scheduled to vest in three installments, with 9,600 shares vesting on each of the third through fifth anniversaries of the date of grant.

(11)
These RSUs were awarded with a five-year vesting schedule, subject to the satisfaction of minimum performance criteria for 2009. The first installment vested in February 2010 based on attainment of the 2009 performance goal, the second installment vested on the second anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2010) and the balance is scheduled to vest in three installments, one-third on each of the third through fifth anniversaries of the date of grant.

(12)
These RSUs were awarded with a five-year vesting schedule, with one-fifth vesting on each of the first five anniversaries of the date of grant. The first installment vested on the first anniversary of the date of grant, the second installment vested on the second anniversary of the date of grant, the third installment vested on the third anniversary of the date of grant, the fourth installment vested on the fourth anniversary of the date of grant and the fifth installment vested on the fifth anniversary of the date of grant (but is shown as unvested in the table above, which provides information as of December 31, 2010).

(13)
These RSUs were awarded with a five-year vesting schedule, with one-fifth vesting on each of the first five anniversaries of the date of grant. The first installment vested on the first anniversary of the date of grant, the second installment vested on the second anniversary of the date of grant and the balance is scheduled to vest in three installments, one-third on each of the third through fifth anniversaries of the date of grant.

(14)
These RSUs were awarded with a five-year vesting schedule, with one-fifth vesting on each of the first five anniversaries of the date of grant. The first installment vested on the first anniversary of the date of grant, the second installment vested on the second anniversary of the date of grant, the third installment vested on the third anniversary of the date of grant, the fourth installment vested on the fourth anniversary of the date of grant and the balance is scheduled to vest on the fifth anniversary of the date of grant.

 Option Exercises and Stock Vested for Fiscal Year 2010

        The table below provides information for the named executive officers with respect to stock options that were exercised and RSUs that vested during 2010.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Vested (#)	Value of Vested Units ($)
A. Lorne Weil	127,000	1,013,636	—	—
Jeffrey S. Lipkin	—	—	8,000	112,240
Michael R. Chambrello	—	—	63,034	720,849
Ira H. Raphaelson	—	—	35,302	503,354
Larry A. Potts	—	—	12,357	179,870
Steven W. Beason	—	—	19,375	241,891

        Additionally, on June 8, 2010, the Company entered into an agreement with Mr. Weil to cancel 400,000 stock options he held, which had an exercise price of $7.96 and an expiration date of June 22, 2010, in exchange for a cash payment of $772,000, representing the "spread" value of such stock options based on the closing price of the Company's common stock on such date ($9.89).

Non-Qualified Deferred Compensation

Supplemental Executive Retirement Plan (pre-2006 frozen plan)

        The table below provides information for the named executive officers with respect to their benefits under the SERP, which was discontinued at the end of 2005.

Name	Plan Name	Number of Years Credited Service (#)	Aggregate Interest Credited in 2010(1) ($)	Present Value of Accumulated Benefit at 12/31/2010 ($)	Payments in 2010 ($)
A. Lorne Weil	SERP	N.A.	210,731	2,997,575	2,977,723	(2)

(1)
Represents interest at rate of 4% which was accrued during 2010.

(2)
Under the terms of Mr. Weil's employment agreement, 50% of the benefits accrued as of December 31, 2005 (increased by 4% interest compounded annually) was paid on November 1, 2009 ($5,726,391) and 25% of the benefits accrued as of December 31, 2005 (increased by 4% interest compounded annually) was paid on November 1, 2010 ($2,977,723). Mr. Weil's remaining benefits are scheduled to be paid on November 1, 2011.

        The SERP had been a means of providing retirement benefits to a limited number of senior executives under a formula that determined the benefit based on a participant's years of service and average rate of compensation. The SERP was discontinued at the end of 2005 and benefit accruals for the plan's four participants were frozen in amounts based on the then present value of each participant's aggregate benefit under an agreed-upon calculation. Although the aggregate benefit for each participant was frozen at that time, participants are credited with interest at a rate of 4% per annum, compounded annually, from December 31, 2005 until the benefit is distributed.

Deferred Compensation Plan (for deferral of salary and bonus)

        The table below provides information for the named executive officers with respect to amounts deferred under our Elective Deferred Compensation Plan ("DCP"), which is an elective non-qualified deferred compensation plan.

Name	Executive Contributions in 2010 ($)		Registrant Contributions in 2010 ($)	Aggregate Earnings in 2010 ($)	Aggregate Withdrawals/ Distributions ($)		Aggregate Balance at 12/31/2010 ($)
A. Lorne Weil	—		—	341,224	3,391,212	(1)	3,460,806	(1)
Michael R. Chambrello	225,952	(2)	—	111,262	—		1,169,517	(2)

(1)
Under the terms of Mr. Weil's employment agreement, 50% of his DCP balance was paid at the end of 2010 ($3,391,212). Mr. Weil's aggregate balance at the end of 2010 reflects bonuses contributed into the DCP over the last 12 years (in the aggregate amount of approximately $9,043,450), which contributions are reflected in the "Summary Compensation Table" (or, in the case of the contribution of his 2009 bonus, in the "Director Compensation" section) in prior years' proxy statements. Mr. Weil's remaining DCP balance is scheduled to be paid on November 1, 2011.

(2)
Contributions for 2010 reflect the deferral by Mr. Chambrello of a portion of his 2010 salary and a portion of his fiscal year 2009 bonus, which became payable in 2010. Mr. Chambrello's aggregate balance at the end of 2010 reflects salary contributed into the DCP over the last five years and bonus contributed into the DCP over the last three years (in the aggregate amount of approximately $1,114,532), which contributions are reflected in the "Summary Compensation Table" in this and/or prior years' proxy statements.

        The DCP enables executive officers and other eligible employees to defer receipt of up to 50% of their base salary and up to 100% of the cash bonus that may be awarded under our MICP. Non-employee directors may defer receipt of up to 100% of the fees and other cash compensation payable for director services. Participants can defer eligible compensation into the DCP throughout their employment or for a specified deferral period consisting of three or more years as an initial deferral and five or more years to extend a prior deferral, provided the extension election is made at least 12 months prior to the end of the deferral period. Deferrals and related earnings are paid as soon as practicable following the end of the deferral period and would be distributed prior to that date if a participant retires or otherwise separates from service (subject to a six month delay for distributions to certain officers in accordance with the requirements of Section 409A of the Internal Revenue Code). Deferrals would also be distributed in the event of a change in control, if we terminate the DCP or, under extremely limited circumstances, in the event of an "unforeseeable emergency" such as a severe financial hardship resulting from an illness or accident.

        Participants' deferrals are measured by the performance of investment options that we may offer from time to time under the DCP. The investment options consist of a variety of mutual funds of various investment categories that provide different combinations of risk and return potential and participants can generally elect to change their investment elections each business day. The vehicles measuring Mr. Chambrello's deferrals during 2010 and the rates of return for the year were as follows: Money Market Fund (0.02%); Foreign Large Blend Fund (10.09%); Large Blend Fund (12.11%); Small Blend Fund (23.67%); Intermediate-Term Bond Fund (6.45%); and World Stock Fund (13.87%).

        Additional investment vehicles have been approved for Mr. Weil's deferred compensation account, which comprises the majority of the deferrals under the plan. The vehicles measuring Mr. Weil's deferrals during 2010 and the rates of return for the year were as follows: Corporate Bond (14.01%); Money Market Fund (0.01%); Private Equity Fund (14.42%); Private Equity Fund (-0.98%); Distressed Debt Fund (10.38%); Multi-Strategy Hedge Fund (5.38%); and Equity Hedge Fund (-7.04%). The vehicles measuring Mr. Weil's deferrals also include a Private Bond Obligation Fund, the rate of return for 2010 of which is not available (the market value of the vehicle in 2006 was $52,500, but more recent valuation information has not been provided by the fund as of the date of this Proxy Statement).

        The Company's policy has been to contribute the designated amount of each participant's deferrals into a rabbi trust and for the trust to make investments that correspond to the participant's investment elections. The Company does not pay above market returns and does not guarantee any minimum return on investments.

Restricted Stock Unit Award Deferrals

        The table below sets forth information with respect to the deferral of Mr. Weil's RSUs.

Name	Executive Contributions in 2010 ($)	Registrant Contributions in 2010 ($)	Aggregate Earnings in 2010 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at 12/31/2010 ($)
A. Lorne Weil	—	—	—	—	4,544,322	(1)

(1)
Mr. Weil's aggregate balance at the end of 2010 reflects the deferral of RSUs that vested on December 31, 2006 (58,750 units), December 31, 2007 (133,656 units), December 31, 2008 (133,656 units) and December 31, 2009 (133,657 units), which had an aggregate value at the time of deferral of approximately $10,464,938.

Potential Payments Upon Termination or Change in Control

Employment Agreements and Equity Award Agreements

        We have employment agreements with the named executive officers. The information below describes and quantifies certain compensation that would become payable under these agreements if the named executive officer's employment had terminated on December 31, 2010 under the various termination events contemplated in the agreements. Under the terms of our standard equity award agreement, unvested stock options and RSUs held by an employee (including a named executive officer) would generally vest upon the termination of such employee by reason of death or "disability" (as such term is defined in such agreement). The amounts described below are estimates and the actual amounts to be paid can only be determined at the time of the executive's separation. The amounts described below would be in addition to amounts the individual would receive under accrued plans, such as the DCP, the 401(k) plan and previously vested equity or bonus awards, as to which neither the individual's employment agreement nor the plans provide for enhanced benefits or payments upon termination. The value shown below for equity awards that would have accelerated had the specified termination event occurred on the last business day of the year was calculated by multiplying the number of shares subject to the acceleration by the closing price of our common stock on that day, which was $9.96 (and, in the case of stock options, subtracting the exercise price for the shares from that value).

A. Lorne Weil

        Potential payments to Mr. Weil would be governed by his employment agreement dated January 1, 2006 (as amended in May 2008, December 2008, May 2009 and December 2010) which has a term ending December 31, 2015 (subject to automatic renewals for a period of one year at the end of the initial term and each anniversary thereof). Mr. Weil's base salary was increased to $1,500,000 effective December 1, 2010. Mr. Weil's employment agreement provides that he will have an annual target bonus opportunity equal to 100% of his base salary and a maximum bonus opportunity equal to 200% of his base salary, and that, beginning in 2013, he will be eligible to receive an annual grant of equity awards (in any combination of stock options or RSUs as he may specify) with a value of up to 200% of his base salary in the discretion of the Compensation Committee.

        Mr. Weil's remaining benefits under the Company's frozen SERP and his remaining balance under the Company's deferred compensation plan are scheduled to be paid to Mr. Weil on November 1, 2011. Mr. Weil will also receive a payment on July 1, 2011 in an amount equal to his 2009 base salary and target bonus, plus interest on that amount at a rate of 6% from January 1, 2010 to the date of payment (totaling $3,556,406), pursuant to the terms of the May 2008 amendment to his employment agreement.

        On December 2, 1010, Mr. Weil received sign-on equity awards under the terms of his amended employment agreement comprised of (a) 1,000,000 RSUs with a four-year vesting schedule, with one-fourth scheduled to vest on each of the first four anniversaries of the date of grant, (b) 1,000,000 stock options with a four-year vesting schedule, with one-fourth scheduled to vest on each of the first four anniversaries of the date of grant, (c) 1,000,000 RSUs with a five-year vesting schedule, with one-fifth scheduled to vest in five equal annual installments beginning on March 15, 2012 subject to the satisfaction of multi-year performance criteria, and (d) 1,000,000 stock options with a five-year vesting schedule, with one-fifth scheduled to vest in five equal annual installments beginning on March 15, 2012 subject to the satisfaction of multi-year performance criteria. See "—Compensation Discussion and Analysis—Executive Management Changes—Amendment to Mr. Weil's Employment Agreement" for additional information regarding these sign-on equity awards.

        Mr. Weil's employment agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 24 months after termination.

        The following describes the estimated amounts Mr. Weil would have received if the event specified occurred at December 31, 2010:

	Voluntary Resignation		Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0		$0	$3,000,000	(c)(d)	$4,500,000	(i)(j)	$1,500,000	(l)	$1,500,000	(m)
Severance Bonus Amount	$0		$0	$2,125,938	(d)(e)	$3,188,907	(j)(k)	$0		$1,062,969	(m)(n)
Bonus for Year of Termination	$0		$0	$989,571	(f)	$989,571	(f)	$0		$989,571	(f)

Total Cash Payments	$0		$0	$6,115,509		$8,678,478		$1,500,000		$3,552,540
Benefits & Perquisites
Health and Welfare Benefits	$0		$0	$12,466	(g)	$12,466	(g)	$0		$12,466	(g)

Total Benefits & Perquisites	$0		$0	$12,466		$12,466		$0		$12,466
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0		$0	$960,000	(h)	$960,000	(h)	$960,000	(h)	$960,000	(h)
Value of Accelerated RSUs	$1,609,646	(b)	$0	$11,569,646	(h)	$11,569,646	(h)	$11,569,646	(h)	$11,569,646	(h)

Total Value of Accelerated Equity Awards	$1,609,646		$0	$12,529,646		$12,529,646		$12,529,646		$12,529,646
Total Value of Benefits	$1,609,646		$0	$18,657,621		$21,220,590		$14,029,646		$16,094,652

(a)
Termination without "cause" or for "good reason" upon or within one (1) year immediately following a "change in control" (as such terms are defined in the agreement).

(b)
Reflects value of RSUs granted prior to December 2, 2010 that would vest upon voluntary resignation.

(c)
Amount reflects two times base salary.

(d)
Paid over 24 months.

(e)
Amount reflects two times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is two times 2010 target bonus.

(f)
Amount reflects pro rata amount of bonus that would have been received for year of termination (amount shown reflects actual 2010 bonus). Paid in lump sum.

(g)
Amount reflects reimbursement of COBRA premiums for 12 months.

(h)
Reflects full vesting of options and RSUs other than the sign-on performance-conditioned stock options and RSUs.

(i)
Amount reflects three times base salary.

(j)
Paid over 36 months (or in lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Internal Revenue Code).

(k)
Amount reflects three times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is three times 2010 target bonus.

(l)
Paid in lump sum.

(m)
Paid over 12 months. Amounts to be reduced by any disability payments to executive under any Company disability plan.

(n)
Amount reflects "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is 2010 target bonus.

Jeffrey S. Lipkin

        Potential payments to Mr. Lipkin would be governed by his employment agreement dated as of March 2, 2009, which has a term ending February 29, 2012 (subject to automatic renewals for a period of one year at the end of the initial term and each anniversary thereof). Mr. Lipkin's base salary was increased to $450,000 effective February 1, 2010. Mr. Lipkin's employment agreement provides that he will have an annual target bonus opportunity equal to 67% of his base salary and a maximum bonus opportunity equal to 133% of his base salary, and that he will be eligible to receive an annual grant of stock options or other equity awards in the discretion of the Compensation Committee under applicable plans and programs for senior executives.

        The agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 18 months after termination.

        The following describes the estimated amounts Mr. Lipkin would have received if the event specified occurred at December 31, 2010:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0	$0	$900,000	(b)(c)	$900,000	(b)(h)	$450,000	(i)	$450,000	(j)
Severance Bonus Amount	$0	$0	$597,416	(c)(d)	$597,416	(d)(h)	$0		$298,708	(j)(k)
Bonus for Year of Termination	$0	$0	$223,964	(e)	$223,964	(e)	$0		$223,964	(e)

Total Cash Payments	$0	$0	$1,721,380		$1,721,380		$450,000		$972,672
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$12,710	(f)	$12,710	(f)	$0		$12,710	(f)

Total Benefits & Perquisites	$0	$0	$12,710		$12,710		$0		$12,710
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0	$0	$0	(g)	$0	(g)	$0	(g)	$0	(g)
Value of Accelerated RSUs	$0	$0	$653,954	(g)	$653,954	(g)	$653,954	(g)	$653,954	(g)

Total Value of Accelerated Equity Awards	$0	$0	$653,954		$653,954		$653,954		$653,954
Total Value of Benefits	$0	$0	$2,388,044		$2,388,044		$1,103,954		$1,639,336

(a)
Termination without "cause" or for "good reason" upon or within one (1) year immediately following a "change in control" (as such terms are defined in the agreement).

(b)
Amount reflects two times base salary.

(c)
Paid over 24 months.

(d)
Amount reflects two times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is two times 2010 target bonus.

(e)
Amount reflects pro rata amount of bonus that would have been received for year of termination (amount shown reflects actual 2010 bonus). Paid in lump sum.

(f)
Amount reflects reimbursement of COBRA premiums for 12 months.

(g)
Reflects full vesting of options and RSUs.

(h)
Paid over 24 months (or in lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Internal Revenue Code).

(i)
Paid in lump sum.

(j)
Paid over 12 months. Amounts to be reduced by any disability payments to executive under any Company disability plan.

(k)
Amount reflects "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is 2010 target bonus.

Michael R. Chambrello

        Potential payments to Mr. Chambrello would be governed by his employment agreement dated as of July 1, 2005 (as amended in August 2006, May 2008, December 2008 and November 2010), which has a term ending December 31, 2013 (subject to automatic renewals for one additional year at the end of the initial term and each anniversary thereof). Mr. Chambrello's base salary was increased to $1,000,000 effective November 29, 2010. Mr. Chambrello had an annual target bonus opportunity for 2010 equal to 100% of his base salary and a maximum bonus opportunity for 2010 equal to 200% of his base salary. Beginning with the 2011 fiscal year, Mr. Chambrello's annual target bonus opportunity will be reduced from 100% of his base salary to 50% of his base salary (with no "maximum" bonus opportunity), and such bonus will be tied to the financial performance of the Asia-Pacific Business.

        The terms of the November 2010 amendment contemplate that, in lieu of any annual equity award, Mr. Chambrello will participate in a new long-term incentive compensation program under which compensation will be linked to the appreciation in the value of the Asia-Pacific Business over a four-year period. Payment under the program (if any) will occur within 70 days of December 31, 2014. In the event the employment of Mr. Chambrello is terminated prior to December 31, 2014, he will forfeit any payment under the program. However, if such termination was due to death or "total disability" of Mr. Chambrello, or if the Company terminated Mr. Chambrello without "cause" (as such terms are defined in the program) or failed to renew Mr. Chambrello's employment agreement (under circumstances where he was ready, willing and able to renew such agreement), Mr. Chambrello will receive the payment otherwise payable at the end of the four-year period, pro-rated based on the duration of such employment during the four-year period beginning January 1, 2011. Accordingly, Mr. Chambrello would not have received any payment under the program had his employment terminated on December 31, 2010.

        Under the terms of his amended employment agreement, Mr. Chambrello will be entitled to $1,500,000 upon the earliest to occur of (1) his death, (2) termination of his employment by the Company without "cause" or due to his "total disability," or termination by Mr. Chambrello for "good reason" (as such terms are defined in the agreement), and (3) December 31, 2012 (provided Mr. Chambrello's employment has not been terminated by the Company for cause on or prior to such date).

        The agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 12 months after termination.

        The following describes the estimated amounts Mr. Chambrello would have received if the event specified occurred at December 31, 2010:

	Voluntary Resignation		Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0		$0	$0		$1,000,000	(f)	$0		$0
Severance Bonus Amount	$0		$0	$1,500,000	(d)	$1,986,396	(f)(g)	$1,500,000	(d)	$1,500,000	(d)
Bonus for Year of Termination	$0		$0	$409,164	(e)	$409,164	(e)	$461,331	(h)	$461,331	(h)

Total Cash Payments	$0		$0	$1,909,164		$3,395,560		$1,961,331		$1,961,331
Benefits & Perquisites
Health and Welfare Benefits	$19,064	(b)	$0	$19,064	(b)	$19,064	(b)	$0		$19,064	(b)

Total Benefits & Perquisites	$19,064		$0	$19,064		$19,064		$0		$19,064
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0	(c)	$0	$0	(c)	$0	(c)	$0	(c)	$0	(c)
Value of Accelerated RSUs	$1,298,983	(c)	$0	$1,298,983	(c)	$1,298,983	(c)	$1,298,983	(c)	$1,298,983	(c)

Total Value of Accelerated Equity Awards	$1,298,983		$0	$1,298,983		$1,298,983		$1,298,983		$1,298,983
Total Value of Benefits	$1,318,047		$0	$3,227,211		$4,713,607		$3,260,314		$3,279,378

(a)
Termination without "cause" or for "good reason" upon or within two (2) years immediately following a "change in control" or six (6) months before "in anticipation of a change in control" (as such terms are defined in the agreement).

(b)
Amount reflects reimbursement of COBRA premiums for 18 months.

(c)
Reflects full vesting of options and RSUs.

(d)
Amount reflects agreed-upon termination payment under terms of agreement. Paid in lump sum.

(e)
Amount reflects pro rata amount of bonus that would have been received for year of termination (amount shown reflects actual 2010 bonus). Paid in lump sum.

(f)
Paid over 12 months (or in lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Internal Revenue Code).

(g)
Amount reflects agreed-upon termination payment under terms of agreement ($1,500,000, paid in lump sum) plus "severance bonus amount" (i.e., higher of last two bonuses, or $486,396 (actual 2008 bonus)). Severance bonus amount paid over 12 months (or in lump sum if such "change in control" constitutes a "change of control" under Section 409A of the Internal Revenue Code).

(h)
Pro rata amount of bonus that would have been received for year of termination, but not less than 50% of target bonus for year of termination (amount shown reflects 50% of 2010 target bonus). Paid in lump sum.

Ira H. Raphaelson

        Potential payments to Mr. Raphaelson would be governed by his employment agreement dated as of December 15, 2005 (as amended in August 2006, October 2008 and December 2008), which has a term ending February 1, 2012 (subject to automatic renewals for a period of one year at the end of the initial term and each anniversary thereof). Mr. Raphaelson's base salary was $619,500 for 2010. Mr. Raphaelson's employment agreement provides that he will have an annual target bonus opportunity equal to 66.7% of his base salary and a maximum bonus opportunity equal to 133% of his base salary, and that he will be eligible to receive an annual grant of stock options or other equity awards in the discretion of the Compensation Committee under applicable plans and programs for senior executives.

        The agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 18 months after termination.

        The following describes the estimated amounts Mr. Raphaelson would have received if the event specified occurred at December 31, 2010:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0	$0	$1,239,000	(b)(c)	$1,239,000	(b)(g)	$309,750	(j)	$619,500	(l)
Severance Bonus Amount	$0	$0	$0		$432,140	(g)(h)	$0		$0
Bonus for Year of Termination	$0	$0	$221,481	(d)	$221,481	(d)	$413,207	(k)	$221,481	(d)

Total Cash Payments	$0	$0	$1,460,481		$1,892,621		$722,957		$840,981
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$177,350	(e)	$8,346	(i)	$0		$88,675	(m)

Total Benefits & Perquisites	$0	$0	$177,350		$8,346		$0		$88,675
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0	$0	$0	(f)	$0	(f)	$0	(f)	$0	(f)
Value of Accelerated RSUs	$0	$0	$852,526	(f)	$852,526	(f)	$852,526	(f)	$852,526	(f)

Total Value of Accelerated Equity Awards	$0	$0	$852,526		$852,526		$852,526		$852,526
Total Value of Benefits	$0	$0	$2,490,357		$2,753,493		$1,575,483		$1,782,182

(a)
Termination without "cause" or for "good reason" upon or within one (1) year immediately following a "change in control" (as such terms are defined in the agreement).

(b)
Amount reflects two times base salary.

(c)
Paid over 24 months.

(d)
Amount reflects pro rata amount of bonus that would have been received for year of termination (amount shown reflects actual 2010 bonus). Paid in lump sum.

(e)
Amount reflects estimated cost of continued medical, dental, life insurance and accident coverage for 24 months (plus tax gross-up at 35% federal tax rate).

(f)
Reflects full vesting of options and RSUs.

(g)
Paid over 24 months (or in lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Internal Revenue Code).

(h)
Amount reflects two times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is two times 2008 actual bonus.

(i)
Amount reflects reimbursement of COBRA premiums for 12 months.

(j)
Amount reflects six (6) months of base salary. Paid in lump sum.

(k)
Amount reflects pro rata target bonus for year of termination. Paid in lump sum.

(l)
Amount to be reduced by any disability payments to executive under any Company disability plan. Paid over 12 months.

(m)
Amount reflects estimated cost of continued medical, dental, life insurance and accident coverage for 12 months (plus tax gross-up at 35% federal tax rate).

Larry A. Potts

        Potential payments to Mr. Potts would be governed by his employment agreement dated as of January 1, 2006 (as amended in October 2008 and December 2008), which has a term ending December 31, 2011 (subject to automatic renewals for a period of one year at the end of the initial term and each anniversary thereof). Mr. Potts' base salary was $469,500 for 2010. Mr. Potts' employment agreement provides that he will have an annual target bonus opportunity equal to 66.7% of his base salary and a maximum bonus opportunity equal to 133% of his base salary, and that he will be eligible to receive an annual grant of stock options or other equity awards in the discretion of the Compensation Committee under applicable plans and programs for senior executives.

        The agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 18 months after termination.

        The following describes the estimated amounts Mr. Potts would have received if the event specified occurred at December 31, 2010:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0	$0	$469,500	(b)	$939,000	(g)(h)	$469,500	(j)	$469,500	(k)
Severance Bonus Amount	$0	$0	$125,819	(b)(c)	$251,638	(h)(i)	$0		$125,819	(k)(l)
Bonus for Year of Termination	$0	$0	$125,819	(d)	$125,819	(d)	$0		$125,819	(d)

Total Cash Payments	$0	$0	$721,138		$1,316,457		$469,500		$721,138
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$0	(e)	$0	(e)	$0		$0	(e)

Total Benefits & Perquisites	$0	$0	$0		$0		$0		$0
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0	$0	$0	(f)	$0	(f)	$0	(f)	$0	(f)
Value of Accelerated RSUs	$0	$0	$452,513	(f)	$452,513	(f)	$452,513	(f)	$452,513	(f)

Total Value of Accelerated Equity Awards	$0	$0	$452,513		$452,513		$452,513		$452,513
Total Value of Benefits	$0	$0	$1,173,651		$1,768,970		$922,013		$1,173,651

(a)
Termination without "cause" or for "good reason" upon or within one (1) year immediately following a "change in control" (as such terms are defined in the agreement).

(b)
Paid over 12 months.

(c)
Amount reflects "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is 2008 actual bonus.

(d)
Amount reflects pro rata amount of higher of last two bonuses but not higher than target bonus for year of termination. Amount shown is 2008 actual bonus. Paid in lump sum.

(e)
Amount reflects reimbursement of COBRA premiums for 18 months ($0 as Mr. Potts is not currently enrolled in the Company's medical plan).

(f)
Reflects full vesting of options and RSUs.

(g)
Amount reflects two times base salary.

(h)
Paid over 12 months (or in lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Internal Revenue Code).

(i)
Amount reflects two times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is two times 2008 actual bonus.

(j)
Paid in lump sum.

(k)
Paid over 12 months. Amounts to be reduced by any disability payments to executive under any Company disability plan.

(l)
Amount reflects "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is 2008 actual bonus.

Steven W. Beason

        Potential payments to Mr. Beason would be governed by his employment agreement dated as of August 8, 2005 (as amended in August 2007, June 2008 and December 2008), which has a term ending August 31, 2011 (subject to automatic renewals for a period of one year at the end of the initial term and each anniversary thereof). Mr. Beason's base salary was $438,000 for 2010. Mr. Beason has an annual target bonus opportunity equal to 66.7% of his base salary and a maximum bonus opportunity equal to 133% of his base salary, and he is eligible to receive an annual grant of stock options or other equity awards in the discretion of the Compensation Committee under applicable plans and programs for senior executives.

        The agreement contains covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 12 months after termination.

        The following describes the estimated amounts Mr. Beason would have received if the event specified occurred at December 31, 2010:

	Voluntary Resignation	Termination for Cause	Termination Without Cause or for Good Reason		Termination Without Cause or for Good Reason (w/ Change in Control)(a)		Termination Due to Death		Termination Due to Disability
Cash Payments
Base Salary	$0	$0	$438,000	(b)	$1,314,000	(g)(h)	$219,000	(j)	$438,000	(k)
Severance Bonus Amount	$0	$0	$91,643	(b)(c)	$274,929	(h)(i)	$0		$0
Bonus for Year of Termination	$0	$0	$91,643	(d)	$91,643	(d)	$91,643	(d)	$91,643	(d)

Total Cash Payments	$0	$0	$621,286		$1,680,572		$310,643		$529,643
Benefits & Perquisites
Health and Welfare Benefits	$0	$0	$13,507	(e)	$13,507	(e)	$0		$13,507	(e)

Total Benefits & Perquisites	$0	$0	$13,507		$13,507		$0		$13,507
Long-Term Incentive Compensation
"Spread" Value of Accelerated Options	$0	$0	$0	(f)	$0	(f)	$0	(f)	$0	(f)
Value of Accelerated RSUs	$0	$0	$382,663	(f)	$382,663	(f)	$382,663	(f)	$382,663	(f)

Total Value of Accelerated Equity Awards	$0	$0	$382,663		$382,663		$382,663		$382,663
Total Value of Benefits	$0	$0	$1,017,456		$2,076,742		$693,306		$925,813

(a)
Termination without "cause" or for "good reason" upon or within two (2) years immediately following a "change in control" or six (6) months before "in anticipation of a change in control" (as such terms are defined in the agreement).

(b)
Paid over 12 months.

(c)
Amount reflects "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is 2008 actual bonus.

(d)
Amount reflects pro rata amount of higher of last two bonuses but not higher than target bonus for year of termination. Paid in lump sum.

(e)
Amount reflects reimbursement of COBRA premiums for 12 months.

(f)
Reflects full vesting of options and RSUs.

(g)
Amount reflects three times base salary.

(h)
Paid over 12 months (or in lump sum if such "change in control" constitutes a "change in control" under Section 409A of the Internal Revenue Code).

(i)
Amount reflects three times "severance bonus amount" (i.e., higher of last two bonuses but not higher than target bonus for year of termination). Amount shown is three times 2008 actual bonus.

(j)
Amount reflects six (6) months of base salary. Paid in lump sum.

(k)
Paid over 12 months. Amount to be reduced by any disability payments to executive under any Company disability plan.

Change in Control

        As discussed above, the employment agreements that we have with certain executive officers, including Messrs. Weil, Lipkin, Chambrello, Raphaelson, Potts, and Beason, provide for enhanced severance payments if their employment were terminated in connection with a change in control. In general, under such agreements, a change in control would be deemed to occur if: (1) a person (excluding the Company, a subsidiary or affiliate) becomes the beneficial owner of 40% or more of the Company's voting securities; (2) the stockholders of the Company approve a merger, consolidation, recapitalization, reorganization, or the consummation of such transaction if stockholder approval is not obtained, other than any such transaction which would result in at least 60% of the voting securities outstanding immediately after the transaction being owned by persons who owned at least 80% of the voting power of the securities of the Company outstanding immediately before such transaction; (3) the stockholders of the Company approve a plan of liquidation or sale of substantially all of the Company's assets or the Company sells the stock of the Company to a person other than an affiliate; or (4) during any period of two consecutive years, the individuals who constitute the Board, together with any new director whose election was approved by at least two-thirds of the directors in office who were directors at the beginning of the period, cease to constitute at least a majority of the Board.

        In addition, pursuant to the terms of the Company's stockholder-approved 2003 Incentive Compensation Plan and predecessor plans, unvested stock options and other equity awards held by the participants in such plans would accelerate upon the occurrence of a change in control in which a person becomes the beneficial owner of 40% of more of the Company's voting securities or upon the acquisition of the Company or other transaction requiring stockholder approval for the purchase of the Company or substantially all of the Company's assets. If such event had occurred on the last business day of the year, the named executive officers would have received an acceleration of unvested awards held under such plans in the following aggregate amounts:

Executive	Stock Options	RSUs
Mr. Weil	$960,000	$11,569,646
Mr. Lipkin	$0	$653,954
Mr. Chambrello	$0	$1,298,983
Mr. Raphaelson	$0	$852,526
Mr. Potts	$0	$452,513
Mr. Beason	$0	$382,663

        Mr. Weil's amounts do not include the performance-conditioned equity awards that he received upon becoming Chief Executive Officer in late 2010.

        The amounts are calculated based on the closing price of our common stock on the last day of the year, which was $9.96.

        In addition, if such a change in control were to occur, participants in the Company's DCP would receive their account balances as soon as practicable following such event and the Company would make a contribution to the trust for the SERP to the extent the trust did not contain at least 100% of the accrued benefits.

Certain Relationships and Related Person Transactions

        Since December 2009, we have employed A. Lorne Weil's brother, Richard Weil. From December 2009 to December 2010, Richard Weil served as Vice President, International Business Development and Sales. He currently serves as a member of the board of managers and Chief Executive Officer of the Company's Sciplay joint venture with Playtech Limited. In December 2010, his base salary rate was increased from $335,000 to $375,000. He has an annual target bonus opportunity equal to 50% of his base salary. Sciplay is responsible for 80% of his salary and 80% of his annual bonus. In early 2011, as part of the MICP and annual equity program, he was awarded a cash bonus for 2010 of $103,186, 9,981 RSUs (four-year vesting) and 19,271 stock options (with an exercise price of $8.90, which was equal to the market price of our common stock on the date of grant, four-year vesting and a ten-year term). In early 2010, he was awarded a consultant bonus of $50,000, and, as part of the MICP and annual equity program, a pro rata cash bonus for 2009 of $5,578, 7,492 RSUs (four-year vesting) and 14,696 stock options (with an exercise price of $15.65, which was equal to the market price of our common stock on the date of grant, four year vesting and a ten-year term). Upon joining the Company, he was awarded 10,000 RSUs (five-year vesting) and 20,000 stock options (with an exercise price of $14.08, which was equal to the market price of our common stock on the date of grant, five-year vesting and a ten-year term).

        Since December 2008, the Company has employed A. Lorne Weil's son, Luke Weil, as Director, International Business Development. His current compensation rate is approximately $160,000 (representing his base salary rate and annual bonus opportunity). In early 2011, as part of the MICP and annual equity program, he was awarded a cash bonus for 2010 of $19,346 and 2,852 RSUs (four-year vesting). In early 2010, as part of the MICP and annual equity program, he was awarded a cash bonus for 2009 of $12,488 and 1,997 RSUs (four-year vesting). In early 2009, he was awarded 2,048 RSUs (five-year vesting) as part of the Company's annual equity program.

Policies and Procedures for Approval of Transactions with Related Persons

        The Company has written policies and procedures relating to related party transactions. The Audit Committee, with assistance from the General Counsel, is responsible for reviewing and approving related person transactions that are subject to SEC disclosure requirements, including transactions in which the Company is a participant, the amount exceeds $120,000 and a related person has a direct or indirect material interest. A related person includes a director, executive officer, nominee for election as a director, person holding more than 5% of our stock and any immediate family member of any of the foregoing persons. The Company's policy is not to enter into a related person transaction unless both the Audit Committee and the Board approve the transaction as specified in the Audit Committee's charter. Transactions with related persons at lower thresholds as well as certain material changes in previously approved relationships also require the Audit Committee's approval.

 REPORT OF THE AUDIT COMMITTEE

        The Audit Committee operates under a written charter adopted by the Board that is available on the Company's website at www.scientificgames.com.

        The Audit Committee oversees the accounting, auditing and financial reporting processes of the Company. As part of its oversight responsibilities, the Audit Committee reviewed and discussed the Company's financial statements for the year ended December 31, 2010 with management and Deloitte & Touche LLP, the independent auditor for the Company. The Audit Committee also discussed with Deloitte & Touche LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee received the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding communications between Deloitte & Touche LLP and the Audit Committee concerning independence and discussed with Deloitte & Touche LLP its independence from the Company. The Audit Committee also considered whether the provision of tax services and other non-audit services by Deloitte & Touche LLP are compatible with maintaining auditor independence. Based on these reviews and discussions and in reliance thereon, the Audit Committee recommended to the Board that the audited financial statements for the Company be included in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the SEC.

                      Audit Committee
                      Michael J. Regan, Chairman
                      Barry F. Schwartz
                      Eric M. Turner

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

        The Audit Committee has appointed Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2011 and stockholders are being asked to ratify such appointment at the annual meeting.

        Representatives of Deloitte & Touche LLP are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

        Approval of the proposal to ratify the appointment of the independent auditor requires the affirmative vote of a majority of the shares entitled to vote represented at the meeting. If the appointment is not ratified by stockholders, the Audit Committee will reconsider such appointment.

Fees Paid to Independent Auditor

        Aggregate fees billed to us for the fiscal years ended December 31, 2009 and 2010 by our independent registered public accountants, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates were approximately:

	2009 Fees	2010 Fees
Audit Fees:	$1,649,000	$1,737,000
Audit Related Fees:	$749,000	$113,000
Tax Fees:	$746,000	$679,000
All Other Fees:	$1,203,000	$925,000

        The Audit Fees listed above were billed in connection with the audit of our annual consolidated financial statements, the reviews of our interim consolidated financial statements included in our quarterly reports on Form 10-Q, Sarbanes-Oxley Section 404 attestation and statutory audits of foreign subsidiary financial statements. The Audit Related Fees listed above were billed in connection with agreed upon procedures related to benefit plan audits, our debt issuance and the professional services performed in connection with our other filings with the SEC. The Tax Fees listed above were billed for tax compliance, planning and advice. The All Other Fees listed above were billed for services provided in connection with agreed-upon procedures and related reports for lottery instant ticket games. All of the fees set forth in the table above were pre-approved by the Audit Committee in accordance with the procedures described below.

Pre-Approval Policy for Services Performed by Independent Auditor

        The Audit Committee has responsibility for the appointment, compensation and oversight of the work of the independent auditor. As part of this responsibility, the Audit Committee must pre-approve all permissible services to be performed by the independent auditor.

        The Audit Committee has adopted an auditor pre-approval policy that sets forth the procedures and conditions pursuant to which pre-approval may be given for services performed by the independent auditor. Under the policy, the Audit Committee must give prior approval for any amount or type of service within four categories—audit, audit-related, tax services or, to the extent permitted by law, other services—that the independent auditor provides. Prior to the annual engagement, the Audit Committee may grant general pre-approval for independent auditor services within these four categories at maximum pre-approved fee levels. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services not contemplated in the original pre-approval and, in those instances, such service will require separate pre-approval by the Audit Committee if it is to be provided by the independent auditor. For any pre-approval, the Audit Committee will consider whether such services are consistent with the SEC's rules on auditor independence, whether the auditor is best positioned to provide the most cost effective and efficient service and whether the service might enhance the Company's ability to manage or control risk or improve audit quality. The Audit Committee may delegate to one or more of its members authority to approve a request for pre-approval provided the member reports any approval so given to the Audit Committee at its next scheduled meeting.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL
TO RATIFY THE APPOINTMENT OF THE INDEPENDENT AUDITOR

 PROPOSAL 3
APPROVAL OF AN EXCHANGE PROGRAM FOR CERTAIN OUTSTANDING STOCK OPTIONS

        At the annual meeting, stockholders will be asked to authorize the Board, in its discretion, to implement an option exchange program permitting our current employees and directors to surrender outstanding stock options with exercise prices substantially above the current market price of our common stock in exchange for a new award of RSUs. Under the program (the "Exchange Program"), we would establish exchange ratios so that, at the time the ratios are set, the aggregate fair value of the new RSUs would not exceed the aggregate fair value of the options surrendered by the participant. This type of program is referred to as a "value-for-value" exchange. All new RSUs would require substantial service by the participant before they vest, including RSUs exchanged for previously vested options. This proposal would be implemented through an amendment to the 2003 Incentive Compensation Plan (the "2003 Plan"), which would include a provision stating that RSUs granted in the Exchange Program would not count against certain limits on the proportion of 2003 Plan awards that are not in the form of options or stock appreciation rights. See "Implementation and Effects of an Exchange Program—Implementation Under 2003 Plan" below.

Reasons for Seeking Stockholder Approval of an Exchange Program

        The Board seeks this authorization from stockholders so that we can respond to business challenges we currently face. For a number of years, the lottery industry has been characterized by intense price-based competition, which has resulted in us losing a number of lottery contracts or retaining such contracts on less favorable economic terms. Since 2008, unfavorable general economic conditions, including lower consumer spending, have also had a negative effect on our business. In recent years, we have focused on mitigating these unfavorable industry and economic conditions by reducing operating expenses and capital expenditures. As a result, our return on invested capital has declined in recent years. Our stock price, which we believe is highly correlated to our return on invested capital, has declined from $39.92 in October 2007 to a low of $6.77 in November 2010. On March 31, 2011, the closing price of our common stock was $8.74 per share. This lower stock price has resulted in a large majority of our outstanding options being "out of the money" or "underwater."

        We have depended on stock options to provide a substantial portion of compensation for managerial employees and directors, in order to provide a strong incentive to them and to encourage their long-term service to the Company. With stock options substantially underwater, the effectiveness of most of the outstanding options as an incentive and in promoting retention is greatly impaired. Our management has reacted to the difficult business conditions by controlling costs and positioning the Company for future growth through a number of recent initiatives. In 2010, these initiatives have included the sale of our non-core Racing Business, our acquisition of Internet-based player loyalty assets from GameLogic Inc. and our entry into strategic relationships with Playtech Limited to gain access to certain land-based and Internet gaming technology. Our management team is focused on executing a business strategy centered on maximizing revenue and profits from our existing base of assets, bringing our products and services to new customers in new geographies, pursuing and exploiting new business models (such as lottery outsourcing and privatization opportunities) and expanding playership through mobile and Internet technologies. However, our ability to execute our strategy depends on retaining our employees and motivating them to aggressively pursue our business opportunities. Substantially underwater stock options provide little or no retention value and, in fact, have a de-motivating effect.

        If stockholders approve this proposal authorizing the Board to implement an Exchange Program, the Company will have a valuable means to retain and motivate employees whose energy and dedication is needed to generate renewed revenue and earnings growth and create stockholder value. The Board believes that an Exchange Program could enhance stockholder value in the following ways:

  •
  The Exchange Program could substantially reduce the total number of shares subject to outstanding equity awards, thereby reducing "overhang" and potential future dilution.

  •
  Stockholder approval and completion of an Exchange Program, combined with the amendments to the 2003 Plan contemplated under the caption "Proposal 4—Approval of Amendment and Restatement of the 2003 Incentive Compensation Plan," should enable us to operate our equity compensation programs for three years (based on the terms of our equity program and current expectations). In the absence of a successful Exchange Program, stockholder approval of additional shares for our equity compensation programs likely would be needed.

  •
  Although the expense to the Company of the outstanding underwater options cannot be reduced or reversed, we can derive much greater value—in the form of employee retention and motivation—from that compensation expense by allowing employees to surrender outstanding underwater options for a lesser number of RSUs. A "value-for-value" Exchange Program, with vesting requirements applicable to all new RSUs (even those exchanged for vested options), restores the retention and incentive benefits of equity awards for participants without significant additional accounting expense to us.

        Our Board has carefully considered the negative implications of the proposed Exchange Program. Stock options were granted with the intent that they align the interests of employees and directors with the interests of our stockholders. Allowing employees and directors to exchange underwater options for awards that can yield compensation at stock price levels below the original exercise price of the options gives an advantage to employees that is not available to ordinary stockholders, breaking this alignment of interests. We believe, however, that this effect would be minimized based on the following features of our Exchange Program:

  •
  In a "value-for-value" exchange program, we first determine a current fair value of the outstanding underwater stock options eligible to be surrendered. Fair value is determined using an option valuation methodology. When these options were originally granted, we viewed them as having a fair value (based on an option valuation methodology) that constituted a portion of the employee's overall compensation. That original grant-date fair value of the eligible options was much higher than the current fair value. This decline in fair value of the options has resulted from the decline in stock price since the grant date and the passage of time during which employees could not profitably exercise the options. In most cases, the fair value of the eligible stock options has declined by a greater percentage than the percentage decline in the market price of common stock over the same period. When employees or directors exchange such options in a value-for-value exchange, the new RSUs will not restore the fair value of the original option, but will only replace (and in some cases, only partially replace) the much reduced current fair value of the surrendered options.

  •
  The criticism of exchange programs as relieving employees of the risk faced by ordinary stockholders is a greater concern if exchange programs are repeatedly offered to employees. The Company has never previously offered a program of this nature. We believe this will be a one-time program, and we are advising employees not to expect it to be repeated in the future, regardless of stock price movements.

  •
  We have determined to permit executive officers and directors to participate, but the fair value of RSUs to be issued to directors, including our three employee directors (our Chairman of the Board and Chief Executive Officer, our Vice Chairman and Chief Administrative Officer, and our Chief Executive Officer—Asia-Pacific Region), in exchange for surrendered options will be reduced by at least 50%. In other words, in order to participate, these directors would surrender their options and receive a replacement grant of new RSUs with not more than 50% of the surrendered options' current fair value.

  •
  New RSUs exchanged for fully vested options will impose a new vesting requirement of at least one year, and new RSUs exchanged for unvested options will have a vesting period of at least one year and not less than the vesting period of surrendered options. This vesting requirement does not affect the "value-for-value" exchange calculation. Thus, employees and directors are effectively agreeing to an additional service period for certain awards without receiving an enhanced exchange ratio as a result of that service period.

  •
  The Exchange Program is being proposed only after our stock price has been at depressed levels for a significant period, primarily due to unfavorable industry trends and the severe and lengthy economic downturn. We believe that our management team and employees have performed well in these difficult business conditions. In these circumstances, the Board does not regard the proposed Exchange Program as relieving employees of the consequences of poor performance.

        The Board and Compensation Committee have therefore concluded that the proposed Exchange Program would not unfairly reward employees and directors, and that it would result in substantial and specific benefits to the Company in reducing its equity compensation plans' "overhang," reducing potential future dilution, enabling us to not request stockholder approval of additional shares to operate our equity compensation programs for several years (based on the terms of our equity program and current expectations), and enhancing the incentive and retention impact of currently outstanding equity awards for which we are amortizing compensation expense without adding to that expense.

        The Board has not made a final determination that we will implement an Exchange Program. Under rules of the Nasdaq Marketplace and the terms of our 2003 Plan, the Exchange Program will constitute a "repricing" that requires stockholder approval. If stockholders approve this proposal, the Board would be authorized to determine whether to implement an Exchange Program and commence such a Program at any time up to the 2012 annual meeting of stockholders. If no Exchange Program were commenced by that time, further stockholder approval would be required in order to implement an Exchange Program thereafter. Even if stockholders approve this proposal, the Board may determine that market or business conditions do not warrant implementing an Exchange Program, and therefore decline to implement the Exchange Program.

Key Terms and Limitations of an Exchange Program

        If this proposal is approved by stockholders and the Board then determines to implement an Exchange Program, the following terms and limitations would apply:

  •
  The Exchange Program would be available to current employees and directors. The Board could determine to specifically exclude persons that would otherwise be eligible, except as limited under applicable SEC rules. Such exclusions might apply to employees in jurisdictions outside of the U.S. if local laws make implementation of the Exchange Program impractical for us or disadvantageous to the employees.

  •
  Eligible persons would be provided an opportunity, during a relatively short specified period, to elect to surrender outstanding stock options having exercise prices above a specified price level in exchange for new RSUs. Only stock options with an exercise or strike price higher than the highest market price of our common stock in the 52 weeks preceding the commencement date of the Exchange Program would be eligible to be surrendered for new RSUs. This 52-week high market price is referred to here as the "52-Week High/Minimum Eligible Exercise Price."

  •
  Options granted within one year before the anticipated completion date of the Exchange Program would not be eligible for exchange.

  •
  The Exchange Program would be a "value-for-value" exchange. This means that the "fair value" of surrendered options would be approximately equal to the fair value of the new RSUs issued under the Exchange Program, except that for directors, including our three most senior executive officers (who serve on the Board), the fair value of RSUs would be no greater than 50% of the fair value of the surrendered options. The Board will establish terms for the Exchange Program, including these exchange ratios, at the commencement of the offering period or at a date during the offering period. However, the fair values of the surrendered options as compared to the new RSUs may vary at the time of completion of the Exchange Program. For purposes of this limitation, fair value would generally be determined using the same methodology and assumptions that we use for valuing equity awards for purposes of recognizing expense in our financial statements, under FASB ASC Topic 718, or an alternative methodology that would produce a lower fair value for the outstanding options.

  •
  New RSUs offered in a value-for-value exchange will have a fair value equal to the average of the high and low sales price of common stock on the trading day immediately preceding the day on which the Board sets the exchange ratios. The number of new RSUs issued to a participant would be substantially smaller than the number of options surrendered by the participant.

  •
  All new RSUs issued in exchange for vested options that are surrendered would be subject to vesting, requiring future service by the employee or director. The length of this additional vesting period would be determined by the Board, but would be at least one year from the date of grant of the new RSUs (the date of the exchange). In the case of surrendered options that are not yet vested, the vesting period of new RSUs would be not less than one year or the remaining vesting period of the surrendered options, whichever is longer.

  •
  The Board may establish the Exchange Program on an "all or none" basis, requiring that any employee or director who surrenders options must surrender all of his or her eligible options, or the Board may permit employees and directors to surrender some but not all of their eligible options.

  •
  The new RSUs would provide for settlement at the time they become vested.

  •
  Other terms of the new RSUs relating to vesting, including acceleration of vesting upon a change in control and forfeiture and vesting provisions relating to particular types of termination of employment, would be based on the standard award terms for currently granted RSUs under our equity compensation plans (or, where applicable, the terms of employment agreements), although the Board would retain discretion to impose more restrictive vesting terms.

Options Eligible For Exchange

        At April 1, 2011, we had a total of 7,195,756 outstanding stock options under all of our equity compensation plans, 96% of which were "underwater." 98% of such options were held by current employees and directors at that date. This amount does not include 200,000 stock options which would be settled in cash if shares are not available for delivery and 1,475,000 stock options that are exercisable only if shares are then available under our equity compensation plans. The Exchange Program can be modeled based on these outstanding options at April 1, 2011. We anticipate that the Exchange Program will commence no earlier than June 13, 2011. Consequently, the 52-Week High/Minimum Eligible Exercise Price can be assumed to be $11.99 (assuming the market price of our common stock does not exceed that amount between now and commencement of the Exchange Program). Assuming the Exchange Program were implemented to the maximum extent authorized following stockholder approval of this proposal, 5,162,957 (72%) of the outstanding options would be eligible for the Exchange Program. Of the options eligible for surrender in this case, the range of exercise prices would be $12.21 to $38.69, with a weighted average exercise price of $23.28. This weighted average exercise price is approximately 2.7 times higher than the $8.74 per share closing market price of our common stock at March 31, 2011.

        Information on the outstanding options held by the named executive officers at December 31, 2010 is presented in the "Outstanding Equity Awards at Fiscal Year-End" table above. Information on the outstanding options held by non-employee directors at December 31, 2010 is presented under the caption "Director Compensation" above. At December 31, 2010, all executive officers as a group (including our three most senior executive officers, who serve on the Board) held a total of 2,561,888 outstanding options with an exercise price in excess of $11.99.

Implementation and Effect of an Exchange Program

        If stockholders approve this proposal to authorize the Board to implement an Exchange Program, the Board will determine whether and when to implement an Exchange Program and the final terms of the Exchange Program, subject to the limitations explained in this description of the proposal.

        An Exchange Program would be implemented by means of a formal offer to eligible employees to exchange certain outstanding options for new RSUs. These terms would be explained in the tender offer documents and related materials to be filed with the SEC and distributed to persons eligible to participate in the Exchange Program (an "Exchange Offer").

        Determination of Exchange Ratio.    The Board will set the ratio of the number of new RSUs to be granted in exchange for the surrender of specific classes of outstanding options at the time that the Board approves the Exchange Offer or at a date during the offering period. For this purpose, options are a separate "class" if they have a different exercise price or expiration date from other options. A unique exchange ratio will apply to each class of options based on the fair value of that class and the fair value of the new RSUs to be issued at the time the final terms of the Exchange Program are set by the Board. Separate exchange ratios will apply to the outstanding options held by directors, including our three most senior executive officers (who serve on the Board), reflecting a 50% reduction in the fair value of new RSUs as compared to the fair value of their surrendered options.

        Illustration of Effects of Exchange Program.    The Board reviewed illustrative terms of an Exchange Program in determining to submit this proposal to stockholders for approval. The following illustrates the effects of the Exchange Program assuming a 52-Week High/Minimum Eligible Exercise Price of $11.99 per share, and the other assumptions described above under the caption "Options Eligible for Exchange," and assuming full participation by eligible persons:

Number of Options Surrendered	Percentage of Outstanding Stock Options Surrendered	Aggregate Fair Value of Surrendered Options*	Number of New RSUs Issued*	Number of Shares that Become Available Under Equity Plans Due to Exchange
5,162,957	72%	$9,982,049	922,891	4,240,066

*
New RSUs would have a fair value approximately equal to and not exceeding the fair value of surrendered options, except that new RSUs granted to directors, including our three most senior executive officers (who serve on the Board), would have a fair value of approximately 50% of the fair value of surrendered options (in each case, fair value is measured at the time of Board approval of the Exchange Offer). For purposes of this illustration, we assumed the fair value of each RSU to be $9.00 at the time of Board approval of the terms of the Exchange Offer, resulting in an aggregate fair value of $8,306,019 for the RSUs potentially issuable in exchange for surrendered options.

        To the extent that the number of options surrendered exceeds the number of new RSUs granted, the excess shares would be returned to the pool of available shares under the 2003 Plan, in accordance with the existing 2003 Plan provisions.

        In an Exchange Program based on the above assumptions, each of the 62 classes of our outstanding options would be evaluated to determine whether such class has an exercise price above the 52-Week High/Minimum Eligible Exercise Price and, if so, the current option fair value for each option class would be calculated. For each eligible person, the fair value of his or her options (on a class-by-class basis) would then be determined. Assuming the Exchange Program proceeds on an "all-or-none" basis, the aggregate fair value of all of his or her eligible options would be calculated. The participant then would receive an offer detailing the new RSUs he or she could receive in the Exchange Program. New RSUs granted in exchange for options that had vested or would vest within one year would be replaced by RSUs with a vesting period of at least one year. New RSUs granted in exchange for options that would vest in more than one year after the exchange would be replaced by RSUs with a vesting period not less than the remaining vesting period of the surrendered options. The individual would be able to elect to exchange all, but not less than all, of his or her options and receive the new RSUs in exchange.

        The foregoing illustration is based on the assumptions described above. The final exchange ratios and fair value of awards—both those that may be surrendered and any new RSUs—cannot be determined at this time.

        Accounting Consequences.    The Board intends that the aggregate fair value of surrendered awards be at least equal to that of new RSUs so that the Exchange Program does not result in significant accounting expense to the Company. Therefore, the Board will establish terms for the Exchange Program such that, at the commencement of the Exchange Offer, the aggregate fair value of the new RSUs would not exceed the aggregate fair value of the surrendered options (as discussed above, directors, including our three most senior executive officers (who serve on the Board), would receive new RSUs with a reduced fair value as compared to the fair value of their surrendered options). As discussed above, for purposes of this limitation, fair value would be determined using the same methodology and general assumptions we use for valuing equity awards for purposes of recognizing expense in our financial statements, under FASB ASC Topic 718, or an alternative methodology that would result in a lower fair value for outstanding options. However, the actual accounting expense, if any, resulting from the Exchange Program would be determined as of the closing of the Exchange Offer. It is possible that changes in the market price of our common stock, interest rates, market volatility or other changes in circumstances between the beginning and the end of the Exchange Offer could result in the recognition of accounting expense. The Company does not expect that the amount of any such expense would be material. The Company would bear the administrative expense resulting from the Exchange Program.

        The dilutive impact of new RSUs in calculating fully diluted earnings per share ("EPS") likely will vary from the dilutive impact of any surrendered options. It is likely that new RSUs will result in dilution to EPS at times when the surrendered options would not have resulted in EPS dilution, to the extent such surrendered options remained out-of-the money.

        Voluntary Participation.    Participation in the Exchange Program would be voluntary on the part of any eligible person, and we will not make any recommendation to eligible persons with regard to whether they should participate.

        Other Terms of Exchange Offer.    If the Exchange Offer is approved and implemented, eligible persons will be given at least 20 business days to decide whether to surrender eligible options in exchange for a reduced number of RSUs which would be subject to additional vesting terms if the surrendered options previously had vested or would become vested within less than one year. The eligible options tendered for cancellation under the Exchange Offer will be cancelled on the specified closing date, unless we elect, in our sole discretion, not to accept any or all of such tendered options. The grant date for the new RSUs would be the closing date of the Exchange Offer. The Board may require that, if an eligible person surrenders any outstanding options from a particular grant, he or she must surrender all eligible outstanding options under that grant. The Board also may determine to require that an eligible person tender all eligible options in the Exchange Program if he or she wishes to participate at all (an "all-or-none" requirement). Any eligible person who chooses not to participate with respect to any outstanding options would continue to hold those options subject to the existing terms and conditions of those awards.

        In the case of an employee or director who is also a stockholder, voting in favor of this proposal at the annual meeting does not constitute an election to participate in any Exchange Offer.

        Any action that may be taken by the Board, as described in this proposal, may be taken instead by the Compensation Committee to the extent of the Committee's authority under its charter and the 2003 Plan.

        Potential Modifications of Terms.    The terms of the Exchange Offer will be described in tender offer documents that will be filed with the SEC and distributed to persons eligible to participate. It is possible that the SEC will require modification of the terms of the Exchange Offer, in which case we will make such required modifications. In any case, we reserve the right, in our sole and absolute discretion, to suspend, modify or terminate the Exchange Offer at any time for any reason prior to the closing date, except that a modification that would materially increase our cost of the Exchange Program, broaden eligibility or otherwise materially adversely impact dilution to stockholders, or that otherwise would require stockholder approval under applicable Nasdaq Marketplace rules, will be subject to the further approval of our stockholders.

        Implementation Under 2003 Plan.    Any new RSUs granted in the Exchange Program would be granted under the 2003 Plan. The approval of the Exchange Program will also constitute an amendment of the 2003 Plan to provide that the Exchange Program could be implemented thereunder and that the grant of new awards in the form of RSUs in the Exchange Program would be permitted without counting the new RSUs against the 2003 Plan limit on "full-value awards." The 2003 Plan's overall limit on shares available would continue to apply to the RSUs issued in the Exchange Program; as discussed above, under the share counting provisions of the 2003 Plan, successful completion of the Exchange Offer would increase the shares available for future awards. This proposal is not contingent on the approval of the separate amendment and restatement of the 2003 Plan, as described below under the caption "Proposal 4—Approval of the Amendment and Restatement of the 2003 Incentive Compensation Plan." A full description of the 2003 Plan appears under Proposal 4 below. For an explanation of the shares remaining available under the 2003 Plan, including the limitation on Full-Value Awards, see the description of the 2003 Plan below, including the table under the caption "Equity Compensation Plan Information" and footnotes thereto. Stockholder approval of this Proposal 3 will be deemed to include approval of the amendments to the 2003 Plan described in this paragraph.

U.S. Federal Income Tax Consequences.

        We believe that under current law the following federal income tax consequences generally would arise with respect to an Exchange Program, if implemented. The following provides only a general description of the application of federal income tax laws to the Exchange Program. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the Exchange Program, as the consequences may vary with the identity of the participants and their individual circumstances. The summary does not address in any detail the effects of other federal taxes (including possible "golden parachute" excise taxes) on any new RSUs that might be granted or taxes imposed under state, local or foreign tax laws in connection with the Exchange Program or any new RSUs.

        The exchange of eligible options for new RSUs should be treated as a non-taxable exchange, so that no income should be recognized for U.S. federal income tax purposes by us or by the participating employee or director upon the grant of the new RSUs. Other tax consequences relating to new RSUs granted under the 2003 Plan would be as described below (under Proposal 4) for such awards under the 2003 Plan.

New Plan Benefits Under the 2003 Plan.

        The number of new RSUs that would be granted under the 2003 Plan if an Exchange Program were approved by stockholders and authorized by the Board cannot be determined at this time, but such number would be less than the number of outstanding options required to be surrendered in the Exchange Program. If stockholders decline to approve the authorization for the Board to implement an Exchange Program, the Exchange Program as described herein would not be implemented until such an approval were subsequently obtained. In any event, the 2003 Plan would remain in effect, and further equity awards could be granted under that Plan in accordance with its terms.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL TO APPROVE
AN EXCHANGE PROGRAM FOR CERTAIN OUTSTANDING STOCK OPTIONS

PROPOSAL 4

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE
2003 INCENTIVE COMPENSATION PLAN

Introduction

        At the annual meeting, we will ask stockholders to approve an amendment and restatement of the Company's 2003 Incentive Compensation Plan (the "2003 Plan"). Our Board and the Compensation Committee (the "Committee") approved the amendment and restatement of the 2003 Plan on April 1, 2011 and March 28, 2011, respectively. The Board and Committee took this action to help us:

  •
  attract, retain, motivate and reward executives, employees, directors, and other persons who provide services to the Company and its subsidiaries;

  •
  provide for equitable and competitive compensation opportunities to participants;

  •
  encourage long-term service by participants;

  •
  recognize individual contributions and reward achievement of our goals; and

  •
  promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders.

        The Board and the Committee believe that awards linked to common stock and awards with terms tied to our performance provide incentives for the achievement of important business objectives and promote the long-term success of the Company. In this regard, the 2003 Plan has been and will continue to be a key element of our overall compensation program.

Proposed Changes

        Only limited changes are proposed for the 2003 Plan. No increase is proposed for the aggregate number of shares reserved for grant under the 2003 Plan. The amendment and restatement makes the following changes to the 2003 Plan:

  •
  The 2003 Plan's separate sublimit on the portion of awards that may be granted as "full-value awards" (generally, any award other than a stock option, stock appreciation right or dividend equivalent, such as restricted stock and RSUs) would be eliminated under this proposal. The 2003 Plan currently provides for the issuance of up to 13,500,000 shares (plus shares remaining from the Company's 1997 plan), but only 5,250,000 shares can be granted as full value awards. As of April 1, 2011, 232,297 shares remained available for grant under the 2003 Plan and, if the amendment and restatement is approved, all could be granted as full-value awards.

  •
  The way in which shares are counted against the Plan's aggregate limit when issued upon exercise of options and stock appreciation rights also would be modified to provide that only the net number of shares delivered to the participant, excluding shares withheld to cover any option exercise price or withholding taxes, will count against the shares reserved under the 2003 Plan.

  •
  The definition of change in control would be modified so that our current largest stockholder, MacAndrews & Forbes Holdings Inc. and certain related persons, could acquire more than 40% of the outstanding voting power without triggering a change in control affecting equity awards granted after the amendment is approved.

  •
  The amendment and restatement also would make technical changes to comply with changes in accounting rules, tax laws and other regulations, which changes do not enhance the benefits to participants, and changes (as described below) that conform the 2003 Plan to emerging governance standards.

        Information on the total number of shares available under our existing equity compensation plans (including our Employee Stock Purchase Plan (the "ESPP") and unissued shares deliverable under outstanding options and RSUs as of the end of the last fiscal year) is presented below under the caption "Equity Compensation Plan Information." The following table shows the aggregate number of shares subject to currently outstanding equity awards and available for future equity awards under the 2003 Plan (together with the approximately 70,000 shares available for awards under a prior plan, and excluding the shares available under the ESPP)—referred to as "overhang"—as of April 1, 2011. Because the aggregate number of shares will not be increased under the proposed amendment and restatement of the 2003 Plan, the table also reflects the level of overhang that would exist assuming stockholders were to approve this proposal (and not taking into account the proposed Exchange Program):

Shares subject to outstanding awards*	11,214,741
Shares to be available for future equity awards (after amendment and restatement of the 2003 Plan)**	232,297

Total shares	11,447,038

Percentage of outstanding shares (diluted)***	11.1%

*
Includes currently outstanding awards that may be settled in shares or cash, but excludes 1,112,500 performance-conditioned stock options, 362,500 time-vesting stock options and 1,000,000 performance-conditioned RSUs that in each case are exercisable or settleable, as the case may be, only if shares are then available under our equity compensation plans.

**
Of the shares remaining available under the 2003 Plan, 39,174 shares remain available for delivery in connection with full-value awards.

***
Outstanding shares (the denominator in this calculation) include all common stock outstanding at March 31, 2011 and includes potential dilution from issuance of unissued shares reserved for outstanding awards or future awards under the 2003 Plan (both as currently in effect and as proposed to be amended and restated) and other equity compensation plans.

Reasons for Stockholder Approval

        We seek approval of the amendment and restatement of the 2003 Plan by stockholders in order to meet requirements of the Nasdaq Stock Market and to satisfy requirements of tax law to help preserve our ability to claim tax deductions for compensation to executive officers. In addition, the Board regards stockholder approval of this proposal as desirable and consistent with corporate governance best practices.

        Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") limits the deductions a publicly held company can claim for compensation in excess of $1 million in a given year paid to the chief executive officer and the three other most highly compensated executive officers serving on the last day of the fiscal year, excluding the chief financial officer. "Performance-based" compensation that meets certain requirements is not counted against the $1 million deductibility cap, and therefore remains fully deductible. However, stockholder reapproval of certain material terms of a plan must be obtained every five years in order for awards to qualify as performance-based compensation. For purposes of Section 162(m), approval of the amendment and restatement of the 2003 Plan will be deemed to include reapproval of the general business criteria upon which performance objectives for awards are based, described below under the caption "Performance-Based Awards," and reapproval of other material terms (eligibility and annual per-person limits) under Section 162(m). Such reapproval should permit qualification of incentive awards for full tax deductibility for a period of approximately five years under Section 162(m). Stockholder approval of the performance goal inherent in stock options and SARs (increases in the market price of stock) is not subject to a time limit under Section 162(m).

Description of the 2003 Plan

        The principal terms of the 2003 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2003 Plan, a copy of which is attached as Appendix A to this Proxy

Statement. All references to the 2003 Plan hereafter are to the 2003 Plan as it would be amended by the proposed amendment, unless otherwise indicated. You may obtain a copy of the 2003 Plan free of charge by writing to the Corporate Secretary, Scientific Games Corporation, 750 Lexington Avenue, New York, New York 10022. If stockholders decline to approve the proposed amendment to the 2003 Plan, the 2003 Plan, as previously approved by stockholders, would remain in effect.

        Overview of 2003 Plan Awards.    The 2003 Plan authorizes a broad range of awards, including:

  •
  stock options;

  •
  stock appreciation rights ("SARs");

  •
  restricted stock, a grant of actual shares subject to a risk of forfeiture and restrictions on transfer;

  •
  deferred stock, a contractual commitment to deliver shares at a future date, which may or may not be subject to a risk of forfeiture (forfeitable deferred stock is sometimes called "restricted stock units" or "RSUs");

  •
  performance shares or other stock-based performance awards (these include deferred stock or restricted stock awards that may be earned by achieving specific performance objectives);

  •
  other awards based on common stock;

  •
  dividend equivalents;

  •
  cash-based performance awards tied to achievement of specific performance objectives; and

  •
  shares issuable in lieu of rights to cash compensation.

        Restriction on Repricing.    The 2003 Plan includes a restriction providing that, without stockholder approval, the Company will not amend or replace options or SARs previously granted under the 2003 Plan or other equity plans in a transaction that constitutes a "repricing." For this purpose, a "repricing" means amending the terms of an option or SAR after it is granted to lower its exercise price, any other action that is treated as a repricing under generally accepted accounting principles, or repurchasing for cash or canceling an option or SAR at a time when its exercise or base price is equal to or greater than the fair market value of the underlying stock, in exchange for another option (including on a delayed basis), restricted stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. Adjustments to the exercise price or number of shares subject to an option to reflect the effects of a stock split or other extraordinary corporate transaction will not constitute a "repricing."

        Shares Available under the 2003 Plan.    As currently in effect, the 2003 Plan reserves 13,500,000 shares of Class A common stock, par value $.01 per share, plus the shares that remained available under the 1997 Incentive Compensation Plan (the "1997 Plan") when the 2003 Plan became effective and that thereafter become available due to forfeitures, expirations or other events triggering share recaptures of 1997 Plan awards, of which no more than 5,250,000 shares are available for delivery in connection with full-value awards (i.e., awards other than options, SARs and dividend equivalents paid in cash). The number of shares remaining subject to outstanding awards and remaining available for future awards under the 2003 Plan is reflected in a table above. The proposed amendment and restatement of the 2003 Plan will not add any shares to the aggregate shares remaining available under the 2003 Plan, but will eliminate the restriction on the number of shares deliverable in connection with full-value awards. The number of shares reserved under the 2003 Plan is subject to adjustment in the event of stock splits, stock dividends, and other extraordinary events.

        Shares that are subject to awards under the 2003 Plan that expire, terminate or are cancelled or forfeited or settled in cash, and shares that are withheld to satisfy tax withholding obligations relating to a full-value award, will be available again for awards under the 2003 Plan. Under the proposed amendment and restatement of the 2003 Plan, shares that are tendered by a participant or withheld by the Company as full or partial payment to the Company of the exercise price relating to an option or shares subject to an SAR in excess of the number delivered upon exercise of the SAR, and shares withheld in satisfaction of tax obligations relating to an option or SAR, will not be deemed to be deliverable or delivered and therefore will be available for other awards under the 2003 Plan. Shares repurchased in the open market with the proceeds from the exercise of an option would not become available for awards under the 2003 Plan. Awards may be outstanding relating to a greater number of shares than the aggregate remaining available under the 2003 Plan so long as the Committee ensures that awards will not result in delivery and vesting of shares in excess of the number then available under the 2003 Plan. Shares delivered under the 2003 Plan may be either newly issued or treasury shares.

        On April 5, 2011, the last reported sale price of the Company's common stock on the Nasdaq Global Select Market was $9.33 per share.

        Per-Person Award Limitations.    The 2003 Plan includes limitations on the amount of awards that may be granted to a participant in a given year in order to qualify awards as "performance-based" compensation not subject to the limitation on deductibility under Section 162(m) of the Code. Under this annual per-person limitation, a participant may in any year be granted share-based awards of each type authorized under the 2003 Plan—options, SARs, restricted stock, deferred stock, bonus stock or stock in lieu of other compensation obligations, dividend equivalents, and other stock-based awards—relating to no more than his or her "Annual Limit." The Annual Limit equals 1,500,000 shares plus the amount of the participant's unused Annual Limit relating to that type of share-based awards as of the close of the previous year, subject to adjustment for splits and other extraordinary corporate events. With respect to incentive awards not valued by reference to common stock at the date of grant (i.e., cash-based awards), the 2003 Plan limits such performance awards that may be earned by a participant to the participant's defined Annual Limit, which for this purpose equals $3,000,000 plus the amount of the participant's unused cash Annual Limit as of the close of the previous year. The proposed amendment will not change these limits. The per-person limits for each type of stock-based award are independent of one another and independent of the limit on cash-denominated performance awards. These limits apply only to awards under the 2003 Plan, and do not limit the Company's ability to enter into compensation arrangements outside of the 2003 Plan.

        Adjustments to Shares Reserved, Awards and Award Limits.    Adjustments to the number and kind of shares subject to the share limitations and specified in the share-based Annual Limit are authorized in the event of a large and non-recurring dividend or distribution, recapitalization, stock split, stock dividend, reorganization, business combination, other similar corporate transaction, equity restructuring as defined under applicable accounting rules, or other similar event affecting our common stock. We are also obligated to adjust outstanding awards (and share-related performance terms, such as share-price targets) upon the occurrence of events (such as these) that constitute an "equity restructuring" under accounting rules to preserve, without enlarging, the rights of Plan participants with respect to their awards. The Committee may adjust performance conditions and other terms of awards in response to these kinds of events or to changes in applicable laws, regulations, or accounting principles, except that adjustments to awards intended to qualify as "performance-based" generally must conform to requirements imposed by Section 162(m) of the Code.

        Eligibility.    Executive officers and other officers and full-time employees of the Company and its subsidiaries (including directors), non-employee directors of the Company, and other persons who provide substantial services are eligible to be granted awards under the 2003 Plan. A prospective employee may be granted an award, but no value may be realized under it if such person does not become an employee. As of April 1, 2011, we had approximately 3,200 full-time employees (including 13 executive officers) and eight non-employee directors who would be potentially eligible for awards under the 2003 Plan. The number of additional service providers currently eligible for grants cannot be readily determined. Approximately 189 individuals held outstanding awards under the 2003 Plan as of April 1, 2011.

        Administration.    The 2003 Plan is administered by the Committee, except that the Board may itself act in place of the Committee to administer the 2003 Plan, and determinations with respect to grants to non-employee directors must be made by the Board. The 2003 Plan provides that the composition and governance of the Committee will be established in the Committee's charter adopted by the Board. Subject to the terms and conditions of the 2003 Plan, the Committee is authorized to select participants, determine the type and number of awards to be granted and the number of shares to which awards will relate or the amount of an annual or long-term incentive award, specify times at which awards will be exercisable or settled, including performance conditions that may be required as a condition thereof, set other terms and conditions of such awards, prescribe forms of award agreements, interpret and specify rules and regulations relating to the 2003 Plan, and make all other determinations which may be necessary or advisable for the administration of the 2003 Plan. Nothing in the 2003 Plan precludes the Committee from authorizing payment of compensation outside of the 2003 Plan, including bonuses based upon performance, to executive officers and other employees. The Committee is permitted to delegate authority to executive officers for the granting of awards, but action pursuant to delegated authority generally will be limited to grants to employees who are below the executive officer level. The 2003 Plan provides that Committee members will not be personally liable, and will be fully indemnified, in connection with any action, determination, or interpretation taken or made in good faith under the 2003 Plan.

        Stock Options and SARs.    The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and non-qualified stock options. SARs may also be granted, entitling the participant to receive the excess of the fair market value of a share on the date of exercise over the SAR's designated "base price." The exercise price of an option and the base price of an SAR are determined by the Committee, but may not be less than the fair market value of the shares on the date of grant (except as described below under "Other Terms of Awards"). The maximum term of each option or SAR will be ten years. Subject to this limit, the times at which each option or SAR will be exercisable and provisions requiring forfeiture of unexercised options (and in some cases gains realized upon an earlier exercise) at or following termination of employment or upon the occurrence of other events generally are fixed by the Committee. Options may be exercised by payment of the exercise price in cash, shares having a fair market value equal to the exercise price or surrender of outstanding awards or other property having a fair market value equal to the exercise price, as the Committee may determine. This may include withholding of option shares to pay the exercise price if that would not result in additional accounting expense. The Committee also is permitted to establish procedures for broker-assisted cashless exercises. Methods of exercise and settlement and other terms of SARs will be determined by the Committee. SARs may be exercisable for shares or for cash, as determined by the Committee. The Committee can require that outstanding options be surrendered in exchange for a grant of SARs with economically matching terms.

        Restricted and Deferred Stock/Restricted Stock Units.    The Committee is authorized to grant restricted stock and deferred stock. Prior to the end of the restricted period, shares granted as restricted stock may not be sold, and will be forfeited in the event of termination of employment in specified circumstances. The Committee will establish the length of the restricted period for awards of restricted stock. Aside from the risk of forfeiture and non-transferability, an award of restricted stock entitles the participant to the rights of a stockholder of the Company, including the right to vote the shares and to receive dividends (which may be forfeitable or non-forfeitable), unless otherwise determined by the Committee.

        Deferred stock gives a participant the right to receive shares at the end of a specified deferral period. Deferred stock subject to forfeiture conditions may be denominated as an award of "restricted stock units" (or "RSUs"). The Committee will establish any vesting requirements for deferred stock/RSUs granted for continuing services. One advantage of RSUs, as compared to restricted stock, is that the period during which the award is deferred as to settlement can be extended past the date the award becomes non-forfeitable, so the Committee can require or permit a participant to continue to hold an interest tied to common stock on a tax-deferred basis. Prior to settlement, deferred stock awards, including RSUs, carry no voting or dividend rights or other rights associated with stock ownership, but dividend equivalents (which may be forfeitable or non-forfeitable) will be paid or accrue if authorized by the Committee.

        Other Stock-Based Awards, Stock Bonus Awards, and Awards in Lieu of Other Obligations.    The 2003 Plan authorizes the Committee to grant awards that are denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to common stock. The Committee will determine the terms and conditions of such awards, including the consideration to be paid to exercise awards in the nature of purchase rights, the periods during which awards will be outstanding, and any forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus free of restrictions, or to grant shares or other awards in lieu of obligations under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

        Performance-Based Awards.    The Committee may grant performance awards, which may be cash-denominated awards or share-based awards (for example, performance shares). Generally, performance awards require satisfaction of pre-established performance goals, consisting of one or more business criteria and a targeted performance level with respect to such criteria as a condition of awards being granted or becoming exercisable or settleable, or as a condition to accelerating the timing of such events. Performance may be measured over a period of any length specified by the Committee. If so determined by the Committee, in order to avoid the limitations on tax deductibility under Section 162(m) of the Code, the business criteria used by the Committee in establishing performance goals applicable to performance awards to the named executive officers will be selected from among the following:

  •
  earnings per share (basic or fully diluted);

  •
  revenues;

  •
  earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items;

  •
  cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital;

  •
  return on net assets, return on assets, return on investment, return on capital or return on equity;

  •
  economic value created;

  •
  operating margin or operating expense;

  •
  net income;

  •
  stock price or total stockholder return; and

  •
  strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and service, human resources management, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities.

        The Committee retains discretion to set the level of performance for a given business criteria that will result in the earning of a specified amount under a performance award. These goals may be set with fixed, quantitative targets, targets relative to past Company performance, targets compared to the performance of other companies, such as a published or special index or a group of companies selected by the Committee for comparison, or in such other form as the Committee may determine. Performance goals may be specified for the Company on a consolidated basis, or for specified subsidiaries or affiliates, or other business units, lines of business or specific products, and may be based on audited or unaudited results. The Committee may specify that these performance measures will be determined before payment of bonuses, capital charges, non-recurring or extraordinary income or expense, or other financial and general and administrative expenses for the performance period.

        Annual Incentive Awards.    One type of performance award that may be granted under the 2003 Plan is annual incentive awards, settleable in cash or in shares upon achievement of pre-established performance objectives achieved during a specified period of up to one year. The Committee generally must establish the terms of annual incentive awards, including the applicable performance goals and the corresponding amounts payable (subject to per-person limits), and other terms of settlement, and all other terms of these awards, not later than 90 days after the beginning of the fiscal year. As stated above, annual incentive awards granted to named executives generally are intended to constitute "performance-based compensation" not subject to the limitation on deductibility under Section 162(m) of the Code. In order for such an annual incentive award to be earned, one or more of the performance objectives described in the preceding paragraph will have to be achieved. The Committee may specify additional requirements for the earning of such awards.

        Other Terms of Awards.    Awards may be settled in cash, shares, other awards or other property, in the discretion of the Committee. The Committee may require or permit participants to defer the settlement of all or part of an award, in accordance with such terms and conditions as the Committee may establish, including payment or crediting of interest or dividend equivalents on any deferred amounts. Vested but electively deferred awards may be paid out to the participant in the event of an unforeseeable emergency. The Committee is authorized to place cash, shares or other property in trusts or make other arrangements to provide for payment of the Company's obligations under the 2003 Plan. The Committee may condition awards on the payment of taxes, and may provide for mandatory or elective withholding of a portion of the shares or other property to be distributed in order to satisfy tax obligations. Awards granted under the Plan generally may not be pledged or otherwise encumbered and are not transferable except by will or by the laws of descent and distribution, or to a designated beneficiary upon the participant's death, except that the Committee may permit transfers of awards other than incentive stock options on a case-by-case basis for estate planning purposes. The proposed amendment and restatement of the 2003 Plan would add a provision prohibiting award terms extending a personal loan to a participant.

        The Committee is authorized to impose non-competition, non-solicitation, confidentiality, non-disparagement and other requirements as a condition on the participant's right to retain an award or gains realized by exercise or settlement of an award. Awards under the 2003 Plan may be granted without a requirement that the participant pay consideration in the form of cash or property for the grant (as distinguished from the exercise), except to the extent required by law. The Committee may, however, grant awards in substitution for, exchange for or as a buyout of other awards under the 2003 Plan, awards under other Company plans, or other rights to payment from the Company, and may exchange or buy out outstanding awards for cash or other property; provided, however, that any such substitution or exchange may only occur in a manner that would not be considered a repricing under the 2003 Plan. The Committee also may grant awards in addition to and in tandem with other awards or rights.

        Dividend Equivalents.    The Committee may grant dividend equivalents. These are rights to receive payments equal in value to the amount of dividends paid on a specified number of shares of common stock while an award is outstanding. These amounts may be in the form of cash or rights to receive additional awards or additional shares of common stock having a value equal to the cash amount. The awards may be granted on a stand-alone basis or in conjunction with another award, and the Committee may specify whether the dividend equivalents will be forfeitable or non-forfeitable. Typically, rights to dividend equivalents are granted in connection with RSUs or deferred stock, so that the participant can earn amounts equal to dividends paid on the number of shares covered by the award while the award is outstanding. Dividend equivalents credited on performance-based equity awards must be forfeitable based on performance to at least the same extent as the underlying award, and no dividend equivalents may be credited on unexercised options and SARs (these provisions would be added by the proposed amendment and restatement of the 2003 Plan).

        Vesting, Forfeitures, and Related Award Terms.    The Committee may in its discretion determine the vesting schedule of options and other awards, the circumstances that will result in forfeiture of the awards, the post-termination exercise periods of options and similar awards, and the events that will result in acceleration of the ability to exercise and the lapse of restrictions, or the expiration of any deferral period, on any award.

        The 2003 Plan provides that, upon a change in control (as defined), unless the Committee has limited these rights in the grant agreement, awards will become vested and exercisable and restrictions thereon will lapse. In addition, any option that was not vested and exercisable throughout the 60-day period prior to the change in control may be surrendered for a cash payment equal to the spread at the date of the surrender (the amendment and restatement would eliminate language providing for an enhanced payment, which language has been inapplicable to options granted since 2005 as a result of Section 409A of the Code ("Section 409A")). As stated above, the proposed amendment and restatement would revise the definition of "change in control" so that our current largest stockholder, MacAndrews & Forbes Holdings Inc., and certain related persons would be permitted to acquire more than 40% of the outstanding voting power without triggering a change in control. The Committee may also specify in any award agreement that performance conditions will be deemed met upon a change in control.

        Amendment and Termination of the 2003 Plan.    The Board may amend, suspend, discontinue, or terminate the 2003 Plan or the Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the Nasdaq Stock Market rules. Nasdaq Stock Market rules require stockholder approval of material modifications to plans such as the 2003 Plan. Under these rules, however, stockholder approval will not necessarily be required for amendments which might increase the cost of the 2003 Plan or broaden eligibility.

        Unless earlier terminated, the 2003 Plan will terminate at such time that no shares reserved under the 2003 Plan remain available and the Company has no further obligation with respect to any outstanding award.

Federal Income Tax Implications of the 2003 Plan

        We believe that under current law the following U.S. Federal income tax consequences generally would arise with respect to awards under the 2003 Plan.

        The grant of an option or an SAR will create no federal income tax consequences for the participant or the Company. A participant will not have taxable income upon exercising an option that is an ISO, except that the alternative minimum tax may apply. Upon exercising an option that is not an ISO, the participant generally must recognize ordinary income equal to the difference between the exercise price and the fair market value of the freely transferable or non-forfeitable shares acquired on the date of exercise. Upon exercising an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the shares received.

        Upon a disposition of shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (1) the fair market value of the ISO shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the ISO shares minus the exercise price. For all options, a participant's sale of shares acquired by exercise of the option generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in such shares. The tax "basis" normally is the exercise price plus any amount he or she recognized as ordinary income in connection with the option's exercise (or upon sale of the option shares in the case of an ISO). A participant's sale of shares acquired by exercise of an SAR generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the participant's tax "basis" in the shares, which normally is the amount he or she recognized as ordinary income in connection with the SAR's exercise.

        We normally can claim a tax deduction equal to the amount recognized as ordinary income by a participant in connection with the exercise of an option or SAR, but no tax deduction relating to a participant's capital gains. Accordingly, we will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the applicable ISO holding periods prior to selling the shares.

        Awards other than options and SARs that result in a transfer to the participant of cash or shares or other property generally will have terms intended to meet applicable requirements under Section 409A, which regulates deferred compensation. If no restriction on transferability or substantial risk of forfeiture applies to amounts distributed to a participant, the participant generally must recognize ordinary income equal to the cash or the fair market value of shares actually received. Thus, for example, if we grant an award of RSUs that has vested or requires or permits deferral of receipt of cash or shares under a vested award, the participant should not become subject to income tax until the time at which shares or cash are actually distributed, and we would become entitled to claim a tax deduction at that time.

        On the other hand, if a restriction on transferability and substantial risk of forfeiture applies to shares or other property actually distributed to a participant under an award (such as, for example, a grant of restricted stock), the participant generally must recognize ordinary income equal to the fair market value of the transferred amounts at the earliest time either the transferability restriction or risk of forfeiture lapses. In all cases, we can claim a tax deduction in an amount equal to the ordinary income recognized by the participant, except as discussed below. A participant may elect to be taxed at the time of grant of restricted stock or other property rather than upon lapse of restrictions on transferability or the risk of forfeiture, but if the participant subsequently forfeits such shares or property he or she would not be entitled to any tax deduction, including as a capital loss, for the value of the shares or property on which he or she previously paid tax.

        Any award that is deemed to be a deferral arrangement (that is, not excluded or exempted under the tax regulations) will be subject to Section 409A. Participant elections to defer compensation under such awards and as to the timing of distributions relating to such awards must meet requirements under Section 409A in order for income taxation to be deferred upon vesting of the award and tax penalties to be avoided by the participant.

        Some options and SARs may be subject to Section 409A, which regulates deferral arrangements. In such case, the distribution to the participant of shares or cash relating to the award would have to be restricted in order for the participant not to be subject to tax and a tax penalty at the time of vesting. In particular, the participant's discretionary exercise of the option or SAR could not be permitted over a period extending more than a year in most cases. If the distribution and other award terms meet Section 409A's requirements, the participant would realize ordinary income at the time of distribution of shares or cash rather than exercise, with the amount of ordinary income equal to the distribution date value of the shares or cash less any exercise price actually paid. We would not be entitled to a tax deduction at the time of exercise, but would become entitled to a tax deduction at the time shares are delivered at the end of the deferral period.

        As discussed above, compensation that qualifies as "performance-based" compensation is excluded from the $1 million deductibility cap under Section 162(m) of the Code, and therefore remains fully deductible by the company that pays it. Under the 2003 Plan, options and SARs granted with an exercise price or base price at least equal to 100% of fair market value of the underlying stock at the date of grant, performance awards to employees the Committee expects to be named executive officers at the time compensation is received, and certain other awards which are conditioned upon achievement of performance goals are intended to qualify as such "performance-based" compensation. A number of requirements must be met in order for particular compensation to so qualify, however, so there can be no assurance that such compensation under the 2003 Plan will be fully deductible under all circumstances. In addition, other awards under the 2003 Plan, such as non-performance-based restricted stock and RSUs, generally will not so qualify, so that compensation paid to certain executives in connection with such awards may, to the extent it and other compensation subject to Section 162(m)'s deductibility cap exceed $1 million in a given year, not be deductible by the Company as a result of Section 162(m). Compensation to certain employees resulting from vesting of awards in connection with a change in control or termination following a change in control also may be non-deductible under Sections 4999 and 280G of the Code.

        The foregoing provides only a general description of the application of federal income tax laws to certain awards under the 2003 Plan. This discussion is intended for the information of stockholders considering how to vote at the annual meeting and not as tax guidance to participants in the 2003 Plan, as the consequences may vary with the types of awards made, the identity of the recipients and the method of payment or settlement. Different tax rules may apply, including in the case of variations in transactions that are permitted under the 2003 Plan (such as payment of the exercise price of an option by surrender of previously acquired shares). The summary does not address in any detail the effects of other federal taxes (including possible "golden parachute" excise taxes) or taxes imposed under state, local or foreign tax laws.

New Plan Benefits Under the 2003 Plan

        Because future awards under the 2003 Plan will be granted in the discretion of the Committee, the type, number, recipients, and other terms of such awards cannot be determined at this time, except as described below. Information regarding the Company's recent practices with respect to annual incentive awards and stock-based compensation under the 2003 Plan is presented in the "Summary Compensation Table" and "Grants of Plan-Based Awards for Fiscal Year 2010" elsewhere in this Proxy Statement and in the Company's financial statements in the annual report on Form 10-K for the fiscal year ended December 31, 2010.

        As described above under the caption "Director Compensation," non-employee directors are entitled to receive an award of RSUs each year having a grant date value of $110,000, provided the director satisfies the Board's attendance requirements. New directors receive stock options for 10,000 shares upon joining the Board, which have an exercise price equal to the fair market value of our common stock at the time of grant. RSUs and stock options awarded to directors in January 2010 and in prior years have a five-year vesting schedule. Following the regular award of RSUs in January 2010, the vesting schedule of future RSU and option awards granted to non-employee directors was changed from five years to four years. The regular RSU awards to eligible directors for 2011 were deferred in light of the limited availability of shares under the Company's equity compensation plans. It is expected that such awards would be made upon additional shares becoming available under such plans (as a result, for example, of the implementation of the stock option exchange program contemplated by Proposal 3).

        No awards have been granted at this time subject to the approval of the proposed amendment and restatement of the 2003 Plan. We have, however, granted certain awards of time-vesting stock options and RSUs which awards would be settled in cash if shares are not available for delivery (totaling 200,000 time-vesting stock options and 500,000 time-vesting RSUs), and certain awards of time-vesting stock options, performance-conditioned stock options and performance-conditioned RSUs that will be cancelled and forfeited if, at the time the awards would be exercised or settled, we do not have sufficient shares available under our equity compensation plans to deliver shares (totaling 362,500 time-vesting stock options, 1,112,500 performance-conditioned stock options and 1,000,000 performance-conditioned RSUs). Because no shares are being added to the 2003 Plan in the aggregate by virtue of this proposal, the proposal will not affect the ability of the Committee to set aside shares for the time-vesting conditional options that otherwise would be settled in cash or for the time-vesting or performance-conditioned options that would be forfeited if adequate shares are not available. Because approval of this proposal would remove the sub-limit on shares deliverable in connection with RSUs and other full-value awards, such approval would have the effect of enabling the Committee to set aside shares for the settlement of the time-vesting conditional RSUs with shares rather than cash or for the settlement of the performance-conditioned RSUs, if the Committee elected to do so. The Committee is not legally obligated to take these steps, however. At April 1, 2011, our Chairman and Chief Executive Officer held 200,000 time-vesting conditional options exercisable at $9.00 per share and 500,000 time-vesting RSUs, which awards will be settled in cash if shares are not available at the time they would be deliverable under such awards, and one (1) million performance-conditioned options and one (1) million performance-conditioned RSUs that would be canceled and forfeited if sufficient shares are not available under our equity plans at the time they would be deliverable under such awards. Other officers hold in the aggregate 475,000 stock options, 250,000 of which are exercisable at $9.98 per share and 225,000 of which are exercisable at $10.02 per share, which options may only be exercised if sufficient shares are available under our equity compensation plans to deliver shares.

Equity Compensation Plan Information

        The following table provides information about the shares of our common stock that may be issued upon the exercise of stock options, warrants and other stock rights under all of our equity compensation plans as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights(3) (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
	(in thousands, except for per share amounts)
Equity compensation plans approved by security holders(1)	9,247	(4)	$19.70	1,864	(4)
Equity compensation plans not approved by security holders(2)	650		$27.09	69

Total	9,897		$20.39	1,933

(1)
The "Equity compensation plans approved by security holders" consist of the 1997 Incentive Compensation Plan, the 2002 Employee Stock Purchase Plan and the 2003 Incentive Compensation Plan (prior to the amendment and restatement thereof contemplated by Proposal 4 in this Proxy Statement). Under the 2003 Incentive Compensation Plan, 39,174 of the shares remaining available for future awards could be used for restricted stock units or other "full-value" awards (i.e., awards other than options, warrants or rights). Under the 1997 Incentive Compensation Plan, none of the shares remaining available for future awards could be used for such full-value awards.

(2)
The "Equity compensation plans not approved by security holders" consist of employment inducement stock options awarded during 2003 and 2005, the 1995 Equity Incentive Plan, and warrants issued in 2007 to Hasbro, Inc. under the terms of a license agreement. Under the 1995 Equity Incentive Plan, none of the shares remaining available for future awards could be used for such full-value awards.

(3)
The weighted average exercise price of outstanding awards does not take into account the shares issuable upon vesting of RSUs which have no exercise price. At December 31, 2010, there were a total of 2,914,544 shares subject to RSUs which were granted under the 2003 Incentive Compensation Plan, including approximately 459,719 vested RSUs that are subject to deferral under certain arrangements or conditions. Had those RSUs been included in calculating the weighted average exercise price (treating them in effect as options with an exercise price of $0), the weighted average exercise price for awards under security holder-approved plans would have been $14.24, for awards under non-security holder-approved plans would have been $27.09, and for all outstanding awards would have been $15.14.

(4)
This amount does not include 1,000,000 performance-conditioned RSUs and 1,000,000 performance-conditioned stock options that were granted to Mr. Weil in connection with his appointment as Chief Executive Officer effective November 29, 2010, which will be cancelled and forfeited if, at the time the awards would be exercised or settled, we do not have sufficient shares available under our equity compensation plans to deliver shares.

        Inducement Stock Options.    At December 31, 2010, 650,180 options granted during 2003 and 2005 under employment inducement award agreements to newly hired employees remained outstanding. The options were granted at exercise prices ranging from $5.88 to $29.18 per share and each such option has a ten-year term and becomes exercisable in four or five equal annual installments, on each of the first four or five anniversaries of the date of grant.

        The 1995 Equity Incentive Plan.    The 1995 Equity Incentive Plan (the "1995 Plan"), which was originally adopted by our Board in May 1995, authorizes grants of non-qualified stock options, deferred stock and other stock-related awards to employees who are not executive officers or directors. As of December 31, 2010, approximately 12,680 shares were subject to outstanding awards under the 1995 Plan and 69,157 shares remained available for grant under the 1995 Plan. The 1995 Plan is administered by the Compensation Committee, which is authorized to select the participants, determine the type of awards to be granted and the number of shares of common stock to which awards will relate, specify times at which awards will be exercisable, set other terms and conditions of such awards, interpret and specify rules and regulations relating to the 1995 Plan, and make all other determinations that may be necessary or advisable for the administration of the 1995 Plan. The Board may amend, suspend, discontinue, or terminate the 1995 Plan or the Committee's authority to grant awards thereunder without stockholder approval, except as required by law or regulation or under the Nasdaq rules which would require stockholder approval for material modifications of the 1995 Plan. Unless earlier terminated, the 1995 Plan will terminate at such time that no shares reserved under the 1995 Plan remain available and we have no further obligation with respect to any outstanding award.

        Hasbro Warrants.    On December 15, 2006, we entered into a licensing agreement with Hasbro, Inc. for the use of certain Hasbro brands in multiple lottery platforms. Under the terms of the agreement we issued warrants to Hasbro to purchase 40,000 shares of our common stock at a purchase price of $32.98 per share. The warrants may be exercised at any time before February 28, 2012.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL TO APPROVE AN AMENDMENT AND RESTATEMENT OF THE 2003 INCENTIVE COMPENSATION PLAN

PROPOSAL 5

APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

        The Company is providing an advisory vote on executive compensation to stockholders, commonly known as the say-on-pay vote, as required by Section 14A of the Exchange Act. The advisory vote on executive compensation is a non-binding vote to approve the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement.

        The Company's executive compensation programs are designed to attract, motivate and retain highly qualified executive officers who are able to achieve corporate objectives and create stockholder value. The Compensation Committee believes the Company's executive compensation programs reflect a strong pay-for-performance philosophy and are well aligned with the stockholders' long-term interests.

        Highlights of our executive compensation program include:

  •
  The majority of the compensation provided to A. Lorne Weil, our Chairman and Chief Executive Officer under his amended employment agreement is in the form of premium-priced stock options, performance-conditioned stock options, performance-conditioned RSUs and RSUs subject to time vesting. The premium-priced stock options and the RSUs subject to time vesting vest in installments over four years. The performance-conditioned stock options and performance-conditioned RSUs will vest only to the extent that the Company achieves challenging multi-year objectives for EBITDA growth and the five-year time-vesting requirements are satisfied.

  •
  The majority of the compensation provided to Michael R. Chambrello, our Chief Executive Officer—Asia-Pacific Region, under his employment agreement consists of a long-term cash incentive opportunity tied to the appreciation in value of the Asia-Pacific Business over the next four years. This long-term incentive opportunity is provided in lieu of 50% of Mr. Chambrello's annual incentive opportunity and annual grants of stock options and RSUs.

  •
  On average, 62% of the target compensation of the remaining four named executive officers listed in the "Summary Compensation Table" above is composed of variable incentive compensation, including a performance-based annual cash incentive, stock options and performance-contingent RSUs.

  •
  Annual cash incentives provided to all named executive officers are performance based. Actual awards depend on achievement of corporate and business unit objectives for EBITDA and free cash flow. Over time, the corporate payout factor has varied with the Company's performance as follows:

2006	2007	2008	2009	2010
67%	105%	42%	23%	42%
  •
  The Compensation Committee eliminated most perquisites, including travel allowances, company cars and company car allowances in 2006.

  •
  We do not pay tax gross-ups on excise taxes associated with change in control benefits.

  •
  Incentive compensation paid to Messrs. Weil, Chambrello and certain other senior executives (including compensation paid under the Asia-Pacific Business incentive compensation program) is subject to recovery under any "clawback" policy that may be adopted by the Company.

The "Compensation Discussion and Analysis" section above provides a more detailed discussion of the executive compensation programs.

        Stockholders are being asked to vote on the following resolution:

  RESOLVED, that the stockholders of Scientific Games Corporation approve, on an advisory basis, the compensation of the Company's named executive officers, as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in the Company's 2011 Proxy Statement.

        This advisory vote on executive compensation is not binding on the Company's Board or Compensation Committee. However, the Board and/or Compensation Committee will take into account the result of the vote when determining future executive compensation arrangements.

THE BOARD RECOMMENDS A VOTE "FOR" THIS PROPOSAL
TO APPROVE, ON AN ADVISORY BASIS,
THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

 PROPOSAL 6

APPROVAL, ON AN ADVISORY BASIS, OF THE FREQUENCY OF FUTURE ADVISORY VOTES ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS

        The Company is providing stockholders with an advisory vote on the frequency with which the Company's stockholders shall have the advisory vote on executive compensation provided for in Proposal 5 above, commonly known as the say-on-pay vote, and required by Section 14A of the Exchange Act.

        The advisory vote on the frequency of the say-on-pay vote is a non-binding vote on how often the say-on-pay vote should occur. The choices include: every year, every two years, or every three years. In addition, stockholders may abstain from voting.

        Although this advisory vote on the frequency of the say-on-pay vote is not binding on the Board or the Compensation Committee, the Board and/or Compensation Committee will take into account the result of the vote when determining the frequency of future say-on-pay votes.

        The Board believes a triennial frequency (i.e., once every three years) is the optimal frequency for the say-on-pay vote for a number of reasons, including:

  •
  our compensation program does not encourage significant risk taking that might create material adverse consequences for the Company, as confirmed by a review performed by the Company and reviewed by the Compensation Committee and the Compensation Committee's independent consultant;

  •
  a longer frequency is consistent with long-term compensation objectives; and

  •
  our compensation programs are designed to reward and incentivize long-term performance and a triennial vote allows for changes to the Company's compensation programs to be in place long enough to evaluate whether the changes were effective.

        Stockholders are being asked to vote on the following resolution:

  RESOLVED, that the stockholders of Scientific Games Corporation determine, on an advisory basis, that the frequency with which the stockholders of the Company shall have an advisory vote on the compensation of the Company's named executive officers set forth in the Company's proxy statement is:

    Choice 1—every year;

    Choice 2—every two years;

    Choice 3—every three years; or

    Choice 4—abstain from voting.

THE BOARD RECOMMENDS A VOTE FOR AN ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS EVERY THREE YEARS

 OTHER MATTERS

        We are not aware of any matter other than those described in this Proxy Statement that will be acted upon at the annual meeting. In the event that any other matter properly comes before the meeting for a vote of stockholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment on such other matter.

        We will pay the costs of proxy solicitation. Proxies are being solicited primarily by mail, but, in addition, our officers and employees may solicit proxies in person, by telephone or electronically. We have retained D.F. King & Co., Inc. to assist us in soliciting proxies at a fee of $7,500 plus reimbursement of reasonable out-of-pocket costs and expenses.

STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

        Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the next annual meeting of stockholders, it must be received at our principal executive offices, 750 Lexington Avenue, 25th Floor, New York, New York 10022, Attention: Secretary, not later than                        . In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.

        If a stockholder intends to present a proposal for consideration at the next annual meeting outside of the processes of Rule 14a-8 under the Exchange Act, we must receive notice of such proposal at the address given above by                        , or such notice will be considered untimely under Rule 14a-4(c)(1) under the Exchange Act, and our proxies will have discretionary voting authority with respect to such proposal, if presented at the annual meeting, without including information regarding such proposal in our proxy materials.

        The deadlines described above are calculated by reference to the mailing date of the proxy materials for this year's annual meeting. If the Board changes the date of next year's annual meeting by more than 30 days, the Board will, in a timely manner, inform stockholders of such change and the effect of such change on the deadlines given above by including a notice in our annual report on Form 10-K, our quarterly reports on Form 10-Q, a current report on Form 8-K or by any other means reasonably calculated to inform the stockholders.

        Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By Order of the Board of Directors
IRA H. RAPHAELSON Vice President, General Counsel and Secretary

Dated: April     , 2011

Appendix A

SCIENTIFIC GAMES CORPORATION

2003 Incentive Compensation Plan
As Amended and Restated

        1.     Purpose. The purpose of this 2003 Incentive Compensation Plan, as amended and restated (the "Plan"), is to assist Scientific Games Corporation, a Delaware corporation (the "Company"), and its subsidiaries in attracting, retaining, motivating and rewarding executives, directors, employees, and other persons who provide services to the Company and/or its subsidiaries, to provide for equitable and competitive compensation opportunities, to encourage long-term service, to recognize individual contributions and reward achievement of Company goals, and promote the creation of long-term value for stockholders by closely aligning the interests of participants with those of stockholders. The Plan authorizes stock-based and cash-based performance incentives for participants, to encourage such persons to expend their maximum efforts in the creation of stockholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Section 162(m) of the Internal Revenue Code to the extent deemed appropriate by the Committee which administers the Plan.

        2.     Definitions. For purposes of the Plan, the following terms shall be defined as set forth below, in addition to such terms defined in Section 1 hereof:

        (a)   "Annual Incentive Award" means a type of Performance Award granted to a Participant under Section 7(c) representing a conditional right to receive cash, Stock or other Awards or payments, as determined by the Committee, based on performance in a performance period of one fiscal year or a portion thereof.

        (b)   "Annual Limit" means a Participant's annual limit on each type of Award authorized under the Plan, as specified in Section 5(b).

        (c)   "Award" means any award of an Option, SAR (including Limited SAR), Restricted Stock, Deferred Stock, Stock granted as a bonus or in lieu of another award, Dividend Equivalent, Other Stock-Based Award, or Performance Award (including an Annual Incentive Award) together with any other right or interest granted to a Participant under the Plan.

        (d)   "Beneficiary" means the person, persons, trust, or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant's death to the extent permitted under Section 10(b) hereof. If, upon a Participant's death, there is no designated Beneficiary or surviving designated Beneficiary, then the term Beneficiary means person, persons, trust, or trusts entitled by will or the laws of descent and distribution to receive such benefits.

        (e)   "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to such Rule.

        (f)    "Board" means the Company's Board of Directors.

        (g)   "Change in Control" means Change in Control as defined with related terms in Section 9 of the Plan.

        (h)   "Change in Control Price" means the amount calculated in accordance with Section 9(c) of the Plan.

        (i)    "Code" means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations, proposed regulations and other applicable guidance or pronouncement of the Department of the Treasury and Internal Revenue Service.

        (j)    "Committee" means the Compensation Committee of the Board of Directors, the composition and governance of which is established in the Committee's Charter as approved from time to time by the Board and other corporate governance documents of the Company. No action of the Committee shall be void or deemed to be without authority due to the failure of any member, at the time the action was taken, to meet any qualification standard set forth in the Committee Charter or this Plan.

        (k)   "Covered Employee" means a person designated by the Committee as likely to be a "covered employee," as defined under Code Section 162(m), with respect to a specified fiscal year or other performance period.

        (l)    "Deferred Stock" means a conditional right, granted to a Participant under Section 6(e) hereof, to receive Stock, at the end of a specified deferral period.

        (m)  "Dividend Equivalent" means a conditional right, granted to a Participant under Section 6(g), to receive cash, Stock, other Awards, or other property equal in value to dividends paid with respect to a specified number of shares of Stock.

        (n)   "Effective Date" means June 23, 2003.

        (o)   "Eligible Person" means each executive officer and other officer or full-time employee of the Company or of any subsidiary, including each such person who may also be a director of the Company, each non-employee director of the Company, each other person who provides substantial services to the Company and/or its subsidiaries and who is designated as eligible by the Committee, and any person who has been offered employment by the Company or a subsidiary or affiliate, provided that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with the Company or a subsidiary. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

        (p)   "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

        (q)   "Fair Market Value" means the fair market value of Stock, Awards, or other property as determined in good faith by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the average of the high and low sales prices of Stock on a given date or, if there are no sales on that date, on the latest previous date on which there were sales, reported for composite transactions in securities listed on the principal trading market on which Stock is then listed. Fair Market Value relating to the exercise price or grant price of any Non-409A Option or SAR shall conform to requirements under Code Section 409A.

        (r)   "409A Awards" means Awards that constitute a deferral of compensation under Code Section 409A and regulations thereunder. "Non-409A Awards" means Awards other than 409A Awards; an Award granted before January 1, 2005 which is eligible for "grandfathering" under Code Section 409A (generally such an Award must be vested before January 1, 2005 in order to be grandfathered) constitutes a Non-409A Award unless the Committee instead designates it as a 409A Award. Although the Committee retains authority under the Plan to grant Options, SARs and Restricted Stock on terms that will qualify those Awards as 409A Awards, Options, SARs, and Restricted Stock will be Non-409A Awards (with conforming terms, as provided in Section 10(h)) unless otherwise expressly specified by the Committee.

        (s)   "Incentive Stock Option" or "ISO" means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto that may be granted to Eligible Persons who are employees.

        (t)    "Initial Shares" has the meaning ascribed to such term in Section 4(a) of the Plan.

        (u)   "Limited SAR" means a conditional right granted to a Participant under Section 6(c) hereof.

        (v)   "Mafco" means each of MacAndrews & Forbes Holdings Inc., Ronald O. Perelman (or any of his Permitted Transferees) or any of their respective affiliates.

        (w)  "Option" means a conditional right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

        (x)   "Other Stock-Based Awards" means Awards granted to a Participant under Section 6(h) hereof.

        (y)   "Participant" means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

        (z)   "Performance Award" means a conditional right, granted to a Participant under Section 7, to receive cash, Stock or other Awards or payments, as determined by the Committee, based upon performance criteria specified by the Committee.

        (aa) "Permitted Transferees" means, with respect to any person that is a natural person (and any Permitted Transferee of such person), (a) such person's immediate family, including his or her spouse, ex-spouse, children, step-children and their respective lineal descendants and (b) any trust or other legal entity the beneficiary of which is such person's immediate family, including his or her spouse, ex-spouse, children, stepchildren or their respective lineal descendants and which is controlled by such person.

        (bb) "Preexisting Plan" mean the Company's 1997 Incentive Compensation Plan, as amended and restated.

        (cc) "Restricted Stock" means Stock granted to a Participant under Section 6(d) hereof, that is subject to certain restrictions and to a risk of forfeiture.

        (dd) "Rule 16b-3" means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

        (ee) "Stock" means the Company's Class A Common Stock, $.01 par value, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

        (ff)  "Stock Appreciation Rights" or "SAR" means a conditional right granted to a Participant under Section 6(c) hereof.

        3.     Administration.

        (a)   Authority of the Committee. Except as otherwise provided below, the Plan shall be administered by the Committee. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number, and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions, or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan. The foregoing notwithstanding, the Board shall perform the functions of the Committee for purposes of granting Awards under the Plan to non-employee directors, and may perform any function of the Committee under the Plan for any other purpose (subject to Nasdaq Listing Rule 5635(c)), including for the purpose of ensuring that transactions under the Plan by Participants who are then subject to Section 16 of the Exchange Act in respect of the Company are exempt under Rule 16b-3. In any case in which the Board is performing a function of the Committee under the Plan, each reference to the Committee herein shall be deemed to refer to the Board, except where the context otherwise requires. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof, or other persons claiming rights from or through a Participant, and stockholders.

        (b)   Manner of Exercise of Committee Authority. The Committee may act through subcommittees, including for purposes of perfecting exemptions under Rule 16b-3 or qualifying Awards under Code Section 162(m) as performance-based compensation, in which case the subcommittee shall be subject to and have authority under the charter applicable to the Committee, and the acts of the subcommittee shall be deemed to be acts of the Committee hereunder. The Committee may otherwise act with members of the Committee abstaining or recusing themselves to ensure compliance with regulatory requirements or to promote effective governance, as determined by the Committee. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. The Committee may delegate to officers or managers of the Company or any subsidiary or affiliate, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the fullest extent permitted under Section 157 and other applicable provisions of the Delaware General Corporation Law. The Committee may appoint agents to assist it in administering the Plan.

        (c)   Limitation of Liability. The Committee and each member thereof, and any person acting pursuant to authority delegated by the Committee, shall be entitled, in good faith, to rely or act upon any report or other information furnished by any executive officer, other officer or employee of the Company or a subsidiary or affiliate, the Company's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee, any person acting pursuant to authority delegated by the Committee, and any officer or employee of the Company or a subsidiary or affiliate acting at the direction or on behalf of the Committee or a delegee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

        4.     Shares Available Under the Plan.

        (a)   Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be 13,500,000 plus the number of shares that, under the Preexisting Plan, were available at the Effective Date or thereafter have or will become available. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

        (b)   Share Counting Rules. Subject to the provisions of this Section 4(b), the Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award. Any shares which are (i) underlying an Option or SAR which is cancelled or terminated without having been exercised, including due to expiration or forfeiture, (ii) subject to an Award (other than an Option or SAR) which is cancelled, terminated or forfeited, (iii) not delivered to a Participant because all or a portion of the Award is settled in cash, (iv) withheld upon exercise of an Option to satisfy the exercise price (including the Option shares equal to the number of shares separately surrendered to pay the exercise price), (v) subject to an SAR but in excess of the number of shares actually delivered to the Participant upon exercise of the SAR, or (vi) withheld in connection with an Award to satisfy tax withholding obligations, shall in each case again be available for Awards under the Plan. Shares repurchased on the open market with the proceeds from the exercise of an Option may not again be made available for Awards under the Plan. For purposes of determining the number of Shares that become available under the Preexisting Plan, the share counting rules of this Plan shall apply. The payment of cash dividends and Dividend Equivalents in conjunction with outstanding Awards shall not be counted against the shares available for Awards under the Plan. In addition, in the case of any Award granted in substitution for an award of a company or business acquired by the Company or a subsidiary or affiliate, shares issued or issuable in connection with such substitute Award shall not be counted against the number of shares reserved under the Plan, but shall be available under the Plan by virtue of the Company's assumption of the plan or arrangement of the acquired company or business. This Section 4(b) shall apply to the number of shares reserved and available for ISOs only to the extent consistent with applicable regulations relating to ISOs under the Code. This Section 4(b) will apply to Awards and awards outstanding, and transactions and events relating to Awards and awards, on and after June 7, 2011; with regard to transactions and events relating to Awards and awards before June 7, 2011, the share counting rules in the 2003 Plan as then in effect applied. Because shares will count against the number reserved in Section 4(a) upon delivery (or later vesting) and subject to the share counting rules under this Section 4(b), the Committee may determine that Awards may be outstanding that relate to more shares than the aggregate remaining available under the Plan, so long as Awards will not result in delivery and vesting of shares in excess of the number then available under the Plan.

        5.     Eligibility; Per-Person Award Limitations.

        (a)   Grants to Eligible Persons. Awards may be granted under the Plan only to Eligible Persons.

        (b)   Annual Per-Person Award Limitations. In each calendar year during any part of which the Plan is in effect, an Eligible Person may be granted Awards under each of Sections 6(b), 6(c), 6(d), 6(e), 6(f), 6(g), and 6(h) (including Performance Awards under Section 7 based on Awards authorized by each referenced subsection) relating to a number of shares of Stock up to his or her Annual Limit. A Participant's Annual Limit, in any year during any part of which the Participant is then eligible under the Plan, shall equal 1,500,000 shares plus the amount of the Participant's unused Annual Limit relating to the same type of Award as of the close of the previous year, subject to adjustment as provided in Section 10(c). In the case of a cash-denominated Award for which the limitation set forth in the preceding sentence would not operate as an effective limitation satisfying Treasury Regulation § 1.162-27(e)(4) (including a cash Performance Award under Section 7), an Eligible Person may not be granted Awards authorizing the earning during any calendar year of an amount that exceeds the Participant's Annual Limit, which for this purpose shall equal $3,000,000 plus the amount of the Participant's unused cash Annual Limit as of the close of the previous year (this limitation is separate and not affected by the number of Awards granted during such calendar year subject to the limitation in the preceding sentence). For this purpose, (i) "earning" means satisfying performance conditions so that an amount becomes payable, without regard to whether it is to be paid currently or on a deferred basis or continues to be subject to any service requirement or other non-performance condition, and (ii) a Participant's Annual Limit is used to the extent a cash amount or number of shares may be potentially earned or paid under an Award, regardless of whether such amount or shares are in fact earned or paid.

        6.     Specific Terms of Awards.

        (a)   General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Sections 10(e) and 10(h)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan, subject to Section 10(h) and the rules thereunder. The Committee shall require the payment of lawful consideration for an Award to the extent necessary to satisfy the requirements of the Delaware General Corporation Law, and may otherwise require payment of consideration for an Award except as limited by the Plan.

        (b)   Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

            (i)  Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market

  Value of a share of Stock on the date of grant of such Option except as provided under Section 8(a) hereof. In addition, in connection with a merger, consolidation or reorganization of the Company or any of its subsidiaries, the Committee may grant Options with an exercise price per share less than the market value of the Common Stock on the date of grant if such Options are granted in exchange for, or upon conversion of, options to purchase capital stock of any other entity which is a party to such merger, consolidation or reorganization, and such Option so granted does not enlarge the aggregate in-the-money value of the original award at the acquisition date.

           (ii)  Time and Method of Exercise. The Committee shall determine the term of the Option, subject to Section 8(b), and the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment (subject to Section 10(h) and (i)), including, without limitation, cash, Stock (including Stock deliverable upon exercise, if such withholding will not result in additional accounting expense to the Company), other Awards or awards granted under other plans of the Company or any subsidiary or affiliate, or other property (including through broker-assisted "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by or forms in which Stock will be delivered or deemed to be delivered in satisfaction of Options to Participants (including, to the extent permitted under Code Section 409A, deferred delivery of shares as mandated by the Committee, with such deferred shares subject to any vesting, forfeiture or other terms as the Committee may specify).

          (iii)  ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs (including any SAR in tandem therewith) shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any ISO under Code Section 422, unless the Participant has first consented to the change that will result in such disqualification. ISOs may be granted only to employees of the Company or any of its subsidiaries. To the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of the Stock with respect to which ISOs granted under this Plan and all other plans of the Company and any subsidiary are first exercisable by any employee during any calendar year shall exceed the maximum limit (currently, $100,000), if any, imposed from time to time under Code Section 422, such Options shall be treated as Options that are not ISOs.

        (c)   Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

            (i)  Right to Payment. A SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise (or, in the case of a "Limited SAR," the Fair Market Value determined by reference to the Change in Control Price, as defined under Section 9(c) hereof) over (B) the grant price of the SAR as determined by the Committee, which grant price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such SAR.

           (ii)  Other Terms. The Committee shall determine, at the date of grant or thereafter, the term of each SAR, subject to Section 8(b), the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem or in combination with any other Award, whether or not the SAR will be a 409A Award or Non-409A Award, and any other terms and conditions of any SAR. Limited SARs that may only be exercised in connection with a Change in Control, termination of service following a Change in Control, or other event as specified by the

  Committee may be granted on such terms, not inconsistent with this Section 6(c), as the Committee may determine. SARs and Limited SARs may be either freestanding or in tandem with other Awards. The Committee may require that an outstanding Option be exchanged for an SAR exercisable for Stock having vesting, expiration, and other terms substantially the same as the Option, so long as such exchange will not result in additional accounting expense to the Company.

        (d)   Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

            (i)  Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a stockholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined, or otherwise encumbered by the Participant.

           (ii)  Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

          (iii)  Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and/or that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

          (iv)  Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

        (e)   Deferred Stock. The Committee is authorized to grant Deferred Stock to Participants, which are rights to receive Stock at the end of a specified deferral period, subject to the following terms and conditions:

            (i)  Award and Restrictions. Settlement of an Award of Deferred Stock shall occur upon expiration of the deferral period specified for such Deferred Stock by the Committee (or, if permitted by the Committee, as elected by the Participant). In addition, Deferred Stock shall be subject to such restrictions (which may include a risk of forfeiture) as the Committee may impose, if any, which restrictions may lapse at the expiration of the deferral period or at earlier specified times (including based on achievement of performance goals and/or future service requirements), separately or in combination, in installments or otherwise, as the Committee may determine.

           (ii)  Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable deferral period or portion thereof to which forfeiture conditions apply (as provided in the Award agreement evidencing the Deferred Stock), all Deferred Stock that is at that time subject to deferral (other than a deferral at the election of the Participant) shall be forfeited; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Deferred Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Deferred Stock. Deferred Stock subject to a risk of forfeiture may be called "restricted stock units" or otherwise designated by the Committee.

          (iii)  Dividend Equivalents. Unless otherwise determined by the Committee at date of grant, Dividend Equivalents on the specified number of shares of Stock covered by an Award of Deferred Stock shall be either (A) paid with respect to such Deferred Stock at the dividend payment date in cash or in shares of unrestricted Stock having a Fair Market Value equal to the amount of such dividends, or (B) deferred with respect to such Deferred Stock and the amount or value thereof automatically deemed reinvested in additional Deferred Stock, other Awards or other investment vehicles, as the Committee shall determine or permit the Participant to elect.

        (f)    Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations of the Company or a subsidiary or affiliate to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, subject to such terms as shall be determined by the Committee.

        (g)   Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to a Participant, entitling the Participant to receive cash, Stock, other Awards, or other property equivalent to all or a portion of the dividends paid with respect to a specified number of shares of Stock. Dividend Equivalents may be awarded on a free-standing basis or in connection with another Award. The Committee may provide that Dividend Equivalents shall be paid or distributed when accrued or shall be deemed to have been reinvested in additional Stock, Awards, or other investment vehicles, and subject to restrictions on transferability, risks of forfeiture and such other terms as the Committee may specify. The foregoing notwithstanding, (i) dividends and dividend equivalents will not be credited or payable with respect to an Option or SAR, except that this provision will not limit adjustments authorized under Section 10(c); and (ii) Dividend Equivalents relating to a Performance Awards at minimum shall be forfeitable to the extent the related Performance Award remains forfeitable upon failure to achieve the specified performance conditions.

        (h)   Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(h) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

        7.     Performance Awards, Including Annual Incentive Awards

        (a)   Performance Awards Generally. The Committee is authorized to grant Performance Awards on the terms and conditions specified in this Section 7. Performance Awards may be denominated as a cash amount, number of shares of Stock, or specified number of other Awards (or a combination) which may be earned upon achievement or satisfaction of performance conditions specified by the Committee. In addition, the Committee may specify that any other Award shall constitute a Performance Award by conditioning the right of a Participant to exercise the Award or have it settled, or the timing thereof, upon achievement or satisfaction of such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except (i) as limited under Sections 7(b) and 7(c) in the case of a Performance Award intended to qualify as "performance-based compensation" under Code Section 162(m); and (ii), in the case of any Performance Award denominated in shares at the grant date (i.e., an Award classified as equity under Financial Accounting Standards Board (FASB) Accounting Standards Codification 718 ("FASB ASC Topic 718")), no discretion to reduce or increase the amounts payable (except as provided under Section 10(c)) shall be reserved unless such reservation of discretion is expressly stated by the Committee at the time it acts to authorize or approve the grant of such Performance Award.

        (b)   Performance Awards Granted to Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as a Covered Employee should qualify as "performance-based compensation" for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of a preestablished performance goal and other terms set forth in this Section 7(b).

            (i)  Performance Goals Generally. The performance goal for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 7(b). The performance goal shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Treasury Regulation § 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being "substantially uncertain." The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

           (ii)  Business Criteria. One or more of the following business criteria for the Company, on a consolidated basis, and/or for specified subsidiaries or affiliates or other business units or lines of business or specific products of the Company (on an audited or unaudited basis) shall be used by the Committee in establishing performance goals for such Performance Awards: (1) earnings per share (basic or fully diluted); (2) revenues; (3) earnings, before or after taxes, from operations (generally or specified operations), before or after interest expense, depreciation, amortization, incentives, or extraordinary or special items; (4) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (5) return on net assets, return on assets, return on investment, return on capital, return on equity; (6) economic value created; (7) operating margin or operating expense; (8) net income; (9) Stock price or total stockholder return; and (10) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, new products, ventures or facilities, cost targets, internal controls, compliance, customer satisfaction and services, human resources management, supervision of litigation and information technology, and goals relating to acquisitions or divestitures of subsidiaries, affiliates, joint ventures or facilities. The targeted level or levels of performance with respect to such business criteria may be established at such levels and in such terms as the Committee may determine, in its discretion, including in absolute terms, as a goal relative to performance in prior periods, or as a goal compared to the performance of one or more comparable companies or an index covering multiple companies.

          (iii)  Performance Period; Timing for Establishing Performance Goals; Per-Person Limit. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to one year or more than one year, as specified by the Committee. A performance goal shall be established not later than the earlier of (A) 90 days after the beginning of any performance period applicable to such Performance Award or (B) the time 25% of such performance period has elapsed. In all cases, the maximum Performance Award of any Participant shall be subject to the limitation set forth in Section 5(b).

          (iv)  Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of measuring performance of the Company or a business unit in connection with Performance Awards. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the business criteria set forth in Section 7(b)(ii) during the given performance period, as specified by the Committee in accordance with Section 7(b)(i). The Committee may specify the amount of the Performance Award pool as a percentage of any of such business criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such business criteria.

           (v)  Settlement of Performance Awards; Other Terms. Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, and subject to Section 7(a) hereof, increase or reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 7(b) to the extent that such discretion would increase the amount payable above that amount designated as potentially payable upon achievement of the performance goal intended to qualify the Award as "performance-based compensation" under Code Section 162(m). Any settlement which changes the form of payment from that originally specified shall be implemented in a manner such that the Performance Award and other related Awards do not, solely for that reason, fail to qualify as "performance-based compensation" for purposes of Code Section 162(m). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant or other event (including a Change in Control) prior to the end of a performance period or settlement of such Performance Awards; any resulting payments need not qualify as performance-based compensation under Section 162(m) if the authorization of such non-qualifying payments would not otherwise disqualify the Performance Award apart from the termination or change in control.

        (c)   Annual Incentive Awards Granted to Designated Covered Employees. The Committee may grant a Performance Award in the form of an Annual Incentive Award to an Eligible Person who is designated by the Committee as likely to be a Covered Employee. Such Annual Incentive Award will be intended to qualify as "performance-based compensation" for purposes of Code Section 162(m), and therefore its grant, exercise and/or settlement shall be contingent upon achievement of preestablished performance goals and shall comply with the other requirements set forth in Section 7(b).

        (d)   Written Determinations. Determinations by the Committee as to the establishment of performance goals, the amount potentially payable in respect of Performance Awards, the level of actual achievement of the specified performance goals relating to Performance Awards and the amount of any final Performance Award shall be recorded in writing in the case of Performance Awards intended to qualify under Section 162(m). Specifically, the Committee shall certify in writing, in a manner conforming to applicable regulations under Section 162(m), prior to settlement of each such Award granted to a Covered Employee, that the performance objective relating to the Performance Award and other material terms of the Award upon which settlement of the Award was conditioned have been satisfied.

        8.     Certain Provisions Applicable to Awards.

        (a)   Stand-Alone, Additional, Tandem, and Substitute Awards. Subject to the restrictions on "repricing" set forth in Section 10(e), Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary or affiliate, or any business entity to be acquired by the Company or a subsidiary or affiliate, or any other right of a Participant to receive payment from the Company or any subsidiary or affiliate; provided, however, that a 409A Award may not be granted in tandem with a Non-409A Award. Awards granted in addition to or in tandem with other Awards or awards may be granted either as of the same time as or a different time from the grant of such other Awards or awards.

        (b)   Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option or SAR exceed a period of ten years (or, in the case of an ISO, such shorter term as may be required under Code Section 422).

        (c)   Form and Timing of Payment under Awards; Deferrals. Subject to the terms of the Plan (including Sections 10(h) and (i)) and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in cash, Stock, other Awards, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The settlement of any Award may be accelerated in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control, subject to Sections 10(h) and (i)). Installment or deferred payments may be required by the Committee (subject to Sections 10(e) and 10(h) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Stock. Any payment deferred pursuant to this Section 8(c) shall represent only an unfunded, unsecured promise by the Company to pay the amount credited thereto to the Participant in the future. In the case of any 409A Award that is vested and no longer subject to a risk of forfeiture (within the meaning of Code Section 83) and deferred at the election of the Participant, such Award will be distributed to the Participant, upon application of the Participant, if the Participant has had an unforeseeable emergency within the meaning of Code Sections 409A(a)(2)(A)(vi) and 409A(a)(2)(B)(ii), in accordance with Section 409A(a)(2)(B)(ii).

        (d)   Additional Award Forfeiture Provisions. The Committee may condition a Participant's right to receive a grant of an Award, to exercise the Award, to retain Stock acquired in connection with an Award, or to retain the profit or gain realized by a Participant in connection with an Award, including cash received upon sale of Stock acquired in connection with an Award, upon compliance by the Participant with specified conditions relating to non-competition, confidentiality of information relating to the Company, non-solicitation of customers, suppliers, and employees of the Company, cooperation in litigation, non-disparagement of the Company and its officers, directors and affiliates, and other restrictions upon or covenants of the Participant, including during specified periods following termination of employment or service to the Company.

        (e)   Exemptions from Section 16(b) Liability. With respect to a Participant who is then subject to the reporting requirements of Section 16(a) of the Exchange Act in respect of the Company, the Committee shall implement transactions under the Plan and administer the Plan in a manner that will ensure that each transaction with respect to such a Participant is exempt from liability under Rule 16b-3 or otherwise not subject to liability under Section 16(b), except that this provision shall not limit sales by such a Participant, and such a Participant may elect to engage in other non-exempt transactions under the Plan. The Committee may authorize the Company to repurchase any Award or shares of Stock deliverable or delivered in connection with any Award (subject to Section 10(i)) in order to avoid a Participant who is subject to Section 16 of the Exchange Act incurring liability under Section 16(b). Unless otherwise specified by the Participant, equity securities or derivative securities acquired under the Plan which are disposed of by a Participant shall be deemed to be disposed of in the order acquired by the Participant.

        (f)    Prohibition on Loans. No term of an Award shall provide for a personal loan to a Participant.

        9.     Change in Control.

        (a)   Effect of "Change in Control." In the event of a "Change in Control," the following provisions shall apply unless otherwise provided in the Award agreement:

            (i)  Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control;

           (ii)  If any optionee holds an Option immediately prior to a Change in Control that was not previously exercisable and vested in full throughout the 60-day period preceding the Change in Control, he shall be entitled to elect, during the 60-day period following the Change in Control, in lieu of acquiring the shares of Stock covered by the portion of the Option that was not vested and exercisable within such 60-day period, to receive, and the Company shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such portion of the Option;

          (iii)  The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

          (iv)  With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided by the Committee in the Award agreement relating to such Award.

        The foregoing notwithstanding, any benefit or right provided under this Section 9 in the case of any non-409A Award shall be limited to those benefits and rights permitted under Code Section 409A, and any benefit or right provided under this Section 9 that would result in a distribution of a 409A Award at a time or in a manner not permitted by Section 409A shall be limited to the extent necessary so that the distribution is permitted under Section 409A. For this purpose, the distribution of a 409A Award (i) triggered by a Change in Control will remain authorized if the Change in Control also constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v), and (ii) triggered by a termination of employment with or service to the Company or a subsidiary following a Change in Control by a specified employee, within the meaning of Code Section 409A(a)(2)(B)(i), will remain authorized to occur six months after such termination.

        (b)   Definition of "Change in Control." A "Change in Control" shall mean the occurrence of any of the following:

            (i)  when any "person" as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any subsidiary and any employee benefit plan sponsored or maintained by the Company or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange

  Act) of securities of the Company representing at least 40% (or such greater percentage as the Committee may specify in connection with the grant of any Award) of the combined voting power of the Company's then-outstanding securities; provided, however, that a Change in Control shall not be deemed to have occurred under this Section 9(b)(i) if Mafco, directly or indirectly, becomes the "beneficial owner" of securities of the Company representing 40% or more of the combined voting power of the Company's then-outstanding securities; or

           (ii)  the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary by merger or otherwise or for the purchase by an entity other than the Company or a subsidiary of substantially all of the assets of the Company;
  provided, however, that, for an Award granted before June 7, 2011, unless otherwise provided in an applicable Award agreement, the definition of Change in Control that will apply will be that definition in effect at the time of grant of such Award.

        (c)   Definition of "Change in Control Price." The "Change in Control Price" means (i), in the case of an Option or SAR (including any Limited SAR) granted in 2005 or thereafter, or granted before 2005 but not "grandfathered" under Code Section 409A, the Fair Market Value of a share on the date of exercise of such Option or SAR; and (ii), in the case of an Option or SAR "grandfathered" under Code Section 409A, an amount in cash equal to the higher of (A) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control, or (B) the highest Fair Market Value per share at any time during the 60-day period preceding the Change in Control.

        10.   General Provisions.

        (a)   Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee and subject to Section 10(h), postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

        (b)   Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs and SARs in tandem therewith) may be transferred for estate planning purposes to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

        (c)   Adjustments. In the event that any large and non-recurring dividend or other distribution (whether in the form of cash or property other than Stock), recapitalization, forward or reverse split, Stock dividend, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar corporate transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate or, in the case of any outstanding Award, necessary in order to prevent dilution or enlargement of the rights of the Participant, then the Committee shall, in such equitable manner as it may determine, adjust any or all of (A) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter, (B) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5(b), (C) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards and (D) the exercise price, grant price or purchase price relating to any Award or, if deemed appropriate, the Committee may make provision for a payment of cash or property to the holder of an outstanding Option (subject to Sections 10(h) and (i)). In furtherance of the foregoing, a Participant who has a legally binding right to compensation under an outstanding Award shall have a legal right to an adjustment to such Award if the Award constitutes a "share-based payment arrangement" and there occurs an "equity restructuring" as such terms are defined under FASB ASC Topic 718. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals and any hypothetical funding pool relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or affiliate or other business unit, or the financial statements of the Company or any subsidiary or affiliate, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee's assessment of the business strategy of the Company, any subsidiary or affiliate or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that the existence of such authority (A) would cause Options, SARs, or Performance Awards granted under Section 7 to Participants designated by the Committee as Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder, or (B) would cause the Committee to be deemed to have authority to change the targets, within the meaning of Treasury Regulation § 1.162-27(e)(4)(vi), under the performance goals relating to Options or SARs granted to Covered Employees and intended to qualify as "performance-based compensation" under Code Section 162(m) and regulations thereunder; and provided further, that adjustments to Non-409A Awards will be made only to the extent permitted under 409A.

        (d)   Taxes. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations, either on a mandatory or elective basis, in the discretion of the Committee, or in satisfaction of other tax obligations if such withholding will not result in additional accounting expense to the Company. Other provisions of the Plan notwithstanding, only the minimum amount of Stock deliverable in connection with an Award necessary to satisfy statutory withholding requirements will be withheld, unless withholding of any additional amount of Stock will not result in additional accounting expense to the Company.

        (e)   Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of stockholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company's stockholders not later than the annual meeting the record date for which is at or following the date of such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to stockholders for approval; provided that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. (For this purpose, actions that alter the timing of federal income taxation of a Participant will not be deemed material unless such action results in an income tax penalty on the Participant.) The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate any Award theretofore granted and any Award agreement relating thereto; provided that the Committee shall have no authority to waive or modify any Award term after the Award has been granted to the extent the waived or modified term would be mandatory under the Plan for any Award newly granted at the date of the waiver or modification; and provided further, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award. Without the prior approval of stockholders, the Committee will not amend or replace previously granted Options in a transaction that constitutes a "repricing." For this purpose, a "repricing" means: (1) amending the terms of an Option or SAR after it is granted to lower its exercise price, except pursuant to Section 10(c) hereof; (2) any other action that is treated as a repricing under generally accepted accounting principles; and (3) repurchasing for cash or canceling an Option or SAR at a time when its exercise or grant price is equal to or greater than the fair market value of the underlying Stock, in exchange for another Option, Restricted Stock, or other equity, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (3) of the preceding sentence will be considered a repricing regardless of whether the Option, Restricted Stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the Option holder.

        (f)    Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as (i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary, (ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person's or Participant's employment or service at any time, (iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or (iv) conferring on a Participant any of the rights of a stockholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

        (g)   Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided that the Committee may authorize the creation of trusts and deposit therein cash, Stock, other Awards or other property, or make other arrangements to meet the Company's obligations under the Plan. Such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan unless the Committee otherwise determines with the consent of each affected Participant. The trustee of such trusts may be authorized to dispose of trust assets and reinvest the proceeds in alternative investments, subject to such terms and conditions as the Committee may specify and in accordance with applicable law.

        (h)   Certain Limitations on Awards to Ensure Compliance with Section 409A. For purposes of this Plan, references to an Award term or event (including any authority or right of the Company or a Participant) being "permitted" under Section 409A mean, for a 409A Award, that the term or event will not cause the Participant to be liable for payment of interest or a tax penalty under Section 409A and, for a Non-409A Award, that the term or event will not cause the Award to be treated as subject to Section 409A. Other provisions of the Plan notwithstanding, the terms of any 409A Award and any Non-409A Award, including any authority of the Company and rights of the Participant with respect to the Award, shall be limited to those terms permitted under Section 409A, and any terms not permitted under Section 409A shall be automatically modified and limited to the extent necessary to conform with Section 409A. For this purpose, other provisions of the Plan notwithstanding, the Company shall have no authority to accelerate distributions relating to 409A Awards in excess of the authority permitted under Section 409A, any distribution subject to Section 409A(a)(2)(A)(i) (separation from service) to a "specified employee" as defined under Section 409A(a)(2)(B)(i), shall not occur earlier than the earliest time permitted under Section 409A(a)(2)(B)(i), and any authorization of payment of cash to settle a Non-409A Award shall apply only to the extent permitted under Section 409A for such Award. Non-409A Awards that are "grandfathered" under Section 409A and that, but for such grandfathered status, would be deemed 409A Awards shall be subject to the terms and conditions of the Plan as amended and restated as of May 5, 2005 other than Sections 6(b)(ii) and 6(c)(ii), provided that if any provision adopted by amendment to the Plan or an Award Agreement after October 3, 2004, would constitute a material modification of a grandfathered Non-409A Award, such provision will not be effective as to such Award unless so stated by the Committee in writing with specific reference to this provision of Section 10(h). To further ensure compliance with the requirements of Code Section 409A, Awards other than grandfathered Awards shall be subject to the Company's Section 409A Compliance Rules.

        (i)    Certain Limitations Relating to Accounting Treatment of Awards. At any time that the Company is accounting for Awards that constitute "share-based payment arrangements" under FASB ASC Topic 718, the Company intends that, with respect to such Awards, the compensation measurement date for accounting purposes shall occur at the inception of the arrangement, unless the Committee specifically determines otherwise. Therefore, other provisions of the Plan notwithstanding, in order to preserve this fundamental objective of the Plan, if any authority granted to the Committee hereunder or any provision of the Plan or an Award agreement would result, under FASB ASC Topic 718, in an Award inadvertently being classified as a "liability" or a measurement date other than the date of inception of the arrangement, if the Committee was not specifically aware of such accounting consequence at the time such Award was approved, such authority shall be limited and such provision shall be automatically modified and reformed to the extent necessary to preserve the accounting treatment of the award intended by the Committee, subject to Section 10(e) of the Plan. This provision shall cease to be effective if and at such time as the Company is no longer account for equity compensation under FASB ASC Topic 718.

        (j)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

        (k)   Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

        (l)    Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan made to or held by a Participant who is then resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that such Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant's residence or employment abroad shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. An Award may be modified under this Section 10(l) in a manner that is inconsistent with the express terms of the Plan, so long as such modifications will not contravene any applicable law or regulation or result in actual liability under Section 16(b) for the Participant whose Award is modified.

        (m)  Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, the contract and other laws of the State of New York without giving effect to principles of conflicts of laws, and applicable federal law.

        (n)   Preexisting Plan. Upon stockholder approval of the Plan as of the Effective Date, no further grants of Awards will be made under the Preexisting Plan.

        (o)   [Authorization of Option Exchange. At June 7, 2011, the Company's stockholders approved the authorization of a "value-for-value" exchange of certain outstanding Options for Deferred Stock. Such approval met the requirements of Section 10(e) of the Plan (relating to "repricing" transactions). Any Option exchange implemented under this authorization must be commenced prior to the Company's Annual Meeting of Stockholders in 2012, and must conform to the terms of the option exchange as described in the Company's Proxy Statement dated April             , 2011 (subject to any permitted modifications as described in such Proxy Statement). [For purposes of Sections 4(a) and (b), any shares deliverable or delivered in connection with Deferred Stock granted in exchange for Options in such option exchange shall not be counted against the limitation on shares available for delivery in connection with Full-Value Awards, but will be counted against the aggregate limit on shares available for delivery under the Plan.] [Note: This new Section 10(o) will be added by amendment to the Plan only if the stock option exchange program (Proposal 3) is approved by the Company's stockholders at the 2011 annual meeting and any adjournment thereof.]

        [(p)] Plan Effective Date and Termination. The Plan was adopted by the Board of Directors on April 24, 2003 and became effective upon its approval by the Company's stockholders on the Effective Date. The Plan was amended and restated upon its approval by the Company's stockholders on each of June 14, 2005, June 10, 2008, June 17, 2009 and June 7, 2011. Unless earlier terminated by action of the Board of Directors, the Plan will remain in effect until such time as no Stock remains available for delivery under the Plan and the Company has no further rights or obligations under the Plan with respect to outstanding Awards under the Plan; provided, however, that no new Awards may be granted more then ten years after the date of the latest approval of the Plan by stockholders of the Company.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date SCIENTIFIC GAMES CORPORATION M34823-P11337 SCIENTIFIC GAMES CORPORATION 750 LEXINGTON AVE NEW YORK, NY 10022 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For All Withhold All For All Except 0 0 0 1. Election of Directors Nominees: VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Scientific Games Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends you vote FOR the following: 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 0 1 Year 2 Years 3 Years Abstain For Against Abstain 01) A. Lorne Weil 02) David L. Kennedy 03) Michael R. Chambrello 04) Peter A. Cohen 05) Gerald J. Ford 06) J. Robert Kerrey 07) Ronald O. Perelman 08) Michael J. Regan 09) Barry F. Schwartz 10) Frances F. Townsend 11) Eric M. Turner The Board of Directors recommends you vote FOR the following proposals: 2. To ratify the appointment of Deloitte & Touche LLP as independent auditor for the fiscal year ending December 31, 2011. 3. To approve an offer to exchange on a value-for-value basis certain stock options held by the Company's employees and directors for a lesser number of restricted stock units (and requisite amendments to the Company's 2003 Incentive Compensation Plan). 4. To approve an amendment and restatement of the Company's 2003 Incentive Compensation Plan. 5. To approve, on an advisory basis, the compensation of the Company's named executive officers. The Board of Directors recommends you vote 3 YEARS on the following proposal: 6. To approve, on an advisory basis, the frequency of future advisory votes on the compensation of the Company's named executive officers. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. PRELIMINARY

SCIENTIFIC GAMES CORPORATION 750 Lexington Avenue, New York, New York 10022 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS - JUNE 7, 2011 The undersigned hereby appoints Jeffrey S. Lipkin and Ira H. Raphaelson, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to act for the undersigned and to vote the full number of shares of the Class A Common Stock of Scientific Games Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Scientific Games Corporation to be held at its executive offices, 750 Lexington Avenue, 19th Floor, New York, New York at 10:30 a.m. on Tuesday, June 7, 2011, and at any adjournments or postponements thereof, in accordance with the instructions set forth on this proxy card, and in their discretion, with respect to all other matters that may properly come before the meeting. Any proxy heretofore given by the undersigned with respect to such shares is hereby revoked. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. (Continued and to be signed on reverse side) M34824-P11337